SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                    Date of Report (Date of earliest event
                          Reported) October 15, 1999

         Bear Stearns Asset Backed Securities, Inc., (as depositor under the Trust Agreement, dated as of September 23, 1999, relating to the GMACM Loan Trust 1999 - HLTV1, Loan-Backed Term Notes, Series 1999-HLTV1).

                  BEAR STEARNS ASSET BACKED SECURITIES, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                       333-83541-01             13-3836437
-------------------------------    ---------------------   --------------------
(State or Other Jurisdiction of      (Commission File       (I.R.S. Employer
    Incorporation)                    Number)              Identification No.)


  245 Park Avenue
 New York, New York                                              10167
-----------------------                                    -------------------
(Address of Principal                                            (Zip Code)
  Executive Offices)

Registrant's telephone number, including area code (212) 272-4095

------------------------------------------------------------------------------

Item 5.  Other Events.

         On September 23, 1999, GMACM Loan Trust 1999-HLTV1 (the "Trust"), a Delaware business trust, for which Bear Stearns Asset Backed Securities, Inc. (the "Company") acted as depositor, issued $175,000,000 Loan-Backed Term Notes, Series 1999-HLTV1 (the "Notes").

         In connection with the offering of the Notes, the Company entered into an Agreement dated as of September 23, 1999 (the "Trust Agreement"), between the Company, as depositor and Wilmington Trust Company, as owner trustee. The Trust entered into an Indenture dated as of September 1, 1999 (the "Indenture") between the Trust, as issuer, and Norwest Bank Minnesota, National Association, as indenture trustee.

         In connection with the offering of the Notes, the Company is filing herewith as Exhibits, the Trust Agreement, the Indenture and additional material contracts in connection with such offering.

Item 7.  Financial Statements, Pro Forma Financial

                  Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibit:

 4.1     Indenture dated as of September 1, 1999.

10.1     Trust Agreement dated as of September 1, 1999.

10.2     Home Equity Loan Purchase Agreement made as of September 1, 1999.

10.3     Servicing Agreement dated as of September 1, 1999.

10.4     Financial Guaranty Insurance Policy dated September 23, 1999.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                    By: /s/ John Lieberman
                                        Name:  John Lieberman
                                        Authorized Signatory

Dated:  October 15, 1999

Exhibit Index

Exhibit

  4.1    Indenture dated as of September 1, 1999.

10.1     Trust Agreement dated as of September 1, 1999.

10.2     Home Equity Loan Purchase Agreement made as of September 1, 1999.

10.3     Servicing Agreement dated as of September 1, 1999.

10.4     Financial Guaranty Insurance Policy dated September 23, 1999.

                                                                   Exhibit 4.1

                                                                  EXECUTION COPY

                          GMACM LOAN TRUST 1999-HLTV1,

                                    Issuer,

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                               Indenture Trustee


                            ------------------------

                                   INDENTURE

                            ------------------------

                         Dated as of September 1, 1999


                             LOAN-BACKED TERM NOTES

                               Table of Contents
                                                                            Page

                                   ARTICLE I
                                  Definitions

Section 1.01. Definitions......................................................2
Section 1.02. Incorporation by Reference of Trust Indenture Act................2
Section 1.03. Rules of Construction............................................2

                                   ARTICLE II
                           Original Issuance of Notes

Section 2.01. Form.............................................................4
Section 2.02. Execution, Authentication and Delivery...........................4

                                  ARTICLE III
                                   Covenants

Section 3.01. Collection of Payments with Respect to the Home
              Equity Loans.....................................................5
Section 3.02. Maintenance of Office or Agency..................................5
Section 3.03. Money for Payments to Be Held in Trust; Paying Agent.............5
Section 3.04. Existence........................................................6
Section 3.05. Priority of Distributions; Defaulted Interest....................7
Section 3.06. Protection of Trust Estate.......................................9
Section 3.07. Opinions as to Trust Estate......................................9
Section 3.08. Performance of Obligations; Servicing Agreement.................10
Section 3.09. Negative Covenants..............................................10
Section 3.10. Annual Statement as to Compliance...............................11
Section 3.11. Recordation of Assignments......................................11
Section 3.12. Representations and Warranties Concerning
              the Home Equity Loans...........................................11
Section 3.13. Assignee of Record of the Home Equity Loans.....................11
Section 3.14. Servicer as Agent and Bailee of the Indenture Trustee...........12
Section 3.15. Investment Company Act..........................................12
Section 3.16. Issuer May Consolidate, etc.....................................12
Section 3.17. Successor or Transferee.........................................14
Section 3.18. No Other Business...............................................14
Section 3.19. No Borrowing....................................................14
Section 3.20. Guarantees, Loans, Advances and Other Liabilities...............14
Section 3.21. Capital Expenditures............................................14
Section 3.22. Owner Trustee Not Liable for Certificates or Related
              Documents.......................................................14
Section 3.23. Restricted Payments.............................................15
Section 3.24. Notice of Events of Default.....................................15
Section 3.25. Further Instruments and Acts....................................15
Section 3.26. Statements to Noteholders.......................................15
Section 3.27. Determination of Note Rate......................................15
Section 3.28. Payments under the Policy, the Yield Supplement Agreement and from the Reserve Account....................................15
Section 3.29. Replacement Enhancement.........................................16
Section 3.30. Payments under the Limited Reimbursement Agreement..............16

                                   ARTICLE IV
               The Notes; Satisfaction and Discharge of Indenture

Section 4.01. The Notes.......................................................17
Section 4.02. Registration of and Limitations on Transfer and Exchange
              of Notes; Appointment of Certificate Registrar..................17
Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes......................18
Section 4.04. Persons Deemed Owners...........................................19
Section 4.05. Cancellation....................................................19
Section 4.06. Book-Entry Notes................................................19
Section 4.07. Notices to Depository...........................................20
Section 4.08. Definitive Notes................................................20
Section 4.09. Tax Treatment...................................................21
Section 4.10. Satisfaction and Discharge of Indenture.........................21
Section 4.11. Application of Trust Money......................................22
Section 4.12. Subrogation and Cooperation.....................................22
Section 4.13. Repayment of Monies Held by Paying Agent........................23
Section 4.14. Temporary Notes.................................................23

                                   ARTICLE V
                              Default and Remedies

Section 5.01. Events of Default...............................................24
Section 5.02. Acceleration of Maturity; Rescission and Annulment..............24
Section 5.03. Collection of Indebtedness and Suits for Enforcement
              by Indenture Trustee............................................25
Section 5.04. Remedies; Priorities............................................27
Section 5.05. Optional Preservation of the Trust Estate.......................28
Section 5.06. Limitation of Suits.............................................28
Section 5.07. Unconditional Rights of Noteholders to Receive Principal
              and Interest....................................................29
Section 5.08. Restoration of Rights and Remedies..............................29
Section 5.09. Rights and Remedies Cumulative..................................29
Section 5.10. Delay or Omission Not a Waiver..................................30
Section 5.11. Control by Credit Enhancer or Noteholders.......................30
Section 5.12. Waiver of Past Defaults.........................................30
Section 5.13. Undertaking for Costs...........................................31
Section 5.14. Waiver of Stay or Extension Laws................................31
Section 5.15. Sale of Trust Estate............................................31
Section 5.16. Action on Notes.................................................33
Section 5.17. Performance and Enforcement of Certain Obligations..............33

                                   ARTICLE VI
                             The Indenture Trustee

Section 6.01.Duties of Indenture Trustee......................................35
Section 6.02.Rights of Indenture Trustee......................................36
Section 6.03.Individual Rights of Indenture Trustee...........................36
Section 6.04.Indenture Trustee's Disclaimer...................................37
Section 6.05.Notice of Event of Default.......................................37
Section 6.06.Reports by Indenture Trustee to Noteholders......................37
Section 6.07.Compensation and Indemnity.......................................37
Section 6.08.Replacement of Indenture Trustee.................................38
Section 6.09.Successor Indenture Trustee by Merger............................39
Section 6.10.Appointment of Co-Indenture Trustee or Separate
             Indenture Trustee................................................39
Section 6.11.Eligibility; Disqualification....................................40
Section 6.12.Preferential Collection of Claims Against Issuer.................40
Section 6.13.Representations and Warranties...................................40
Section 6.14.Directions to Indenture Trustee..................................41
Section 6.15.Indenture Trustee May Own Securities.............................41

                                  ARTICLE VII
                         Noteholders' Lists and Reports

Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses
              of Noteholders..................................................42
Section 7.02. Preservation of Information; Communications to
              Noteholders.....................................................42
Section 7.03. Reports by Issuer...............................................42
Section 7.04. Reports by Indenture Trustee....................................43

                                  ARTICLE VIII
                      Accounts, Disbursements and Releases

Section 8.01. Collection of Money.............................................44
Section 8.02. Trust Accounts..................................................44
Section 8.03. Officer's Certificate...........................................44
Section 8.04. Termination Upon Distribution to Noteholders....................45
Section 8.05. Release of Trust Estate.........................................45
Section 8.06. Surrender of Notes Upon Final Payment...........................45

                          ARTICLE IX
                   Supplemental Indentures

Section 9.01. Supplemental Indentures Without Consent of Noteholders..........46
Section 9.02. Supplemental Indentures With Consent of Noteholders.............47
Section 9.03. Execution of Supplemental Indentures............................48
Section 9.04. Effect of Supplemental Indenture................................48
Section 9.05. Conformity with Trust Indenture Act.............................49
Section 9.06. Reference in Notes to Supplemental Indentures...................49

                          ARTICLE X
                        Miscellaneous

Section 10.01. Compliance Certificates and Opinions, etc......................50
Section 10.02. Form of Documents Delivered to Indenture Trustee...............51
Section 10.03. Acts of Noteholders............................................52
Section 10.04. Notices, etc., to Indenture Trustee, Issuer, Credit
               Enhancer and Rating Agencies...................................53
Section 10.05. Notices to Noteholders; Waiver.................................53
Section 10.06. Alternate Payment and Notice Provisions........................54
Section 10.07. Conflict with Trust Indenture Act..............................54
Section 10.08. Effect of Headings.............................................54
Section 10.09. Successors and Assigns.........................................54
Section 10.10. Severability...................................................54
Section 10.11. Benefits of Indenture..........................................54
Section 10.12. Legal Holidays.................................................55
Section 10.13. GOVERNING LAW..................................................55
Section 10.14. Counterparts...................................................55
Section 10.15. Recording of Indenture.........................................55
Section 10.16. Issuer Obligation..............................................55
Section 10.17. No Petition....................................................55
Section 10.18. Inspection.....................................................56

Signatures and Seals..........................................................81
Acknowledgments ..............................................................82

                                    EXHIBITS

Exhibit A   -     Form of Notes
Appendix A  -     Definitions

     This Indenture, dated as of September 1, 1999, is between GMACM Loan Trust 1999-HLTV1, a Delaware business trust, as issuer (the "Issuer"), and Norwest Bank Minnesota, National Association, a national banking association, as indenture trustee (the "Indenture Trustee").

                                  WITNESSETH:

     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Noteholders of the Issuer's Series 1999-HLTV1, Home Loan-Backed Term Notes (the "Notes").

                                GRANTING CLAUSE:

     The Issuer hereby Grants to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders and the Credit Enhancer, all of the Issuer's right, title and interest in and to whether now existing or hereafter created (a) the Initial Home Equity Loans and any Subsequent Home Equity Loans;
(b) all funds on deposit from time to time in the Note Payment Account and in all proceeds thereof; (c) all funds on deposit from time to time in the Reserve Account; (d) all funds on deposit from time to time in the Capitalized Interest Account (other than any income thereon) and the Pre-Funding Account;(e) the Policy; (f) the Yield Supplement Agreement and (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The foregoing Grant shall inure to the benefit of the Credit Enhancer in respect of draws made on the Policy and amounts owing from time to time pursuant to the Insurance Agreement (regardless of whether such amounts relate to the Notes or the Certificates), and such Grant shall continue in full force and effect for the benefit of the Credit Enhancer until all such amounts owing to it have been repaid in full.

     The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

                                   ARTICLE I

                                  Definitions

     Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

         (c) "or" includes "and/or";

         (d) "including" means "including without limitation";

         (e) words in the singular include the plural and words in the plural include the singular;

         (f) the term "proceeds" has the meaning ascribed thereto in the UCC;
and

         (g) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           Original Issuance of Notes

     Section 2.01. Form. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall upon Issuer Request authenticate and deliver Notes for original issue in an aggregate initial principal amount of $125,000,000 with respect to the Class A-1 Notes, and $50,000,000 with respect to the Class A-2 Notes.

     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes, and the Notes shall be issuable in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                  ARTICLE III

                                   Covenants

     Section 3.01. Collection of Payments with Respect to the Home Equity Loans. The Indenture Trustee shall establish and maintain with itself the Note Payment Account in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Servicer, each remittance received by the Indenture Trustee with respect to the Home Equity Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 as provided in Section 3.05 herein from monies on deposit in the Note Payment Account.

     Section 3.02. Maintenance of Office or Agency. The Issuer will maintain in the City of Minneapolis, Minnesota, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03. Money for Payments to Be Held in Trust; Paying Agent. As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Note Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

     The Issuer hereby appoints the Indenture Trustee to act as initial Paying Agent hereunder. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

         (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (b) give the Indenture Trustee and the Credit Enhancer written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

         (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

         (d) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes, if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

         (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

         (f) deliver to the Indenture Trustee a copy of the statement to Noteholders prepared with respect to each Payment Date by the Servicer pursuant to Section 4.01 of the Servicing Agreement.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders the Notes of which have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

     Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Home Equity Loans and each other instrument or agreement included in the Trust Estate.

     Section 3.05. Priority of Distributions; Defaulted Interest.

         (a) On each Payment Date from amounts on deposit in the Note Payment Account, including any Policy Draw Amount deposited therein pursuant to Section 3.28(a), any Yield Supplement Amount deposited therein pursuant to Section 3.28(c), any withdrawal from the Reserve Account deposited therein pursuant to
Section 3.28(d), and any payment under the Limited Reimbursement Agreement deposited therein pursuant to Section 3.30, the Paying Agent shall pay to the Noteholders, the Certificate Paying Agent, on behalf of the Certificateholders, and to other Persons the amounts to which they are entitled, as set forth in the statements delivered to the Indenture Trustee pursuant to Section 4.01 of the Servicing Agreement, as set forth below in the following order of priority:

              (i) to the Noteholders, interest for the related Interest Accrual Period at the Note Rate on the Note Balance immediately prior to such Payment Date;

              (ii) to the Noteholders, as principal on the Notes, the Principal Collection Distribution Amount for such Payment Date;

              (iii) to the Noteholders, as principal on the Notes, the Liquidation Loss Distribution Amount for such Payment Date;

              (iv) to the Credit Enhancer, the Premium Amount for the Policy, with interest thereon as provided in the Insurance Agreement, and to the designee or designees of the Credit Enhancer pursuant to Section 3.30, the amount of any payments for the Limited Reimbursement Agreement, on a pro rata basis;

              (v) to the Credit Enhancer, to reimburse it for prior draws made on the Policy, with interest thereon as provided in the Insurance Agreement, provided, that no such reimbursement shall be made in respect of amounts that were paid to the Indenture Trustee under the Limited Reimbursement Agreement, or for which the Credit Enhancer is entitled to reimbursement under the Limited Reimbursement Agreement;

              (vi) to the Noteholders, as principal on the Notes, the Overcollateralization Increase Amount for such Payment Date;

              (vii) to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

              (viii) to the Reserve Account, but only from funds deposited into the Note Payment Account from payments under the Yield Supplement Agreement, up to the amount necessary to increase the funds on deposit in the Reserve Account to the level agreed upon by the Credit Enhancer and the Seller;

              (ix) to the Indenture Trustee, any amounts owing to the Indenture Trustee pursuant to Section 6.07 to the extent remaining unpaid;

              (x) any remaining amount, to the Certificate Distribution Account, for distribution to the Certificateholders by the Certificate Paying Agent;

provided, that in the event that on a Payment Date a Credit Enhancer Default shall have occurred and be continuing, then the priorities of distributions described above will be adjusted such that payments of any amounts to be paid to the Credit Enhancer will not be paid until the full amount of interest and principal in accordance with clauses (i) through (iii) above that are due and required to be paid by the Credit Enhancer on the Notes on such Payment Date have been paid and provided, further, that on the Final Maturity Date, the amount to be paid pursuant to clause (ii) above shall be equal to the Note Balance immediately prior to such Payment Date. For purposes of the foregoing, required payments of principal on the Notes on each Payment Date will include the portion allocable to the Notes of all Liquidation Loss Amounts for such Payment Date and for all previous Collection Periods until paid or covered in full, to the extent not otherwise covered by a Liquidation Loss Distribution Amount or a draw on the Policy (up to the outstanding Note Balance).

     On each Payment Date, the Paying Agent shall apply, from amounts on deposit in the Note Payment Account, the amounts and in the order of priority set forth above and the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this
Section 3.05 for the purpose of distributing such funds to the Certificateholders.

     Amounts paid to Noteholders shall be paid in respect of the Notes in accordance with the applicable percentage as set forth in paragraph (b) below. Interest on the Class A-1 Notes will be computed on the basis of the actual number of days in each Interest Accrual Period and a 360-day year. Interest on the Class A-2 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or if no such instructions have been delivered to the Indenture Trustee, by check or money order to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

         (b) Any payments to the Notes pursuant to clauses 3.05(a)(ii), (iii) and (vi) above shall be made to the Class A-1 Notes and Class A-2 Notes, pro rata, based on the Notes Balances thereof, until the Note Balances have been reduced to zero.

         (c) The principal of each Note shall be due and payable in full on the Final Maturity Date as provided in the related form of Note set forth in Exhibit A. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the related Percentage Interests represented thereby. Upon written notice to the Indenture Trustee by the Issuer(or by the Servicer on behalf of the Issuer, pursuant to Section 8.08(c) of the Servicing Agreement), the Indenture Trustee shall notify the Person in the name of which a Note is registered at the close of business on the Record Date preceding the Final Maturity Date or other final Payment Date, as applicable. Such notice shall be mailed no later than five Business Days prior to the Final Maturity Date or such other final Payment Date and shall specify:

              (i) that the Record Date otherwise applicable to such Payment Date is not applicable;

              (ii) that payment of the principal amount and any interest due with respect to such Note at the Final Maturity Date or such other final Payment Date will be payable only upon presentation and surrender of such Note, and shall specify the place where such Note may be presented and surrendered for such final payment; and

              (iii) the amount of any such final payment, if known.

         (d) On each Payment Date, the Overcollateralization Amount available to cover any Liquidation Loss Amounts on such Payment Date shall be deemed to be reduced by an amount equal to such Liquidation Loss Amounts (except to the extent that such Liquidation Loss Amounts were covered on such Payment Date by a Liquidation Loss Distribution Amount).

     Section 3.06. Protection of Trust Estate.

         (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

              (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

              (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

              (iii) cause the Trust to enforce any of the Home Equity Loans; or

              (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

         (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

     Section 3.07. Opinions as to Trust Estate.

         (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest in the Home Equity Loans and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective. (b) On or before December 31st in each calendar year, beginning in 2000, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Home Equity Loans and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Home Equity Loans until December 31 in the following calendar year.

Section 3.08.     Performance of Obligations; Servicing Agreement.

         (a) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

         (c) The Issuer shall not take any action or permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Home Equity Loans or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Home Equity Loans or any such instrument, except such actions as the Servicer is expressly permitted to take pursuant to the Servicing Agreement.

         (d) The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

     Section 3.09. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

         (a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee pursuant to the terms of Article VIII;

         (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

         (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

         (d) waive or fail to assert rights under the Home Equity Loans, impair or cause to be impaired the Home Equity Loans or the Issuer's interest in the Home Equity Loans, the Purchase Agreement or in any other Basic Document, if any such action would materially and adversely affect the interests of the Noteholders or the Credit Enhancer.

     Section 3.10. Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending on December 31, 2000), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

         (a) a review of the activities of the Issuer during such year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer's supervision; and

         (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.11. Recordation of Assignments. The Issuer shall enforce the obligation of the Seller under the Purchase Agreement to submit or cause to be submitted for recordation all Assignments of Mortgages within 60 days of receipt of recording information by the Servicer.

     Section 3.12. Representations and Warranties Concerning the Home Equity Loans. The Indenture Trustee, as pledgee of the Home Equity Loans, shall have the benefit of the representations and warranties made by the Seller in Section 3.1(a) and Section 3.1(b) of the Purchase Agreement concerning the Home Equity Loans and the right to enforce the remedies against the Seller provided in such
Section 3.1(a) or Section 3.1(b) to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

     Section 3.13. Assignee of Record of the Home Equity Loans. As pledgee of the Home Equity Loans, the Indenture Trustee shall hold record title to the Home Equity Loans by being named as payee in the endorsements of the Mortgage Notes and assignee in the Assignments of Mortgage to be recorded under Section 2.1 of the Purchase Agreement. Except as expressly provided in the Purchase Agreement or in the Servicing Agreement with respect to any specific Mortgage Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such record title to any of the Home Equity Loans until such time as the remaining Trust Estate may be released pursuant to Section 8.05(b). The Indenture Trustee's holding of such record title shall in all respects be subject to its fiduciary obligations to the Noteholders hereunder.

     Section 3.14. Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Indenture Trustee hereby acknowledges that the Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Custodial Account pursuant to Section 3.02 of the Servicing Agreement that are allocable to the Home Equity Loans, as well as the agent and bailee of the Indenture Trustee in holding any Related Documents released to the Servicer pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer's acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Indenture Trustee, as a pledgee of the Home Equity Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the UCC of the state in which such property is held by the Servicer.

     Section 3.15. Investment Company Act. The Issuer shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section
3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

     Section 3.16. Issuer May Consolidate, etc.

         (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

              (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

              (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

              (iii) the Credit Enhancer shall have consented thereto and each Rating Agency shall have notified the Issuer that such transaction will not cause a Rating Event, without taking into account the Policy;

              (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Credit Enhancer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

              (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

              (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

              (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

              (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

              (iii) the Credit Enhancer shall have consented thereto, and each Rating Agency shall have notified the Issuer that such transaction will not cause a Rating Event, if determined without regard to the Policy;

              (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

              (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

              (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 3.17. Successor or Transferee.

         (a) Upon any consolidation or merger of the Issuer in accordance with
Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

     Section 3.18. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Home Equity Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

     Section 3.19. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

     Section 3.20. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.21. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.22. Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein shall be taken as the statements of the Issuer, and the Owner Trustee and the Indenture Trustee assume no responsibility for the correctness of the recitals contained herein. The Owner Trustee and the Indenture Trustee make no representations as to the validity or sufficiency of this Indenture or any other Basic Document, of the Certificates (other than the signatures of the Owner Trustee and the Indenture Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee and the Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under this Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

     Section 3.23. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and (y) payments to the Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the other Basic Documents.

     Section 3.24. Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Credit Enhancer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

     Section 3.25. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 3.26. Statements to Noteholders. On each Payment Date, each of the Indenture Trustee and the Certificate Registrar shall forward by mail to the Credit Enhancer, the Depositor, the Owner Trustee and each Rating Agency, and shall make available to each Noteholder and each Certificateholder, respectively, the Servicer's Certificate provided to the Indenture Trustee by the Servicer relating to such Payment Date delivered pursuant to Section 4.01 of the Servicing Agreement.

     The Indenture Trustee will make the reports to Securityholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Securityholders and the Credit Enhancer, and other parties to this Indenture via the Indenture Trustee's internet website and its fax-on-demand service. The Indenture Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The Indenture Trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website or the fax-on-demand service can be obtained by calling the Indenture Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way the reports to Securityholders are distributed in order to make such distribution more convenient and/or more accessible and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     Section 3.27. Determination of Note Rate. On the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Accrual Period and (ii) the first day of each succeeding Interest Accrual Period, the Indenture Trustee shall determine LIBOR and the Note Rate for such Interest Accrual Period and shall inform the Issuer, the Servicer and the Depositor by means of the Indenture Trustee's online service.

     Section 3.28. Payments under the Policy, the Yield Supplement Agreement and from the Reserve Account.

         (a) On any Payment Date, the Indenture Trustee shall make a draw on the Policy in an amount, if any, equal to the Policy Draw Amount, as specified by the Servicer in writing to the Indenture Trustee; provided, however, that if the Indenture Trustee receives the amount of such draw from the ISDA Counterparty pursuant to the Limited Reimbursement Agreement, the Indenture Trustee shall not make a draw on the Policy. For purposes of the foregoing, the amount on deposit in the Note Payment Account and available to be distributed as interest on any Payment Date shall include all amounts on deposit in such account with respect to such Payment Date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount (if any) to be distributed on such Payment Date. Upon receipt of such Policy Draw Amount, the Indenture Trustee shall deposit or cause to be deposited such amount into the Note Payment Account on such Payment Date. In addition, on the Final Maturity Date, the Indenture Trustee shall make a draw on the Policy in the amount by which the aggregate Note Balance exceeds the payments otherwise available to be made to the Holders thereof on the Final Maturity Date. Notwithstanding the foregoing, if and to the extent a court of competent jurisdiction orders the repayment by the Indenture Trustee to the ISDA Counterparty on the Limited Reimbursement Agreement of the amount paid by such counterparty to the Indenture Trustee, the Indenture Trustee shall make a draw on the Policy pursuant to the terms hereof as if such counterparty had not made any payment to the Indenture Trustee.

         (b) The Indenture Trustee shall submit, if a Policy Draw Amount is specified in any statement to Securityholders prepared pursuant to Section 4.01 of the Servicing Agreement, the Notice of Nonpayment and Demand for Payment of Insured Amounts (in the form attached as Exhibit A to the Policy) to the Credit Enhancer no later than 12:00 noon, New York City time, on the second Business Day prior to the applicable Payment Date.

         (c) Any payment of a Yield Supplement Amount received by the Indenture Trustee from the Yield Supplement Counterparty in accordance with the terms of the Yield Supplement Agreement shall be deposited into the Note Payment Account and applied in accordance with the priorities set forth in Section 3.05(a).

         (d) With respect to any Payment Date, to the extent that any Liquidation Loss Amounts or interest shortfalls for such Payment Date would otherwise be paid as a Liquidation Loss Distribution Amount or interest distribution, respectively, on such Payment Date, the Indenture Trustee shall withdraw funds on deposit in the Reserve Account up to the amount of such Liquidation Loss Amounts or interest shortfalls, and deposit such funds into the Note Payment Account to be applied as a payment to Noteholders in respect of such losses or shortfalls. To the extent that any Liquidation Loss Amounts or interest shortfalls are paid by means of a withdrawal of funds from the Reserve Account, the Liquidation Loss Distribution Amount and interest distribution for such Payment Date shall be reduced accordingly. If the amount on deposit in the Reserve Fund exceeds the amount required to be on deposit therein by the Credit Enhancer, then the Indenture Trustee shall withdraw the amount of such excess for deposit in the Certificate Distribution Account for distribution to Certificateholders.

     Section 3.29. Replacement Enhancement. The Issuer (or the Servicer on its behalf) may, at its expense, in accordance with and upon satisfaction of the conditions set forth herein, but shall not be required to, obtain a surety bond, letter of credit, guaranty or reserve account as a Permitted Investment for amounts on deposit in the Capitalized Interest Account, or may arrange for any other form of additional credit enhancement; provided, that after prior notice thereto, no Rating Agency shall have informed the Issuer that a Rating Event would occur as a result thereof (without taking the Policy into account); and provided further, that issuer of any such instrument or facility and the timing and mechanism for drawing on such additional enhancement shall be acceptable to the Indenture Trustee and the Credit Enhancer. It shall be a condition to procurement of any such additional credit enhancement that there be delivered to the Indenture Trustee and the Credit Enhancer (a) an Opinion of Counsel, acceptable in form to the Indenture Trustee and the Credit Enhancer, from counsel to the provider of such additional credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee or the Credit Enhancer may require and (b) an Opinion of Counsel to the effect that the procurement of such additional enhancement would not (i) adversely affect in any material respect the tax status of the Notes or the Certificates or (ii) cause the Issuer to be taxable as an association (or a publicly traded partnership) for federal income tax purposes or to be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

     Section 3.30. Payments under the Limited Reimbursement Agreement. The Indenture Trustee shall deposit any amounts received pursuant to the Limited Reimbursement Agreement into the Note Payment Account. Any such amounts shall be distributed on the immediately following Payment Date pursuant to Section 3.05(a). The Indenture Trustee shall make the payments to the designee or designees of the Credit Enhancer under Section 3.05(a)(iv) pursuant to written instructions from the Credit Enhancer to the Indenture Trustee.

                                  ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture

     Section 4.01. The Notes. The Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial Note Balances of $25,000 and integral multiples of $1,000 in excess thereof.

     The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Noteholders hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Noteholder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

     In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

     The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

     Section 4.02. Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar. The Issuer shall cause to be kept at the Indenture Trustee's Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The Issuer hereby appoints the Indenture Trustee as the initial Note Registrar.

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute, and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Balances evidencing the same aggregate Percentage Interests.

     Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor, in each case in authorized initial Note Balances evidencing the same aggregate Percentage Interests, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Noteholder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in The City of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

    No service charge shall be imposed for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

     The Issuer hereby appoints the Indenture Trustee as Certificate
Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

     Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen
Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     Section 4.05. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 4.06. Book-Entry Notes. Each Class of Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Notes shall initially beregistered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner shall receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

         (a) the provisions of this Section 4.06 shall be in full force and effect;

         (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners;

         (c) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section
4.06 shall control;

         (d) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

         (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Note Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     Section 4.07. Notices to Depository. Whenever a notice or other communication to the Noteholders of the Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

     Section 4.08. Definitive Notes. If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee elects to terminate the book-entry system through the Depository, (iii) the Indenture Trustee receives actual knowledge of a proposed transfer of a Note to an "accredited investor" in accordance with Section 4.02 hereof, or (iv) after the occurrence of an Event of Default, Beneficial Owners of Notes representing beneficial interests aggregating at least a majority of the aggregate Note Balance of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository (or Percentage Interest of the Book-Entry Notes being transferred pursuant to clause (iii) above), accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Noteholders of the Definitive Notes as Noteholders.

     Section 4.09. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

     Section 4.10. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

              (A) either

              (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

              (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                   a.  have become due and payable,

                   b. will become due and payable at the Final Maturity Date within one year, or

                   c. have been declared immediately due and payable pursuant to
     Section 5.02.

     and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes and Certificates then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Maturity Date;

              (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer; and

              (C) the Issuer has delivered to the Indenture Trustee and the Credit Enhancer an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

     Section 4.11. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the Securityholders of Securities, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

     Section 4.12. Subrogation and Cooperation.

         (a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Credit Enhancer makes payments under the Policy on account of principal of or interest on the Home Equity Loans, the Credit Enhancer will be fully subrogated to the rights the Noteholders to receive such principal of and interest on the Home Equity Loans, and (ii) the Credit Enhancer shall be paid such principal and interest only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

     The Indenture Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including upon the occurrence and continuance of a default under the Insurance Agreement, a request (which request shall be in writing) to take any one or more of the following actions:

              (i) institute Proceedings for the collection of all amounts then payable on the Notes or under this Indenture in respect to the Notes and all amounts payable under the Insurance Agreement and to enforce any judgment obtained and collect from the Issuer monies adjudged due;

              (ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section
5.15 hereof) called and conducted in any manner permitted by law;

              (iii) file or record all assignments that have not previously been recorded;

              (iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

              (v) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.

     Following the payment in full of the Notes, the Credit Enhancer shall continue to have all rights and privileges provided to it under this Section and in all other provisions of this Indenture, until all amounts owing to the Credit Enhancer have been paid in full.

     Section 4.13. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent (other than the Indenture Trustee) under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05; and thereupon, such Paying Agent shall be released from all further liability with respect to such monies.

     Section 4.14. Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                                   ARTICLE V

                              Default and Remedies

     Section 5.01. Events of Default. The Issuer shall deliver to the Indenture Trustee and the Credit Enhancer, within five days after learning of the occurrence any event that with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default" written notice in the form of an Officer's Certificate of its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default shall occur and be continuing, then and in every such case the Indenture Trustee, the Credit Enhancer or the Noteholders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, with the written consent of the Credit Enhancer, may declare the Notes to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders); and upon any such declaration, the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Credit Enhancer or the Noteholders of Notes representing a majority of the aggregate Note Balance of the Notes, with the written consent of the Credit Enhancer, by written notice to the Issuer and the Indenture Trustee, may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if:

         (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

              (i) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred;

              (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

              (iii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

         (a) The Issuer covenants that if default in the payment of (i) any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the entire amount then due and payable on the Notes for principal and interest, with interest on the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor on the Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default shall occur and be continuing, the Indenture Trustee, subject to the provisions of Section 10.17 hereof, may, as more particularly provided in Section 5.04, in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) If there shall be pending, relative to the Issuer or any other obligor on the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or if there shall be any other comparable judicial Proceedings relative to the Issuer or other any other obligor on the Notes, or relative to the creditors or property of the Issuer or such other obligor, then the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise, and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

              (i) to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

              (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

              (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

              (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

         (g) In any Proceedings to which the Indenture Trustee shall be a party (including any Proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04. Remedies; Priorities.

         (a) If an Event of Default shall have occurred and be continuing, then the Indenture Trustee, subject to the provisions of Section 10.17 hereof, with the written consent of the Credit Enhancer may, or, at the written direction of the Credit Enhancer, shall, do one or more of the following, in each case subject to Section 5.05:

              (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor on the Notes monies adjudged due;

              (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

              (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

              (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Credit Enhancer, which consent will not be unreasonably withheld, and the Noteholders of 100% of the aggregate Note Balance of the Notes, (B) the proceeds of such sale or liquidation distributable to Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and to reimburse the Credit Enhancer for any amounts drawn under the Policy and any other amounts due the Credit Enhancer under the Insurance Agreement or (C) the Indenture Trustee determines that the Home Equity Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Credit Enhancer, which consent will not be unreasonably withheld, and the Noteholders of 66 2/3% of the aggregate Note Balance of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, provided that a Servicing Default shall not have occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Home Equity Loans by the Servicer as provided in the Servicing Agreement.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out such money or property in the following order:

         FIRST: to the Indenture Trustee for amounts due under Section 6.07;

         SECOND: to the Noteholders for amounts due and unpaid on the related Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest from amounts available in the Trust Estate for such Noteholders;

         THIRD: to the Noteholders for amounts due and unpaid on the related Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, from amounts available in the Trust Estate for such Noteholders, until the respective Note Balances of such Notes have been reduced to zero;

         FOURTH: to the payment of all amounts due and owing the Credit Enhancer under the Insurance Agreement;

         FIFTH: to the Certificate Paying Agent for amounts due under Article VIII of the Trust Agreement; and

         SIXTH: to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto.

     The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

     Section 5.05. Optional Preservation of the Trust Estate. If the Notes have been declared due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not (but shall at the written direction of the Credit Enhancer), elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer including payment to the Credit Enhancer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     Section 5.06. Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

         (a) such Noteholder shall have previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (b) the Noteholders of not less than 25% of the aggregate Note Balance of the Notes shall have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

         (c) such Noteholder or Noteholders shall have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred by it in complying with such request;

         (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such Proceedings; and

         (e) no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period by the Noteholders of a majority of the aggregate Note Balance of the Notes or by the Credit Enhancer.

     It is understood and intended that no Noteholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the aggregate Note Balance of the Notes, then the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Noteholder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

     Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Credit Enhancer or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Credit Enhancer or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.11. Control by Credit Enhancer or Noteholders. The Credit Enhancer (so long as no Credit Enhancer Default exists) or the Noteholders of a majority of the aggregate Note Balance of Notes with the consent of the Credit Enhancer, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee, provided that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture;

         (b) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Credit Enhancer (so long as no Credit Enhancer Default exists) or by the Noteholders of Notes representing not less than 100% of the aggregate Note Balance of the Notes with the consent of the Credit Enhancer;

         (c) if the conditions set forth in Section 5.05 shall have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Noteholders of Notes representing less than 100% of the aggregate Note Balance of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

         (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines (in its sole discretion) might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Credit Enhancer (so long as no Credit Enhancer Default exists) or the Noteholders of not less than a majority of the aggregate Note Balance of the Notes, with the consent of the Credit Enhancer, may waive any past Event of Default and its consequences, except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Noteholder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance of the related Note shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any Proceeding instituted by the Indenture Trustee, (b) any Proceeding instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate Note Balance of the Notes or (c) any Proceeding instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15. Sale of Trust Estate.

         (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

              (i) the Noteholders of all Notes and the Credit Enhancer direct the Indenture Trustee to make, such Sale,

              (ii) the proceeds of such Sale would be not less than the entire amount that would be payable to the Noteholders under the Notes, the Certificateholders under the Certificates and the Credit Enhancer in respect of amounts drawn under the Policy and any other amounts due the Credit Enhancer under the Insurance Agreement, in full payment thereof in accordance with
Section 5.02, on the Payment Date next succeeding the date of such Sale, or

              (iii) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05), and the Credit Enhancer consents to such Sale (which consent shall not be unreasonably withheld), and the Noteholders of Notes representing at least 66 2/3% of the aggregate Note Balance of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

         (c) Unless the Noteholders and the Credit Enhancer shall have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (ii) of subsection (b) of this
Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, then the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

         (d) In connection with a Sale of all or any portion of the Trust
Estate:

              (i) any Noteholder may bid for and, with the consent of the Credit Enhancer, purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders thereof after being appropriately stamped to show such partial payment;

              (ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale. In lieu of paying cash therefor, the Indenture Trustee may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount that would be distributable to the Noteholders and the Certificateholders and amounts owing to the Credit Enhancer as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith that are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

              (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

              (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

              (v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     Section 5.16. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     Section 5.17. Performance and Enforcement of Certain Obligations.

         (a) Promptly following a written request from the Credit Enhancer or the Indenture Trustee (with the written consent of the Credit Enhancer) the Issuer, in its capacity as owner of the Home Equity Loans, shall, with the written consent of the Credit Enhancer, take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Home Equity Loans, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Purchase Agreement and the Servicing Agreement.

         (b) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, as pledgee of the Home Equity Loans, subject to the rights of the Credit Enhancer under the Servicing Agreement, may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Noteholders of 66 2/3% of the aggregate Note Balance of the Notes, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended. In connection therewith, as determined by the Indenture Trustee, the Issuer shall take all actions necessary to effect the transfer of the Home Equity Loans to the Indenture Trustee.

                                  ARTICLE VI

                             The Indenture Trustee

     Section 6.01. Duties of Indenture Trustee.

         (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

              (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

              (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates, reports and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (a) of this Section 6.01;

              (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 or any direction from the Credit Enhancer that the Credit Enhancer is entitled to give under any of the Basic Documents.

         (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

         (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         (h) With respect to each Payment Date, on the Business Day following the related Determination Date, the Indenture Trustee shall forward or cause to be forwarded by mail, or other mutually agreed upon method, to the Credit Enhancer and the Servicer, a statement setting forth, to the extent applicable, during the Pre-Funding Period, the Pre-Funded Amount as of such Payment Date and any transfers of funds in connection therewith.

     Section 6.02. Rights of Indenture Trustee.

         (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

     Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) accountable for the Issuer's use of the proceeds from the Notes or (iii) responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes, other than the Indenture Trustee's certificate of authentication thereon.

     Section 6.05. Notice of Event of Default. If an Event of Default shall occur and be continuing, and if such Event of Default is known to a Responsible Officer of the Indenture Trustee, then the Indenture Trustee shall give notice thereof to the Credit Enhancer. The Indenture Trustee shall mail to each Noteholder notice of such Event of Default within 90 days after it occurs. Except in the case of an Event of Default with respect to the payment of principal of or interest on any Note, the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Noteholders.

     Section 6.06. Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such Noteholder to prepare its federal and state income tax returns. In addition, upon Issuer Request, the Indenture Trustee shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

     Section 6.07. Compensation and Indemnity. The Indenture Trustee shall be compensated and indemnified by the Servicer in accordance with Section 6.06 of the Servicing Agreement. All amounts owing the Indenture Trustee hereunder in excess of such amount, including any unreimbursed Transition Costs of the Indenture Trustee, as well as any amount owed to the Indenture Trustee in accordance with Section 6.06 of the Servicing Agreement, to the extent the Servicer has failed to pay such amount, shall be paid solely as provided in
Section 3.05 hereof (subject to the priorities set forth therein). The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses and attorneys' fees incurred or made by it, including Transition Costs and costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this
Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in clause (iv) or (v) of the definition thereof with respect to the Issuer, such expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Credit Enhancer. The Credit Enhancer or the Noteholders of a majority of aggregate Note Balance of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Credit Enhancer (if given by such Noteholders) and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

         (a) the Indenture Trustee fails to comply with Section 6.11;

         (b) the Indenture Trustee is adjudged a bankrupt or insolvent;

         (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

         (d) the Indenture Trustee otherwise becomes incapable of fulfilling its duties under this Indenture.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee with the consent of the Credit Enhancer, which consent shall not be unreasonably withheld. In addition, the Indenture Trustee shall resign to avoid being directly or indirectly controlled by the Issuer.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, then the retiring Indenture Trustee, the Issuer or the Noteholders of a majority of aggregate Note Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, then the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies with written notice of any such transaction occurring after the Closing Date.

     If at the time of any such succession by merger, conversion or consolidation, any of the Notes shall have been authenticated but not delivered, then any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated. If at such time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases, such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

         (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at such time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

              (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

              (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A or better by Moody's. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

     Section 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee that has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 6.13. Representations and Warranties. The Indenture Trustee hereby represents and warrants that:

         (a) The Indenture Trustee is duly organized, validly existing and in good standing under the laws of the United States of America with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

         (b) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

         (c) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound.

         (d) To the Indenture Trustee's best knowledge, there are no Proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

         (e) The Indenture Trustee does not have notice of any adverse claim (as such terms are used in Section 8-302 of the UCC in effect in the State of Delaware) with respect to the Home Equity Loans.

     Section 6.14. Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

         (a) to accept the pledge of the Home Equity Loans and hold the assets of the Trust in trust for the Noteholders and the Credit Enhancer;

         (b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

         (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

     Section 6.15. Indenture Trustee May Own Securities. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture Trustee.

                                  ARTICLE VII

                         Noteholders' Lists and Reports

     Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee and the Credit Enhancer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that for so long as the Indenture Trustee is the Note Registrar, no such list need be furnished.

     Section 7.02. Preservation of Information; Communications to Noteholders.

         (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section
7.01 and the names and addresses of the Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03. Reports by Issuer.

         (a) The Issuer shall:

              (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

              (ii) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

              (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04. Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each January 1, beginning with January 1, 2001, the Indenture Trustee shall mail to each Noteholder as required by TIA Sectioin 313(c) and to the Credit Enhancer a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission, if required, and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE VIII

                      Accounts, Disbursements and Releases

     Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in
Article V.

     Section 8.02. Trust Accounts.

         (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholders, and the Credit Enhancer, the Note Payment Account as provided in Section 3.01 of this Indenture and the Reserve Account.

         (b) All monies deposited from time to time in the Note Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders, the Credit Enhancer and the Certificate Paying Agent, on behalf of the Certificateholders, and all investments made with such monies, including all income or other gain from such investments, are for the benefit of the Servicer as provided in Section 5.01(a) of the Servicing Agreement.

     On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Payment Account to the Noteholders in respect of the Notes and, in its capacity as Certificate Paying Agent, to the Certificateholders from the Certificate Distribution Account in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b)).

     All monies deposited from time to time in the Reserve Account pursuant to this Indenture are for the benefit of the Class A-1 Noteholders, the Credit Enhancer and the Certificate Paying Agent, on behalf of the Certificateholders, and all investments made with such monies, including all income or other gain from such investments, are for the benefit of the Servicer as provided in
Section 5.01(b) of the Servicing Agreement.

     The Indenture Trustee, at the direction of the Servicer, may invest any funds in the Note Payment Account and the Reserve Account in Permitted Investments selected by the Servicer maturing no later than the Business Day preceding the next succeeding Payment Date (except that (i) any investment in the institution with which the Note Payment Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Servicer shall advance funds on such Payment Date to the Note Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Notes) and shall not be sold or disposed of prior to the maturity.

     Section 8.03. Officer's Certificate. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

     Section 8.04. Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to the Noteholders, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to
Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

     Section 8.05. Release of Trust Estate.

         (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture, shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No Person relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid and (iii) all sums due the Credit Enhancer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

         (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of an Issuer Request accompanied by an Officers' Certificate and a letter from the Credit Enhancer stating that the Credit Enhancer has no objection to such request from the Issuer.

         (d) The Indenture Trustee shall, at the request of the Issuer or the Depositor, surrender the Policy to the Credit Enhancer for cancellation, upon final payment of principal of and interest on the Notes.

     Section 8.06. Surrender of Notes Upon Final Payment. By acceptance of any Note, the Noteholder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                  ARTICLE IX

                            Supplemental Indentures

     Section 9.01. Supplemental Indentures Without Consent of Noteholders.

         (a) Without the consent of the Noteholders of any Notes but with prior notice to the Rating Agencies and the Credit Enhancer, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

              (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

              (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

              (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders or the Credit Enhancer, or to surrender any right or power herein conferred upon the Issuer;

              (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

              (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

              (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Noteholders or the Credit Enhancer;

              (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

              (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel to the effect that the execution of such supplemental indenture will not give rise to any material adverse tax consequence to the Noteholders.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, without the consent of any Noteholder but with prior notice to the Rating Agencies and the Credit Enhancer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or the Credit Enhancer or (ii) cause the Issuer to be subject to an entity level tax.

     Section 9.02. Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, with prior notice to the Rating Agencies and with the consent of the Credit Enhancer and the Noteholders of not less than a majority of the Note Balances of each Class of Notes affected thereby, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Note affected thereby:

         (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the Note Rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

         (b) reduce the percentage of the related Note Balances of any Class of Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

         (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Noteholder";

         (d) reduce the percentage of the aggregate Note Balance of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

         (e) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Note affected thereby;

         (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

         (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Noteholder of any Note of the security provided by the lien of this Indenture; and provided further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Noteholders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Noteholders (as defined in Section 10.03) under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Noteholders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive and, subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as in effect at the time of such amendment or supplement so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee, shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                                 Miscellaneous

     Section 10.01. Compliance Certificates and Opinions, etc.

         (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Credit Enhancer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

              (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

              (v) if the signer of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

              (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate Note Balance of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the aggregate Note Balance of the Notes.

              (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

              (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate Note Balance of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the aggregate Note Balance of the Notes.

              (v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this
Section 10.01, (A) collect upon, sell or otherwise dispose of the Home Equity Loans as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Note Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing December 31, 2001, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months (or such longer period, in the case of the first such Officer's Certificate) were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

     Section 10.02. Form of Documents Delivered to Indenture Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 10.03. Acts of Noteholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 10.04. Notices, etc., to Indenture Trustee, Issuer, Credit Enhancer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

         (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention:
GMACM 1999-HLTV1, with a copy to the Indenture Trustee's Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer,

         (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: GMACM Loan Trust 1999-HLTV1, in care of the Owner Trustee, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

         (c) the Credit Enhancer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to:
Ambac Assurance Corporation, One State Street Plaza, 19th Floor, New York, New York 10004, Attention: Structured Finance - Mortgage Backed Securities, telecopier number (212) 363-1459. The Credit Enhancer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee, as the case may be.

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; or, as to each of the foregoing Persons, at such other address as shall be designated by written notice to the other foregoing Persons.

     Section 10.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 10.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

     Section 10.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 10.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 10.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 10.10. Severability. In case any provision in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     Section 10.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Credit Enhancer, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 10.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date. Section 10.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which counsel may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 10.16. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities), and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     Section 10.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

     Section 10.18. Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                                     * * *

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                 GMACM LOAN TRUST 1999-HLTV1,
                                   as Issuer

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity but solely as Owner Trustee


                                 By: ___________________________________________
                                     Name:
                                     Title:


                                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Indenture Trustee


                                By: ____________________________________________
                                    Name:
                                    Title:


NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION
hereby accepts the appointment
as Paying Agent pursuant to Section
3.03 hereof and as Note Registrar
pursuant to Section 4.02 hereof.


By: _____________________________________
    Name:
    Title:

STATE OF _________________   )
                             ) ss.:
COUNTY OF ________________   )

     On this 23rd day of September 1999, before me personally appeared ________, to me known, who being by me duly sworn, did depose and say, that [he][she] resides at ____________, that [he][she] is the ___________ of Wilmington Trust Company, the Owner Trustee, one of the corporations described in and which executed the above instrument; that [he][she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that [he][she] signed [his][her] name thereto by like order.


                                         _______________________________________
                                                      Notary Public

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

     On this 23rd day of September 1999, before me personally appeared _______, to me known, who being by me duly sworn, did depose and say, that [he][she] resides at _________; that [he][she] is the _________ of Norwest Bank Minnesota, National Association, as Indenture Trustee, one of the corporations described in and which executed the above instrument; that [he][she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that [he][she] signed [his][her] name thereto by like order.


                                         _______________________________________
                                                      Notary Public

NOTORIAL SEAL

                                                                       EXHIBIT A

                                 FORM OF NOTES

                               CLASS A-___ NOTES

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.


                          GMACM LOAN TRUST 1999-HLTV1
                           Home Loan-Backed Term Note


Registered                                  Principal Amount: $125,000,000 [A-1]
                                                              $ 50,000,000 [A-2]

Class A-____

No. ___                                     Note Rate: Floating [A-1]
                                                       Fixed [A-2]

CUSIP NO. 36185 LAA2 [A-1]                  Percentage Interest: 100%
          36185 LAB0 [A-2]

     GMACM Loan Trust 1999-HLTV1, a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of [one hundred and twenty-five million dollars ($125,000,000)] [fifty million dollars ($50,000,000)], payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Note Payment Account in respect of principal of the Class A-___ Notes pursuant to Section 3.05 of the indenture dated as of September 1, 1999 (the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date in November 2025, to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

     [Interest on the Class A-1 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Accrual Period. The Note Rate for each Interest Accrual Period will be a floating rate equal to the least of (i) LIBOR plus a margin of 0.39% per annum and (ii) 13.00% per annum; provided, however, that the margin on the Class A-1 Notes will increase to 0.78% commencing on the first Payment Date after the Step-Up Date. Except in the case of the first Interest Accrual Period, LIBOR for each Interest Accrual Period will be determined on the second LIBOR Business Day immediately preceding the first day of each Interest Accrual Period by the Indenture Trustee as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Note, by accepting this Note, agrees to be bound by such determination. Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from September 10, 1999) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Accrual Period and a 360-day year. Principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.]

     [Interest on the Class A-2 Notes will be paid monthly on each Payment Date at the Note Rate. The Note Rate for the Class A-2 Notes will be 7.73% per annum; provided, however, that the Note Rate on the Class A-2 Notes will increase to 8.23% per annum commencing on the first Payment Date after the Step-Up Date. Interest will be computed on the basis of a 30-day month and a 360-day year. Principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.]

     Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Home Loan-Backed Term Notes (herein called the "Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders of the Notes. The Notes are subject to all terms of the Indenture.

     The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     The Notes are subject to optional redemption in whole but not in part on and after any Payment Date following the Step-Up Date.

     This Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Ambac Assurance Corporation.

     Principal of and interest on this Note will be payable on each Payment Date, commencing on October 18, 1999, as described in the Indenture. "Payment Date" means the eighteenth day of each month, or, if any such date is not a Business Day, then the next succeeding Business Day.

     The entire unpaid principal amount of this Note shall be due and payable in full on the Payment Date in November 2025 pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee, the Credit Enhancer or the Noteholders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, with the consent of the Credit Enhancer, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders of Notes entitled thereto.

     Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer or check mailed to the Person whose name appears as the registered Holder of this Note (or one or more predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment; provided, however, that the Indenture Trustee shall not pay to such Noteholder any amount required to be withheld from a payment to such Noteholder by the Code. Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Noteholder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

     Each Noteholder or Beneficial Owner of a Note, by its acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Beneficial Owner of a Note, by its acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Servicer, GMAC Mortgage Group, Inc. or the Issuer, or join in any institution against the Depositor, the Seller, the Servicer, GMAC Mortgage Group, Inc. or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each Noteholder of a Note, by its acceptance of a Note (and each Beneficial Owner of a Note by its acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in the name of which this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Noteholders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Credit Enhancer and the Noteholders of Notes representing a majority of the aggregate Note Balance of the Notes then Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the Noteholders of Notes representing specified percentages of the Notes Balances of the Notes, on behalf of the Noteholders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one of more predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Noteholders of the Notes issued thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

     The term "Issuer" as used in this Note includes any successor or the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflicts of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company in its individual capacity, Norwest Bank Minnesota, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or the performance of, or the failure to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder of this Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

                                            GMACM LOAN TRUST 1999-HLTV1

                                            By: WILMINGTON TRUST COMPANY, not
                                                in its individual capacity but
                                                solely as Owner Trustee

Dated:  September 23, 1999

                                            By: _______________________________
                                                     Authorized Signatory


                         CERTIFICATE OF AUTHENTICATION


This is one of the Class A-___ Notes referred to in the within-mentioned Indenture.

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                              not in its individual capacity but
                                              solely as Indenture Trustee

Dated: September 23, 1999


                                            By: ________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee: ______
________________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto ___________________________________________________________________________
                              (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: __________________________       ______________________________________*/
                                        Signature Guaranteed:


                                        ______________________________________*/

_______________
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                  Exhibit 10.1


                                                                EXECUTION COPY

===============================================================================



                  BEAR STEARNS ASSET BACKED SECURITIES, INC.,

                                 as Depositor

                                      and

                           WILMINGTON TRUST COMPANY

                               as Owner Trustee

                   -----------------------------------------


                                TRUST AGREEMENT

                        Dated as of September 23, 1999

                  ------------------------------------------


                          GMACM Loan Trust 1999-HLTV1

                           Loan-Backed Certificates,

                               Series 1999-HLTV1

===============================================================================



                               TABLE OF CONTENTS

                                                                          PAGE

                                   ARTICLE I

                                  Definitions

Section 1.01.         Definitions.............................................1
Section 1.02.         Other Definitional Provisions...........................1

                                  ARTICLE II

                                 Organization

Section 2.01.         Name....................................................3
Section 2.02.         Office..................................................3
Section 2.03.         Purposes and Powers.....................................3
Section 2.04.         Appointment of Owner Trustee............................3
Section 2.05.         Initial Capital Contribution of Trust Estate............4
Section 2.06.         Declaration of Trust....................................4
Section 2.07.         Title to Trust Property.................................4
Section 2.08.         Situs of Trust..........................................4
Section 2.09.         Representations and Warranties of the Depositor.........4
Section 2.10.         Payment of Trust Fees...................................5

                                  ARTICLE III

               Conveyance of the Home Equity Loans; Certificates

Section 3.01.         Conveyance of the Home Equity Loans.....................6
Section 3.02.         Initial Ownership.......................................6
Section 3.03.         Issuance of Certificates................................6
Section 3.04.         Authentication of Certificates..........................7
Section 3.05.         Registration of and Limitations on Transfer
                         and Exchange of Certificates.........................7

Section 3.06.         Mutilated, Destroyed, Lost or Stolen Certificates......10
Section 3.07.         Persons Deemed Certificateholders......................10
Section 3.08.         Access to List of Certificateholders'
                      Names and Addresses....................................10
Section 3.09.         Maintenance of Office or Agency........................10
Section 3.10.         Certificate Paying Agent...............................11
Section 3.11.         Cooperation............................................12

                                  ARTICLE IV

                     Authority and Duties of Owner Trustee

Section 4.01.         General Authority......................................13
Section 4.02.         General Duties.........................................13
Section 4.03.         Action upon Instruction................................13
Section 4.04.         No Duties Except as Specified under Specified
                      Documents or in Instructions...........................14

Section 4.05.         Restrictions...........................................14
Section 4.06.         Prior Notice to Certificateholders and the
                      Credit Enhancer with Respect to Certain Matters........14

Section 4.07.         Action by Certificateholders with Respect
                      to Certain Matters.....................................15
Section 4.08.         Action by Certificateholders with Respect
                      to Bankruptcy..........................................15
Section 4.09.         Restrictions on Certificateholders' Power..............15
Section 4.10.         Majority Control.......................................15
Section 4.11.         Doing Business in Other Jurisdictions..................16

                                   ARTICLE V

                          Application of Trust Funds

Section 5.01.         Distributions..........................................17
Section 5.02.         Method of Payment......................................17
Section 5.03.         Signature on Returns...................................17
Section 5.04.         Statements to Certificateholders.......................17
Section 5.05.         Tax Reporting; Tax Elections...........................18

                                  ARTICLE VI

                         Concerning the Owner Trustee

Section 6.01.         Acceptance of Trusts and Duties........................19
Section 6.02.         Furnishing of Documents................................20
Section 6.03.         Representations and Warranties.........................20
Section 6.04.         Reliance; Advice of Counsel............................21
Section 6.05.         Not Acting in Individual Capacity......................21
Section 6.06.         Owner Trustee Not Liable for
                      Certificates or Related Documents......................21
Section 6.07.         Owner Trustee May Own Certificates and Notes...........22

                                  ARTICLE VII

                         Compensation of Owner Trustee

Section 7.01.         Owner Trustee's Fees and Expenses......................23
Section 7.02.         Indemnification........................................23

                                 ARTICLE VIII

                        Termination of Trust Agreement

Section 8.01.         Termination of Trust Agreement.........................25

                                  ARTICLE IX

            Successor Owner Trustees and Additional Owner Trustees

Section 9.01.         Eligibility Requirements for Owner Trustee.............27
Section 9.02.         Replacement of Owner Trustee...........................27
Section 9.03.         Successor Owner Trustee................................28
Section 9.04.         Merger or Consolidation of Owner Trustee...............28
Section 9.05.         Appointment of Co-Trustee or Separate Trustee..........28

                                   ARTICLE X

                                 Miscellaneous

Section 10.01.        Amendments.............................................30
Section 10.02.        No Legal Title to Trust Estate.........................31
Section 10.03.        Limitations on Rights of Others........................31
Section 10.04.        Notices................................................32
Section 10.05.        Severability...........................................32
Section 10.06.        Separate Counterparts..................................32
Section 10.07.        Successors and Assigns.................................32
Section 10.08.        No Petition............................................32
Section 10.09.        No Recourse............................................33
Section 10.10.        Headings...............................................33
Section 10.11.        GOVERNING LAW..........................................33
Section 10.12.        Integration............................................33
Section 10.13.        Rights of Credit Enhancer to Exercise
                      Rights of Certificateholders...........................33

Signatures...................................................................35

                                   EXHIBITS

Exhibit A - Form of Certificate.............................................A-1
Exhibit B - Certificate of Trust............................................B-1
Exhibit C - Form of 144A Investment Representation..........................C-1
Exhibit D - Form of Investor Representation Letter..........................D-1
Exhibit E - Form of Transferor Representation Letter........................E-1
Exhibit F - Form of Certificate of Non-Foreign Status.......................F-1
Exhibit G - Form of ERISA Representation Letter.............................G-1
Exhibit H - Form of Representation Letter...................................H-1



         This trust agreement, dated as of September 23, 1999 (as amended from time to time, the "Trust Agreement"), is between Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, as depositor (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

                                  WITNESSETH:

         WHEREAS, the Depositor and the Owner Trustee desire to form a Delaware business trust;

         NOW, THEREFORE, In consideration of the mutual agreements herein contained, the Depositor and the Owner Trustee agree as follows:

                                  ARTICLE I

                                  Definitions

         Section 1.01. Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of September 1, 1999 (the "Indenture"), between GMACM Loan Trust 1999-HLTV1, as Issuer, and Norwest Bank Minnesota, National Association, as Indenture Trustee.

         All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02. Other Definitional Provisions.

         (a) All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Section and Exhibit references contained in this Trust Agreement are references to Sections and Exhibits in or to this Trust Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; "or" shall include "and/or"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC.

         (d) The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 Organization

         Section 2.01. Name. The trust created hereby shall be known as "GMACM Loan Trust 1999-HLTV1," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

         Section 2.03. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

                  (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Trust Agreement and to sell the Notes and the Certificates;

                  (ii) to purchase the Home Equity Loans and to pay the organizational, start-up and transactional expenses of the Trust;

                  (iii) to assign, grant, transfer, pledge and convey the Home Equity Loans pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to Section 5.01 any portion of the Home Equity Loans released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                  (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                  (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including, without limitation, to accept additional contributions of equity that are not subject to the Lien of the Indenture; and

                  (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Securityholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the other Basic Documents while any Note is outstanding without the consent of the Certificateholders of Certificates evidencing a majority of the aggregate Certificate Balance and the Indenture Trustee.

         Section 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         Section 2.05. Initial Capital Contribution of Trust Estate. In consideration of the delivery by the Owner Trustee, on behalf of the Trust, of the Securities to the Depositor or its designee, upon the order of the Depositor, the Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Estate. The foregoing transfer, assignment, set over and conveyance does not, and is not intended to, result in a creation or an assumption by the Trust of any obligation of the Depositor or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto, except as specifically set forth herein.

         The Owner Trustee, on behalf of the Trust, acknowledges the conveyance to the Trust by the Depositor, as of the Closing Date, of the Trust Estate, including all right, title and interest of the Depositor in and to the Trust Estate. Concurrently with such conveyance and in exchange therefor, the Trust has pledged the Trust Estate to the Indenture Trustee and has executed the Certificates and the Notes and caused them to be duly authenticated and delivered.

         Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Trust Agreement constitute the governing instrument of such business trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

         Section 2.07. Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         Section 2.08. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware or taking actions outside the State of Delaware in order to comply with Section 2.03. Payments will be received by the Trust only in Delaware or Minnesota, and payments will be made by the Trust only from Delaware or Minnesota. The only office of the Trust will be at the Corporate Trust Office of the Owner Trustee in Delaware.

         Section 2.09. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

         (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is at present conducted.

         (b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Depositor and the ability of the Depositor to perform under this Trust Agreement.

         (c) The Depositor has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust as part of the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Trust Agreement have been duly authorized by the Depositor by all necessary corporate action.

         (d) The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

         Section 2.10. Payment of Trust Fees. The Owner Trustee shall pay the Trust's fees and expenses incurred with respect to the performance of the Trust's duties under the Indenture.

                                 ARTICLE III

               Conveyance of the Home Equity Loans; Certificates

         Section 3.01. Conveyance of the Home Equity Loans. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey and assign to the Trust, on behalf of the Securityholders and the Credit Enhancer, without recourse, all its right, title and interest in and to the Initial Home Equity Loans, including but not limited to any rights of the Depositor under the Purchase Agreement. The Depositor shall also provide the Indenture Trustee with the Policy.

         The parties hereto intend that, for non-tax purposes, the transaction set forth herein be a sale by the Depositor to the Trust of all of its right, title and interest in and to the Initial Home Equity Loans. In the event that, for non-tax purposes, the transaction set forth herein is not deemed to be a sale, the Depositor hereby grants to the Trust a security interest in all of its right, title and interest in, to and under the Initial Home Equity Loans, all distributions thereon and all proceeds thereof; and this Trust Agreement shall constitute a security agreement under applicable law.

         Section 3.02. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the conveyance of the Initial Home Equity Loans pursuant to Section 3.01 and the issuance of the Certificates, the Seller shall be the sole Certificateholder.

         Section 3.03. Issuance of Certificates. The Certificates shall be issued in minimum denominations of a Percentage Interest of 10.0000% and integral multiples of 0.0001% in excess thereof; provided, however, that Certificates may be issued in minimum denominations of less than 10.0000% in accordance with the provisions of Section 3.12.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.04. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person's acceptance of a Certificate duly registered in such Person's name, pursuant to Section 3.05.

         A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to and upon satisfaction of the conditions set forth in Section 3.05.

         Section 3.04. Authentication of Certificates. Concurrently with the acquisition of the Initial Home Equity Loans by the Trust, the Owner Trustee or the Certificate Paying Agent shall cause the Certificates in an initial Percentage Interest of 100.00% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president or any vice president, without further corporate action by the Seller, in authorized denominations. No Certificate shall entitle the Certificateholder thereof to any benefit under this Trust Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Owner Trustee or the Certificate Paying Agent, by manual signature, and such authentication shall constitute conclusive evidence that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 3.05. Registration of and Limitations on Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.09, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Indenture Trustee shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee shall appoint a successor Certificate Registrar.

         Subject to satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.09, the Owner Trustee shall execute, authenticate and deliver (or shall cause the Certificate Registrar as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.09.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Except as described below, each Certificateholder shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit F hereto.

         A Certificate may be transferred to a Certificateholder unable to establish its non-foreign status as described in the preceding paragraph only if such Certificateholder provides an Opinion of Counsel to the Depositor and the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor, satisfactory to the Depositor and the Credit Enhancer, that such transfer (1) will not affect the tax status of the Owner Trust and (2) will not adversely affect the interests of any Securityholder or the Credit Enhancer, including, without limitation, as a result of the imposition of any United States federal withholding taxes on the Trust (except to the extent that such withholding taxes would be payable solely from amounts otherwise distributable to the Certificate of the prospective transferee). If such transfer occurs and such foreign Certificateholder becomes subject to such United States federal withholding taxes, any such taxes will be withheld by the Indenture Trustee at the direction of the Tax Matters Partner. Each Certificateholder unable to establish its non-foreign status shall submit to the Certificate Paying Agent a copy of its Form W-8 and shall resubmit such Form W-8 every three years.

         No transfer, sale, pledge or other disposition of a Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such state laws. In the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute
(A) either (i) (a) an investment letter in substantially the form attached hereto as Exhibit C (or in such form and substance reasonably satisfactory to the Certificate Registrar and the Depositor) which investment letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer or the Depositor and which investment letter states that, among other things, such transferee (a) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (b) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act, provided by Rule 144A or
(ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and such state laws or is being made pursuant to the Securities Act and such state laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer or the Depositor and (b) the transferee executes a representation letter, substantially in the form of Exhibit D hereto, and the transferor executes a representation letter, substantially in the form of Exhibit E hereto, each acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer or the Depositor and (B) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit F) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor. If such Certificateholder is unable to provide a Certificate of Non-Foreign Status, such Certificateholder must provide an Opinion of Counsel as described in the preceding paragraph. The Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Certificate Registrar, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of Certificates or any interest therein shall be made to any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code (collectively, a "Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 ("Plan Assets") unless the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer are provided with an Opinion of Counsel that establishes to the satisfaction of the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer that the purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer. In lieu of such Opinion of Counsel, a Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with Plan Assets of a Plan may provide a certification in the form of Exhibit G to this Agreement, which the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (in which case, the Depositor or any such Affiliate shall be deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an Affiliate of the Depositor.

         In addition, no transfer of a Certificate shall be permitted, and no such transfer shall be registered by the Certificate Registrar or be effective hereunder, unless evidenced by an Opinion of Counsel that establishes that such transfer or the registration of such transfer would not cause the Trust to be classified as a publicly traded partnership, by having more than 100 Certificateholders at any time during the taxable year of the Trust, an association taxable as a corporation, a corporation or a taxable mortgage pool for federal and relevant state income tax purposes, which Opinion of Counsel shall not be an expense of the Certificate Registrar and shall be an expense of the proposed transferee. No Opinion of Counsel will be required if such transfer is made to a nominee of an existing beneficial holder of a Certificate.

         In addition, no transfer, sale, assignment, pledge or other disposition of a Certificate shall be made unless the proposed transferee executes a representation letter substantially in the form of Exhibit D hereto, or substantially in the form of Exhibit H hereto, that (1) the transferee is acquiring such Certificate for its own behalf and is not acting as agent or custodian for any other Person or entity in connection with such acquisition and (2) if the transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Certificates acquired are not more than 50% of the assets of the partnership, grantor trust or S corporation.

         Section 3.06. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them and the Issuer from harm, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee or the Certificate Paying Agent, as the Trust's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.06, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.07. Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

         Section 3.08. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor or the Owner Trustee, a list, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 3.09. Maintenance of Office or Agency. The Owner Trustee, on behalf of the Trust, shall maintain in The City of New York an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office of the Indenture Trustee (or such other office as the Indenture Trustee may specify to the Owner Trustee) as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 3.10. Certificate Paying Agent.

         (a) The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Certificates and Section 5.01 hereof from payments remitted to the Certificate Paying Agent by the Indenture Trustee pursuant to Section 3.05 of the Indenture. The Trust hereby appoints the Indenture Trustee as Certificate Paying Agent, and the Indenture Trustee hereby accepts such appointment and further agrees that it will be bound by the provisions of this Trust Agreement relating to the Certificate Paying Agent, and shall:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Owner Trustee notice of any default by the Trust of which it has actual knowledge in the making of any payment required to be made with respect to the Certificates;

                  (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee, forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

                  (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Certificates if at any time it ceases to meet the standards required to be met by the Certificate Paying Agent at the time of its appointment;

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

                  (vi) deliver to the Owner Trustee a copy of the report to Certificateholders prepared with respect to each Payment Date by the Servicer pursuant to Section 4.01 of the Servicing Agreement.

         (b) The Trust may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Indenture Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days' written notice to the Owner Trustee; provided the Indenture Trustee is also resigning as Paying Agent under the Indenture at such time. In the event that the Indenture Trustee shall no longer be the Certificate Paying Agent under this Trust Agreement and Paying Agent under the Indenture, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company) and which shall also be the successor Paying Agent under the Indenture. The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument to the effect set forth in this Section 3.10 as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.03, 6.04 and 7.01 shall apply to the Certificate Paying Agent to the extent applicable. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

         (c) The Certificate Paying Agent shall establish and maintain with itself the Certificate Distribution Account in which the Certificate Paying Agent shall deposit, on the same day as it is received from the Indenture Trustee, each remittance received by the Certificate Paying Agent with respect to payments made pursuant to the Indenture. The Certificate Paying Agent shall make all distributions on the Certificates as provided in Section 3.05 of the Indenture from moneys on deposit in the Certificate Distribution Account.

         Section 3.11. Cooperation. The Owner Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Trust Agreement or the Insurance Agreement, consistent with this Trust Agreement and without limiting the rights of the Certificateholders as otherwise expressly set forth in this Trust Agreement.


                                  ARTICLE IV

                     Authority and Duties of Owner Trustee

         Section 4.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described herein, in each case, in such form as the Owner Trustee shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is obligated to take all actions required of the Trust pursuant to the Basic Documents.

         Section 4.02. General Duties. The Owner Trustee shall be responsible to administer the Trust pursuant to the terms of this Trust Agreement and the other Basic Documents to which the Trust is a party and in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Trust Agreement.

         Section 4.03. Action upon Instruction.

         (a) Subject to this Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to this Article IV.

         (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any other Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders (with a copy to the Credit Enhancer) requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instructions received from Certificateholders of Certificates representing a majority of the aggregate Certificate Balance, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

         Section 4.04. No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Trust Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any filing with the Commission for the Trust or to record this Trust Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

         Section 4.05. Restrictions.

         (a) The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would cause the Trust to be treated as an association (or a publicly-traded partnership) taxable as a corporation or a taxable mortgage pool for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 4.05.

         (b) The Owner Trustee shall not convey or transfer any of the Trust's properties or assets, including those included in the Trust Estate, to any person unless (i) it shall have received an Opinion of Counsel to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Certificateholder and (ii) such conveyance or transfer shall not violate the provisions of Section 3.16(b) of the Indenture.

         Section 4.06. Prior Notice to Certificateholders and the Credit Enhancer with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless, at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Credit Enhancer in writing of the proposed action and the Credit Enhancer and the Certificateholders of Certificates representing a majority of the aggregate Certificate Balance shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

         (a) the initiation of any Proceeding by the Trust (except Proceedings brought in connection with the collection of cash distributions due and owing under the Home Equity Loans) and the compromise of any Proceeding brought by or against the Trust (except with respect to the aforementioned Proceedings for collection of cash distributions due and owing under the Home Equity Loans);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of any of the Basic Documents in circumstances where the consent of any Noteholder is required;

         (d) the amendment of any of the Basic Documents in circumstances where the consent of any Noteholder is not required and such amendment materially and adversely affects the interest of the Certificateholders or the Credit Enhancer;

         (e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Trust Agreement, as applicable.

         Section 4.07. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of Certificateholders of Certificates evidencing not less than a majority of the aggregate Certificate Balance, and with the consent of the Credit Enhancer, to (a) remove the Servicer under the Servicing Agreement pursuant to Section 7.01 thereof or (b) except as expressly provided in the Basic Documents, sell the Home Equity Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by Certificateholders evidencing not less than a majority of the aggregate Certificate Balance and with the consent of the Credit Enhancer.

         Section 4.08. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary Proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders, and with the consent of the Credit Enhancer, and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

         Section 4.09. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the other Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         Section 4.10. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Certificateholders of Certificates evidencing not less than a majority of the aggregate Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by the Certificateholders of Certificates evidencing not less than a majority of the aggregate Certificate Balance at the time of the delivery of such notice.

         Section 4.11. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with
Section 9.05 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Wilmington Trust Company, or (iii) subject Wilmington Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company or the Owner Trustee, as the case may be, contemplated hereby.


                                  ARTICLE V

                          Application of Trust Funds

         Section 5.01. Distributions.

         (a) On each Payment Date, the Certificate Paying Agent shall distribute to the Certificateholders all funds on deposit in the Certificate Distribution Account and available therefor as provided in Section 3.05 of the Indenture. All distributions made pursuant to this Section shall be distributed to the Certificateholders pro rata based on the Percentage Interests thereof.

         (b) In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section 5.01. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate Proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (b).

         (c) Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Noteholders.

         Section 5.02. Method of Payment. Subject to Section 8.01(c), distributions required to be made to Certificateholders on any Payment Date as provided in Section 5.01 shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of each Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check or money order mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

         Section 5.03. Signature on Returns. The Servicer, as the Tax Matters Partner, shall sign on behalf of the Trust the tax returns of the Trust.

         Section 5.04. Statements to Certificateholders. On each Payment Date, the Certificate Paying Agent shall make available or, upon request, send to each Certificateholder the statement or statements provided to the Owner Trustee and the Certificate Paying Agent by the Servicer pursuant to Section
4.01 of the Servicing Agreement with respect to such Payment Date.

         Section 5.05. Tax Reporting; Tax Elections. The Servicer hereby undertakes to (i) prepare and deliver to each member of the Trust, within ninety (90) days after the expiration of each Fiscal Year, all information returns required by the Code and information with respect to the Trust necessary for the preparation of the members' federal income tax returns (ii) prepare all income tax returns of the Trust in all jurisdictions where in its judgment such filings are required or where it is directed by the Trust to file such income tax returns and (iii) deliver such returns to the Owner Trustee not less than one week prior to their due date in order for such returns to be timely filed. Pursuant to Treasury Regulation ss. 301.7701-2(c)(2), the Servicer does not intend to file any income tax returns of the Trust as long as the Trust has a single owner of the Certificates.

         The Servicer shall (i) act on behalf of the Trust in relation to any tax matter or controversy involving the Trust and (ii) represent the Trust in any Proceeding relating to tax examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' and accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust and the Servicer shall be entitled to reimbursement therefor out of amounts attributable to the Home Equity Loans on deposit in the Custodial Account as provided by Section 3.03 of the Servicing Agreement unless such legal expenses and costs are incurred by reason of the Servicer's willful misfeasance, bad faith or gross negligence.


                                  ARTICLE VI

                         Concerning the Owner Trustee

         Section 6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Trust Agreement. The Owner Trustee and the Certificate Paying Agent also agree to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Trust Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith or negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) no provision of this Trust Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (b) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

         (c) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificates, other than the certificate of authentication on the Certificates, if executed by the Owner Trustee and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or in the other Basic Documents;

         (d) the execution, delivery, authentication and performance by the Owner Trustee of this Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency;

         (e) the Owner Trustee shall not be liable for the default or misconduct of the Depositor, Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Trust Agreement or the other Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Seller under the Purchase Agreement; and

         (f) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it or duties imposed by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act.

         Section 6.02. Furnishing of Documents. The Owner Trustee shall furnish to the Securityholders promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust under the Basic Documents.

         Section 6.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

         (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement;

         (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf;

         (c) Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

         (d) This Trust Agreement, assuming due authorization, execution and delivery by the Owner Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

         (e) The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

         (f) No litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee which would prohibit its entering into this Trust Agreement or performing its obligations under this Trust Agreement.

         Section 6.04. Reliance; Advice of Counsel.

         (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it at the expense of the Trust. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Trust Agreement or any other Basic Document.

         Section 6.05. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

         Section 6.06. Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein and in the Certificates (other than the signatures of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, of any other Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

         Section 6.07. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Seller, the Certificate Paying Agent, the Certificate Registrar and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.


                                 ARTICLE VII

                         Compensation of Owner Trustee

         Section 7.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof in accordance with Section
6.06 of the Servicing Agreement, and the Owner Trustee shall be reimbursed for its reasonable expenses hereunder and under the other Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the other Basic Documents which shall be payable by the Servicer pursuant to Section 3.09 of the Servicing Agreement.

         Section 7.02. Indemnification. The Certificateholder of the majority of the Percentage Interest of the Certificates shall indemnify, defend and hold harmless the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder; provided, that:

         (a) the Certificateholder of the majority of the Percentage Interest of the Certificates shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the Owner Trustee's willful misconduct, negligence or bad faith or as a result of any inaccuracy of a representation or warranty contained in Section 6.03 expressly made by the Owner Trustee;

         (b) with respect to any such claim, the Indemnified Party shall have given the Certificateholder of the majority of the Percentage Interest of the Certificates written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof;

         (c) while maintaining control over its own defense, the Certificateholder of the majority of the Percentage Interest of the Certificates shall consult with the Indemnified Party in preparing such defense; and

         (d) notwithstanding anything in this Agreement to the contrary, the Certificateholder of the majority of the Percentage Interest of the Certificates shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Certificateholder of the majority of the Percentage Interest of the Certificates, which consent shall not be unreasonably withheld.

         The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Trust Agreement. In the event of any Proceeding for which indemnity may be sought pursuant to this Section 7.02, the Owner Trustee's choice of legal counsel, if other than the legal counsel retained by the Owner Trustee in connection with the execution and delivery of this Trust Agreement, shall be subject to the approval of the Certificateholder of the majority of the Percentage Interest of the Certificates, which approval shall not be unreasonably withheld. In addition, upon written notice to the Owner Trustee and with the consent of the Owner Trustee, which consent shall not be unreasonably withheld, the Certificateholder of the majority of the Percentage Interest of the Certificates shall have the right to assume the defense of any Proceeding against the Owner Trustee.


                                 ARTICLE VIII

                        Termination of Trust Agreement

         Section 8.01. Termination of Trust Agreement.

         (a) This Trust Agreement (other than this Article VIII) and the Trust shall terminate and be of no further force or effect upon the earliest of (i) the final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and this Agreement,
(ii) the first anniversary of the Final Maturity Date, or (iii) the purchase by the Servicer of all Home Equity Loans pursuant to Section 8.08(a) of the Servicing Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to terminate this Trust Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any Proceeding in any court for a partition or winding up of all or any part of the Trust or the Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 8.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Payment Date on which Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution thereon and cancellation thereof, shall be given by the Certificate Paying Agent by letter to the Certificateholders and the Credit Enhancer mailed within five Business Days of receipt of notice of such termination from the Owner Trustee, stating
(i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.01.

         In the event that all of the Certificateholders shall not have surrendered their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Certificates was to have been made pursuant to Section 3.10, all the Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Certificateholder of the majority of the Percentage Interest of the Certificates.

         (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Business Trust Statute.


                                  ARTICLE IX

            Successor Owner Trustees and Additional Owner Trustees

         Section 9.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) long-term debt obligations with a rating of at least A by Moody's or Standard & Poor's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

         Section 9.02. Replacement of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Credit Enhancer and the Depositor. Upon receiving such notice of resignation, the Indenture Trustee shall promptly appoint a successor Owner Trustee with the consent of the Credit Enhancer, which consent shall not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Indenture Trustee, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Indenture Trustee may, and, at the direction of the Credit Enhancer, shall, remove the Owner Trustee. If the Indenture Trustee shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Indenture Trustee shall promptly appoint a successor Owner Trustee acceptable to the Credit Enhancer by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.

         Section 9.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Indenture Trustee and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Trust Agreement; and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, the Indenture Trustee shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Indenture Trustee shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Indenture Trustee.

         Section 9.04. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         Section 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

         (b) No trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

         (c) The Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.


                                  ARTICLE X

                                 Miscellaneous

         Section 10.01. Amendments.

         (a) This Trust Agreement may be amended from time to time by the parties hereto as specified in this Section 10.01, provided that any such amendment, except as provided in paragraph (e) below, shall be accompanied by an Opinion of Counsel addressed to the Owner Trustee to the effect that such amendment (i) complies with the provisions of this Section and (ii) will not cause the Trust to be subject to an entity level tax.

         (b) If the purpose of any such amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered in this Trust Agreement (i.e., to give effect to the intent of the parties), it shall not be necessary to obtain the consent of any Certificateholders, but the Owner Trustee shall be furnished with (i) a letter from each Rating Agency that the amendment will not result in a Rating Event, determined without regard to the Policy and (ii) an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Certificateholder, and the consent of the Credit Enhancer shall be obtained.

         (c) If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding (i.e., technical in nature), it shall not be necessary to obtain the consent of any Certificateholder, but the Owner Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Certificateholder and the consent of the Credit Enhancer shall be obtained.

         (d) If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement other than as contemplated in (b) and (c) above, the amendment shall require (i) the consent of the Credit Enhancer and an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Certificateholder and (ii) either
(A) a letter from each Rating Agency that such amendment will not cause a Rating Event, if determined without regard to the Policy or (B) the consent of Certificateholders of Certificates evidencing a majority of the aggregate Certificate Balance and the Indenture Trustee; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of each Certificateholder affected thereby and the Credit Enhancer, or reduce the aforesaid percentage of Certificates the Certificateholders of which are required to consent to any such amendment, without the consent of the Certificateholders of all such Certificates then outstanding.

         (e) If the purpose of any such amendment is to provide for the holding of any of the Certificates in book-entry form, the consent of Certificateholders of all such Certificates then outstanding shall be required; provided, that the Opinion of Counsel specified in subparagraph (a) above shall not be required.

         (f) If the purpose of any such amendment is to provide for the issuance of additional Certificates representing an interest in the Trust, it shall not be necessary to obtain the consent of any Certificateholder, but the Owner Trustee shall be furnished with (i) an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Certifiateholders and (B) a letter from each Rating Agency to the effect that such amendment will not cause a Rating Event, if determined without regard to the Policy, and the consent of the Credit Enhancer shall be obtained.

         (g) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, the Credit Enhancer and each of the Rating Agencies. It shall not be necessary for the consent of Certificateholders or the Indenture Trustee pursuant to this
Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         (h) In connection with the execution of any amendment to any agreement to which the Trust is a party, other than this Trust Agreement, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Section 10.02. No Legal Title to Trust Estate. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         Section 10.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Credit Enhancer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Trust Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

         Section 10.04. Notices.

         (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt: if to the Owner Trustee, addressed to its Corporate Trust Office; if to the Certificate Paying Agent, addressed to Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, with a copy to the Indenture Trustee's Corporate Trust Office; if to the Depositor, addressed to Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, 4th Floor, New York, New York 10167, Attention: Jonathan Lieberman; if to the Credit Enhancer, addressed to Ambac Assurance Corporation, One State Street Plaza, 19th Floor, New York, New York 10004: Attention: Structured Finance - Mortgage Backed Securities; if to the Rating Agencies, addressed to Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10001 and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 26 Broadway, 15th Floor, New York, New York 10004, Attention: Structured Finance Department - MBS; or, as to each of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to each of the other foregoing Persons.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement to a Certificateholder shall be conclusively presumed to have been duly given, whether or not such Certificateholder receives such notice.

         (c) A copy of any notice delivered to the Owner Trustee or the Trust shall also be delivered to the Depositor.

         Section 10.05. Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.06. Separate Counterparts. This Trust Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.07. Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Credit Enhancer, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

         Section 10.08. No Petition. The Owner Trustee, by entering into this Trust Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy Proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations to the Certificates, the Notes, this Trust Agreement or any of the other Basic Documents.

         Section 10.09. No Recourse. Each Certificateholder, by accepting a Certificate, acknowledges that such Certificateholder's Certificate represents a beneficial interest in the Trust only and does not represent an interest in or obligation of the Depositor, the Seller, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and that no recourse may be had against such Persons or their assets, except as may be expressly set forth or contemplated in the Certificates, this Trust Agreement or the other Basic Documents.

         Section 10.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 10.11. GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.12. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understanding pertaining thereto.

         Section 10.13. Rights of Credit Enhancer to Exercise Rights of Certificateholders. By accepting its Certificate, each Certificateholder agrees that unless a Credit Enhancer Default exists, the Credit Enhancer shall have the right to exercise all rights of the Certificateholders under this Agreement without any further consent of the Certificateholders. Nothing in this Section, however, shall alter or modify in any way, the fiduciary obligations of the Owner Trustee to the Certificateholders pursuant to this Agreement, or create any fiduciary obligation of the Owner Trustee to the Credit Enhancer.

         IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                     BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                                          as Depositor

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     WILMINGTON TRUST COMPANY,
                                     not in its individual
                                     capacity but solely as Owner
                                     Trustee, except with respect
                                     to the representations and
                                     warranties contained in
                                     Section 6.03 hereof

                                     By: _______________________________________
                                         Name:
                                         Title:

Acknowledged and Agreed:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee, Certificate Registrar and Certificate Paying Agent

By: ___________________________________________
    Name:
    Title:



                                                                     EXHIBIT A

                              FORM OF CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

         THIS CERTIFICATE IS ISSUED IN THE PERCENTAGE INTEREST SET FORTH BELOW; HOWEVER, THE PERCENTAGE INTEREST OF THIS CERTIFICATE MAY CHANGE IN ACCORDANCE WITH SECTION 3.12 OF THE AGREEMENT. THE CERTIFICATEHOLDER OF THIS CERTIFICATE HEREBY CONSENTS TO ANY CHANGE IN ITS PERCENTAGE INTEREST IN ACCORDANCE WITH SUCH SECTION.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND STATE LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH STATE LAWS AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.05 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS AND THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY SUCH PLAN OR ANY PERSON USING "PLAN ASSETS," WITHIN THE MEANING OF THE DEPARTMENT OF LABOR REGULATION AT 29 C.F.R. ss.2510.3-101, TO ACQUIRE THIS CERTIFICATE (EACH, A "PLAN INVESTOR"), OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN INVESTOR, AN OPINION OF COUNSEL, OR A CERTIFICATION IN THE FORM OF EXHIBIT G TO THE AGREEMENT IN LIEU OF SUCH OPINION OF COUNSEL, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND WILL NOT SUBJECT THE DEPOSITOR, THE OWNER TRUSTEE, THE SERVICER OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         THE TRANSFEREE OF THIS CERTIFICATE SHALL BE SUBJECT TO UNITED STATES FEDERAL WITHHOLDING TAX UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION OR PARTNERSHIP UNDER U.S. LAW.

         THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT OR THE OTHER BASIC DOCUMENTS.





Certificate No. C-1

Cut-Off Date:
September 1, 1999

Date of Trust Agreement:
September 23, 1999

First Payment Date:                                 Percentage Interest: 100%
October 18, 1999

Final Maturity Date:
November 18, 2025

                  LOAN-BACKED CERTIFICATE, SERIES 1999-HLTV1

         evidencing a fractional undivided interest in GMACM Loan Trust 1999-HLTV1 (the "Issuer"), the property of which consists primarily of the Home Equity Loans.

         This Certificate is payable solely from the assets of the Trust Estate, and does not represent an obligation of or interest in the Depositor, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee or any of their Affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality or by the Depositor, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee or any of their affiliates. None of the Depositor, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that GMAC MORTGAGE CORPORATION is the registered owner of the Certificate Balance evidenced by this Certificate (as set forth on the face hereof) in certain distributions with respect to the Trust Estate, consisting primarily of the Home Equity Loans, created by Bear Stearns Asset Backed Securities, Inc (the "Depositor"). The Trust (as defined herein) was created pursuant to a trust agreement dated as of September 23, 1999 (as amended and supplemented from time to time, the "Agreement"), between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of September 1, 1999, between the Trust and the Indenture Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing on the first Payment Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the pro rata portion evidenced by this Certificate (based on the Percentage Interest stated on the face hereon) of the amount, if any, required to be distributed to Certificateholders of Certificates on such Payment Date. Distributions on this Certificate will be made as provided in the Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon.

         Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained by the Certificate Registrar for that purpose in the City and State of New York. The initial Certificate Balance of this Certificate is set forth above. The Certificate Balance hereof will be reduced to the extent of the distributions allocable to principal.

         No transfer of this Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or is made in accordance the Securities Act and such state laws. In the event that such a transfer is to be made, (i) the Certificate Registrar or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described in the Agreement and (iii) the Certificate Registrar shall require the transferee to execute an investment letter and a Certificate of Non-Foreign Status in the form described by the Agreement (or if a Certificate of Non-Foreign Status is not provided, an Opinion of Counsel as described in the Agreement), which investment letter and certificate or Opinion of Counsel shall not be at the expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor. The Certificateholder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Depositor, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Certificate Registrar (unless otherwise directed by the Depositor) will also require either (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction restrictions or the fiduciary responsibility requirements of ERISA or Section 4975 of the Code (a "Plan"), any person acting, directly or indirectly, on behalf of any such Plan or any Person using the "plan assets," within the meaning of the Department of Labor regulations at 29 C.F.R. ss.2510.3-101, to effect such acquisition (collectively, a "Plan Investor") or (ii) if such transferee is a Plan Investor, an opinion of counsel acceptable to and in form and substance satisfactory to the Depositor, the Owner Trustee, the Servicer and the Certificate Registrar, or a certification in the form of Exhibit G to the Agreement, to the effect that the purchase or holding of such Certificate is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Servicer or the Certificate Registrar to any obligation or liability in addition to those undertaken in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Loan-Backed Certificates of the Series specified hereon (the "Certificates").

         The Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the funds on deposit in the Certificate Distribution Account that have been released from the Lien of the Indenture for payment hereunder and that neither the Owner Trustee in its individual capacity nor the Depositor is personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         The Certificateholder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Agreement or any of the other Basic Documents.

         The Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by the consent of the Credit Enhancer and an Opinion of Counsel to the Owner Trustee to the effect that such amendment complies with the provisions of the Agreement and will not cause the Trust to be subject to an entity level tax. If the purpose of any such amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered, it shall not be necessary to obtain the consent of any Certificateholder, but the Owner Trustee shall be furnished with a letter from each Rating Agency to the effect that such amendment will not cause a Rating Event, determined without regard to the Policy, and the counsel of the Credit Enhancer shall be obtained. If the purpose of any such amendment is to prevent the imposition of any federal or state taxes at any time that any Security is Outstanding, it shall not be necessary to obtain the consent of the any Certificateholder, but the Owner Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Certificateholder and the consent of the Credit Enhancer shall be obtained. If the purpose of the amendment is to add or eliminate or change any provision of the Agreement, other than as specified in the preceding two sentences, the amendment shall require either (a) a letter from each Rating Agency to the effect that such amendment will not cause a Rating Event, determined without regard to the Policy or (b) the consent of Certificateholders of a majority of the Percentage Interests of the Certificates and the Indenture Trustee; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the time of, payments received that are required to be distributed on any Certificate without the consent of all Certificateholders affected thereby and the Credit Enhancer, or (ii) reduce the aforesaid percentage of Certificates the Certificateholders of which are required to consent to any such amendment without the consent of the Certificateholders of all such Certificates then outstanding.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained in the City and State of New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is the Owner Trustee.

         Except as provided in the Agreement, the Certificates are issuable only in minimum denominations of a 10.0000% Percentage Interest and in integral multiples of a 0.0001% Percentage Interest in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations, as requested by the Certificateholder surrendering the same. This Certificate is issued in the Percentage Interest above; however, the Percentage Interest of this Certificate may change in accordance with Section
3.12 of the Agreement. The Certificateholder of this Certificate hereby consents to any change in its Percentage Interest in accordance with such Section.

         No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and any agent of the Owner Trustee, the Certificate Paying Agent, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         The obligations created by the Agreement in respect of this Certificate and the Trust created thereby shall terminate upon the final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the Agreement..

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                     GMACM LOAN TRUST 1999-HLTV1

                                     By: WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Owner Trustee

Dated: September 23, 1999            By:_____________________________________
                                                Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within mentioned Agreement.

WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Owner Trustee

By:_______________________________________
         Authorized Signatory

or _______________________________________,
     as Authenticating Agent of the Trust

By:_______________________________________
        Authorized Signatory



                                  ASSIGNMENT

  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                       PLEASE INSERT SOCIAL SECURITY OR
                     OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
 (Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



________________________________________________________________________________
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                                     ________________________________________*/
                                               Signature Guaranteed:

                                     ________________________________________*/

-----------------

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for the information of the Certificate Paying Agent:

         Distribution shall be made by wire transfer in immediately available funds to ______________________________________________ for the account of
_____________________________, account number ______________, or, if mailed by check, to ______________.

         Applicable statements should be mailed to __________________.



                                                ______________________________
                                                Signature of assignee or agent
                                                (for authorization of wire
                                                 transfer only)


                                                                     EXHIBIT B

                             CERTIFICATE OF TRUST

                                      OF

                          GMACM LOAN TRUST 1999-HLTV1

         THE UNDERSIGNED, Wilmington Trust Company, as owner trustee (the "Trustee"), for the purpose of forming a business trust does hereby certify as follows:

         1. The name of the business trust is:

         GMACM LOAN TRUST 1999-HLTV1

         2. The name and business address of the Trustee of the business trust in the State Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

         3. The business trust reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Trust in the manner now or hereafter prescribed by law.

         4. This Certificate of Trust shall be effective upon filing.

         THE UNDERSIGNED, being the Trustee hereinbefore named, for the purpose of forming a business trust pursuant to the provisions of the Delaware Business Trust Act, does make this certificate of trust, hereby declaring and further certifying that this is its act and deed and that to the best of the undersigned's knowledge and belief the facts herein stated are true.

                                     WILMINGTON TRUST COMPANY,
                                            not in its individual capacity but
                                            solely as owner trustee under the
                                            trust agreement to be dated as of
                                            September 23, 1999

                                     By:______________________________________
                                        Name:
                                        Title:

Dated:  September 23, 1999


                                                                     EXHIBIT C

                 [FORM OF RULE 144A INVESTMENT REPRESENTATION]

Description of Rule 144A Securities, including numbers:
_______________________________________________________
_______________________________________________________
_______________________________________________________

         The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

         1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

         2. The Buyer warrants and represents to, and covenants with, the Owner Trustee and the Depositor, pursuant to Section 3.05 of the trust agreement dated as of September 23, 1999 (the "Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"), as follows:

                  a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                  b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                  c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Servicer.

                  d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                  e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

         3. The Buyer represents that:

         (i)      either (a) or (b) is satisfied, as marked below:

                  ____ a. The Buyer is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

                  ____ b. The Buyer will provide the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer with either: (x) an opinion of counsel, satisfactory to the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or
         Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer; or (y) in lieu of such opinion of counsel, a certification in the form of Exhibit G to the Trust Agreement; and

         (ii) the Buyer is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph 3.

         This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

         Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of September 1, 1999, between the Trust and the Indenture Trustee.

         IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

____________________________                   _______________________________
Print Name of Seller                           Print Name of Buyer

By:_________________________                   By:____________________________
   Name:                                          Name:
   Title:                                         Title:

Taxpayer Identification:                       Taxpayer Identification:

No._________________________                   No.____________________________

Date:____________________________              Date:__________________________



                                                          ANNEX 1 TO EXHIBIT C

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Buyers Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this certification is attached:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any state, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

__________________
   1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

         ___      Broker-Dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state or territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         ___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940. as amended.

         ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
                  Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

         ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

         ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively
                  (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___          ___             Will the Buyer be purchasing the Rule 144A
  Yes          No              Securities only for the Buyer's own account?

         6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                            _________________________________
                                            Print Name of Buyer


                                            By:______________________________
                                               Name:
                                               Title:


                                            Date:____________________________



                                                          ANNEX 2 TO EXHIBIT C

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers That Are Registered Investment Companies]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this certification is attached:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and
(ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
(vi) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            _________________________________
                                            Print Name of Buyer


                                            By:______________________________
                                               Name:
                                               Title:


                                            Date:____________________________


                                            IF AN ADVISER:

                                            _________________________________
                                            Print Name of Buyer


                                            Date:____________________________


                                                                     EXHIBIT D


                    FORM OF INVESTOR REPRESENTATION LETTER

______________, ______


Bear Stearns Asset Backed Securities, Inc.
245 Park Avenue, 4th Floor
New York, New York 10167

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Attention:  Corporate Trust Administration

                  Re: Bear Stearns Asset Backed Securities, Inc., Loan-Backed Certificates, Series 1999-HLTV1

Ladies and Gentlemen:

         _____________________ (the "Purchaser") intends to purchase from
______________ (the "Seller") $ [Certificate Balance of Certificates] of Series 1999-HLTV1 (the "Certificates"), issued pursuant to the trust agreement dated as of September 23, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc. as depositor (the "Depositor") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by Norwest Bank Minnesota, National Association, as Certificate Registrar. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of September 1, 1999, between the Trust and the Indenture Trustee. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor and the Certificate Registrar that:

                  1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act"), or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Trust Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                  2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                  3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                  4. The Purchaser has been furnished with, and has had an opportunity to review a copy of the Trust Agreement and such other information concerning the Certificates, the Home Equity Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser.

                  5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (d) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Trust Agreement.

                  6. The Purchaser represents:

         (i) that either (a) or (b) is satisfied, as marked below:

                  ____ a. The Purchaser is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

                  ____ b. The Purchaser will provide the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer with either: (x) an opinion of counsel, satisfactory to the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or
         Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer; or (y) in lieu of such opinion of counsel, a certification in the form of Exhibit G to the Trust Agreement; and

         (ii) the Purchaser is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph 6.

         7. The Purchaser is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition.

         8. The Purchaser is not a non-United States person.

                                                Very truly yours,


                                                By:____________________________
                                                   Name:
                                                   Title:



                                                                     EXHIBIT E

                   FORM OF TRANSFEROR REPRESENTATION LETTER

___________, ____


Bear Stearns Asset Backed Securities, Inc.
245 Park Avenue, 4th Floor
New York, New York 10167

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

                  Re: Bear Stearns Asset Backed Securities, Inc. Loan-Backed Certificates, Series 1999-HLTV1

Ladies and Gentlemen:

         _____________ (the "Purchaser") intends to purchase from ___________ (the "Seller") a _____% Percentage Interest of Certificates of Series 1999-HLTV1 (the "Certificates"), issued pursuant to the trust agreement dated as of September 23, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by Norwest Bank Minnesota, National Association, as Certificate Registrar. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of September 1, 1999, between the Trust and the Indenture Trustee. The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Certificate Registrar that:

         Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Trust Agreement.

                                             Very truly yours,

                                             __________________________________
                                             (Seller)

                                             By: ______________________________
                                                 Name:
                                                 Title:0


                                                                     EXHIBIT F

                       CERTIFICATE OF NON-FOREIGN STATUS

         This Certificate of Non-Foreign Status is delivered pursuant to
Section 3.05 of the trust agreement dated as of September 23, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner of Loan-Backed Certificates, Series 1999-HLTV1 (the "Certificates"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of September 1, 1999, between the Trust and the Indenture Trustee.

Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

In addition, each holder shall submit with the Certificate an IRS Form W-9 relating to such holder.

To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Certificates held by the undersigned, the undersigned hereby certifies:

Part I -               Complete Either A or B

                  A.   Individual as Beneficial Owner

                       1. I am (the Beneficial Owner is ) not a non-resident alien for purposes of U.S. income taxation;

                       2. My (the Beneficial Owner's) name and home address are:

                           ______________________________________________
                           ______________________________________________
                           ______________________________________________; and

                       3. My (the Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is
                           ________________________.

                  B.   Corporate, Partnership or Other Entity as Beneficial
                       Owner

                       1. ______________ (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;

                       2. The Beneficial Owner's office address and place of incorporation (if applicable) is ; and

                       3. The Beneficial Owner's U.S. employer identification number is _________________.

Part II -         Nominees

         If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this Certificate has been made in reliance upon information contained in:

                  _____ an IRS Form W-9

                  _____ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Trust promptly after such change.

Part III -        Declaration

         The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.


________________________
          Name

________________________
  Title (if applicable)

________________________
  Signature and Date

*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.



                                                                     EXHIBIT G

                      FORM OF ERISA REPRESENTATION LETTER

_________________, ____

Bear Stearns Asset Backed Securities, Inc.
245 Park Avenue, 4th Floor
New York, New York 10167

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

GMAC Mortgage Corporation
100 Witmer Road
Horsham, Pennsylvania 19044

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

                  Re: Bear Stearns Asset Backed Securities, Inc. Loan-Backed Certificates, Series 1999-HLTV1

Dear Sirs:

         ________________________ (the "Transferee") intends to acquire from
__________________ (the "Transferor") a ____% Percentage Interest of Loan-Backed Certificates, Series 1999-HLTV1 (the "Certificates"), issued pursuant to a trust agreement dated as of September 23, 1999, between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of September 1, 1999, between the Trust and the Indenture Trustee.

         The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer that either:

                  (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101; or

                  (2) The purchase of the Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor or the Owner Trustee to any obligation in addition to those undertaken in the Trust Agreement and, with respect to each source of funds being used by the Transferee to acquire the Certificates (each being referred to as a "Source") and the following statements in either (a) or (b):

                           (a) the Transferee is an insurance company and (i)
                  the Source is assets of its "general account," (ii) the conditions set forth in PTCE 95-60 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Transferee are exempt under PTCE 95-60 and (iii) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

                           (b) the Transferee is an insurance company and (i)
                  the Source is assets of its "general account," (ii) the requirements of Section 401(c) of ERISA and the DOL regulations to be promulgated thereunder ("401(c) Regulations") have been satisfied and will continue to be satisfied and (iii) the Transferee represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the Certificates after the date which is 18 months after the 401(c) Regulations become final and unless a class exemption issued by the DOL or an exception under Section 401(c) of ERISA is then available for the continued holding of Certificates, if the assets of the general account constitute Plan Assets, it will dispose of the Certificates prior to the date which is 18 months after the 401(c) Regulations become final.

                  (3) The Transferee is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made herein.

                                             Very truly yours,


                                             By:_______________________________
                                                Name:
                                                Title:

                                                                     EXHIBIT H

                         FORM OF REPRESENTATION LETTER

_________________, ____


Bear Stearns Asset Backed Securities, Inc.
245 Park Avenue, 4th Floor
New York, New York 10167

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

GMAC Mortgage Corporation
100 Witmer Road
Horsham, Pennsylvania 19044

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

                  Re: Bear Stearns Asset Backed Securities, Inc. Loan-Backed Certificates, Series 1999-HLTV1

Dear Sirs:

         ______________________ (the "Transferee") intends to acquire from
_____________________ (the "Transferor") a ___% Percentage Interest of Loan-Backed Certificates, Series 1999-HLTV1 (the "Certificates"), issued pursuant to a trust agreement dated as of September 23, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of September 1, 1999, between the Trust and the Indenture Trustee.

         The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer that:

                  (1) the Transferee is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition; and

                  (2) the Transferee is not a partnership, grantor trust or S corporation for federal income tax purposes, or, if the Transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Certificates are not more than 50% of the assets of the partnership, grantor trust or S corporation.

                                                Very truly yours,

                                                _______________________________


                                                By:____________________________
                                                   Name:
                                                   Title:

                                                                  Exhibit 10.2

                                                                EXECUTION COPY



                  BEAR STEARNS ASSET BACKED SECURITIES, INC.,

                                 as Purchaser,

                          GMAC MORTGAGE CORPORATION,

                                  as Seller,

                         GMACM LOAN TRUST 1999-HLTV1,

                                  as Issuer,

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                             as Indenture Trustee

                 --------------------------------------------

                      HOME EQUITY LOAN PURCHASE AGREEMENT

                 --------------------------------------------


                         Dated as of September 1, 1999



                               TABLE OF CONTENTS

                                                                          PAGE

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1 Definitions......................................................1
Section 1.2 Other Definitional Provisions....................................2

                                  ARTICLE II

               SALE OF HOME EQUITY LOANS AND RELATED PROVISIONS

Section 2.1 Sale of Initial Home Equity Loans................................2
Section 2.2 Sale of Subsequent Home Equity Loans.............................6
Section 2.3 Payment of Purchase Price........................................9

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.1 Seller Representations and Warranties............................9

                                  ARTICLE IV

                              SELLER'S COVENANTS

Section 4.1 Covenants of the Seller.........................................16

                                   ARTICLE V

                                   SERVICING

Section 5.1 Servicing.......................................................16

                                  ARTICLE VI

      INDEMNIFICATION BY THE SELLER WITH RESPECT TO THE HOME EQUITY LOANS

Section 6.1 Indemnification with Respect to the Home Equity Loans...........16
Section 6.2 Limitation on Liability of the Seller...........................17

                                  ARTICLE VII

                                  TERMINATION

Section 7.1 Termination.....................................................17

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

Section 8.1 Amendment.......................................................17
Section 8.2 Governing Law...................................................17
Section 8.3 Notices.........................................................17
Section 8.4 Severability of Provisions......................................18
Section 8.5 Relationship of Parties.........................................18
Section 8.6 Counterparts....................................................19
Section 8.7 Further Agreements..............................................19
Section 8.8 Intention of the Parties........................................19
Section 8.9 Successors and Assigns; Assignment of This Agreement............19
Section 8.10 Survival.......................................................20
Section 8.11 Third Party Beneficiary........................................20

                                   Exhibits

Exhibit 1                  Home Equity Loan Schedule
Exhibit 2                  Form of Subsequent Transfer Agreement
Exhibit 3                  Form of Addition Notice



         This Home Equity Loan Purchase Agreement (the "Agreement"), dated as of September 1, 1999, is made among GMAC Mortgage Corporation, as seller (the "Seller"), Bear Stearns Asset Backed Securities, Inc., as purchaser (the "Purchaser"), GMACM Loan Trust 1999-HLTV1, as issuer (the "Issuer"), and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee").

                                  WITNESSETH:

         WHEREAS, the Seller owns the Cut-Off Date Principal Balances and the Related Documents for the home equity loans indicated on the Home Equity Loan Schedule attached as Exhibit 1 hereto (the "Initial Home Equity Loans"), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Initial Home Equity Loans;

         WHEREAS, the parties hereto desire that the Seller (i) sell the Cut-Off Date Principal Balances of the Initial Home Equity Loans to the Purchaser on the Closing Date pursuant to the terms of this Agreement together with the Related Documents, (ii) may sell Subsequent Home Equity Loans to the Issuer on one or more Subsequent Transfer Dates pursuant to the terms of the related Subsequent Transfer Agreement, and (iii) make certain representations and warranties on the Closing Date and on each Subsequent Transfer Date;

         WHEREAS, pursuant to the Trust Agreement, the Purchaser will sell the Initial Home Equity Loans and transfer all of its rights under this Home Equity Loan Purchase Agreement to the Issuer on the Closing Date;

         WHEREAS, pursuant to the terms of the Servicing Agreement, the Servicer will service the Home Equity Loans;

         WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue the Certificates;

         WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Notes, secured by the Trust Estate;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the indenture dated as of September 1, 1999 (the "Indenture"), between the Issuer and the Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.2 Other Definitional Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; "or" shall include "and/or"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC.

         The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

         Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

               SALE OF HOME EQUITY LOANS AND RELATED PROVISIONS

         Section 2.1 Sale of Initial Home Equity Loans.

         (a) The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, and wherever located: (i) the Initial Home Equity Loans (including the Cut-Off Date Principal Balances), all interest accruing thereon and all collections in respect thereof received on or after the Cut-Off Date; (ii) the interest of the Seller in any insurance policies in respect of the Initial Home Equity Loans; and (iii) all proceeds of the foregoing. Such conveyance shall be deemed to be made: with respect to the Cut-Off Date Principal Balances, as of the Closing Date, subject to the receipt by the Seller of consideration therefor as provided herein under clause (a) of Section 2.3.

         In addition, the Seller shall deposit with the Indenture Trustee from proceeds of the issuance of the Securities on the Closing Date (i) the Original Pre-Funded Amount for deposit in the Pre-Funding Account and (ii) the Interest Coverage Amount for deposit in the Capitalized Interest Account.

         (b) In connection with the conveyance by the Seller of the Initial Home Equity Loans and any Subsequent Home Equity Loans, the Seller further agrees, at its own expense, on or prior to the Closing Date with respect to the Principal Balances of the Initial Home Equity Loans and on or prior to the related Subsequent Cut-off Date in the case of any Subsequent Home Equity Loans, to indicate in its books and records that the Initial Home Equity Loans have been sold to the Purchaser pursuant to this Agreement, and, in the case of the Subsequent Home Equity Loans, to the Issuer pursuant to the related Subsequent Transfer Agreement, and to deliver to the Purchaser true and complete lists of all of the Home Equity Loans specifying for each Home Equity Loan (i) its account number and (ii) its Cut-Off Date Principal Balance or Subsequent Cut-off Date Principal Balance. Such lists, which form part of the Home Equity Loan Schedule, shall be marked as Exhibit 1 to this Agreement and are hereby incorporated into and made a part of this Agreement.

         (c) In connection with the conveyance by the Seller of the Initial Home Equity Loans and any Subsequent Home Equity Loans, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Custodian, at least five (5) Business Days before the Closing Date in the case of an Initial Home Equity Loan, and, on behalf of the Issuer, three (3) Business Days prior to the related Subsequent Transfer Date in the case of a Subsequent Home Equity Loan, with respect to (i) below, or within 90 days of the Closing Date or the Subsequent Transfer Date, as the case may be, with respect to (ii) through (v) below, the following documents or instruments with respect to each related Home Equity Loan:

                  (i) the original Mortgage Note endorsed without recourse in blank (which endorsement shall contain either an original signature or a facsimile signature of an authorized officer of the Seller) or, with respect to any Home Equity Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

                  (ii) the original Mortgage with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the Seller that such Mortgage has been sent for recording, or a county certified copy of such Mortgage in the event the recording office keeps the original or if the original is lost;

                  (iii) assignments (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage in recordable form as follows: (A) from the related originator to the Seller, and (B) from the Seller to "Norwest Bank Minnesota, National Association, as Indenture Trustee under that certain Indenture dated as of September 1, 1999, for GMACM Loan Trust 1999-HLTV1, Loan-Backed Term Notes, Series 1999-HLTV1" c/o the Seller at an address specified by the Seller;

                  (iv) originals of any intervening assignments of the Mortgage, with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the Seller that such original intervening assignment has been sent for recording; and

                  (v) a true and correct copy of each assumption, modification, consolidation or substitution agreement, if any, relating to such Home Equity Loan.

         Within the time period for the review of each Mortgage File set forth in Section 2.2 of the Custodial Agreement, if a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Home Equity Loan, or the interests of the Indenture Trustee (as pledgee of the Home Equity Loans), the Noteholders, the Certificateholders or the Credit Enhancer in such Home Equity Loan, including the Seller's failure to deliver any document required to be delivered to the Custodian on behalf of the Indenture Trustee (provided, that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above if the Seller has submitted such assignment for recording pursuant to the terms of the following paragraph), the Seller shall cure such defect, repurchase the related Home Equity Loan at the Repurchase Price or substitute an Eligible Substitute Loan therefor upon the same terms and conditions set forth in Section 3.1 hereof for breaches of representations and warranties as to the Home Equity Loans.

         In instances where an original Mortgage or any original intervening assignment of Mortgage was not, in accordance with clauses (ii) or (iv) above, delivered by the Seller to the Custodian in accordance with the execution and delivery of this Agreement, the Seller will deliver or cause to be delivered the originals or certified copies of such documents to the Custodian promptly upon receipt thereof.

         Upon sale of the Initial Home Equity Loans, the ownership of each Mortgage Note, each related Mortgage and the contents of the related Mortgage File shall be vested in the Purchaser and the ownership of all records and documents with respect to the Initial Home Equity Loans that are prepared by or that come into the possession of the Seller as seller of the Initial Home Equity Loans hereunder or in its capacity as Servicer under the Servicing Agreement shall immediately vest in the Purchaser, and shall be retained and maintained in trust by the Seller or the Servicer at the will of the Purchaser, in such custodial capacity only. In the event that any original document held by the Seller hereunder in its capacity as Servicer is required pursuant to the terms of this Section to be part of a Mortgage File, such document shall be delivered promptly to the Custodian. The Seller's records will accurately reflect the sale of each Initial Home Equity Loan to the Purchaser.

         The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property conveyed to it pursuant to this Section 2.1.

         (d) The parties hereto intend that the transactions set forth herein constitute a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Initial Home Equity Loans and other property as and to the extent described above. In the event the transactions set forth herein are deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Initial Home Equity Loans and such other property, to secure all of the Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of any continuation statements with respect to the UCC-1 financing statements filed with respect to the Initial Home Equity Loans by the Purchaser on the Closing Date, and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Purchaser's interests in each Initial Home Equity Loan and the proceeds thereof.

         Section 2.2 Sale of Subsequent Home Equity Loans.

         (a) Subject to the conditions set forth in paragraphs (b) and (c) below (the satisfaction of which (other than the conditions specified in paragraphs (b)(i), (b)(ii), (b)(iii), (b)(vi), (b)(vii) and (c)(iii)(B)) shall be evidenced by an Officer's Certificate of the Seller dated the date of the related Subsequent Transfer Date), in consideration of the Issuer's delivery on one or more Subsequent Transfer Dates of all or a portion of the balance of funds in the Pre-Funding Account, the Seller may, on the related Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Issuer but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Seller in and to (i) Subsequent Home Equity Loans identified on the related Home Equity Loan Schedule attached to the related Subsequent Transfer Agreement delivered by the Seller on such Subsequent Transfer Date, (ii) principal due and interest accruing on such Subsequent Home Equity Loans after the related Subsequent Cut-off Date and
(iii) all items with respect to such Subsequent Home Equity Loans to be delivered pursuant to Section 2.1 above and the other items in the related Mortgage Files; provided, however, that the Seller reserves and retains all right, title and interest in and to principal received and interest accruing on any Subsequent Home Equity Loan prior to the related Subsequent Cut-off Date. Any transfer to the Issuer by the Seller of Subsequent Home Equity Loans shall be absolute, and is intended by the Issuer and the Seller to constitute and to be treated as a sale of such Subsequent Home Equity Loans by the Seller to the Issuer. In the event that any such transaction is deemed not to be a sale, the Seller hereby grants to the Issuer as of each Subsequent Transfer Date a security interest in all of the Seller's right, title and interest in, to and under the related Subsequent Home Equity Loans and such other property, to secure all of the Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including the filing of all necessary UCC-1 financing statements filed in the State of Delaware and the Commonwealth of Pennsylvania (which shall be submitted for filing as of the related Subsequent Transfer Date), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the interests of the Issuer and its assignees in each Subsequent Home Equity Loan and the proceeds thereof.

         The Issuer on each Subsequent Transfer Date shall acknowledge its acceptance of all right, title and interest to the related Subsequent Home Equity Loans and other property, existing on the Subsequent Transfer Date and thereafter created, conveyed to it pursuant to this Section 2.2.

         The Indenture Trustee, as assignee of the Issuer, shall be entitled to all scheduled principal payments due after each Subsequent Cut-off Date, all other payments of principal due and collected after each Subsequent Cut-off Date, and all payments of interest on any related Subsequent Home Equity Loans, minus that portion of any such interest payment that is allocable to the period prior to the related Subsequent Cut-off Date. No scheduled payments of principal due on Subsequent Home Equity Loans on or before the related Subsequent Cut-off Date and collected after such Subsequent Cut-off Date shall belong to the Issuer pursuant to the terms of this Agreement.

         (b) The Seller may transfer to the Issuer Subsequent Home Equity Loans and the other property and rights related thereto described in Section 3(a) above during the Pre-Funding Period, and the Issuer shall cause to be released funds from the Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Seller shall have provided the Indenture Trustee, the Rating Agencies and the Credit Enhancer with a timely Addition Notice substantially in the form of Exhibit 3, which notice shall be given no later than seven Business Days prior to the related Subsequent Transfer Date, and shall designate the Subsequent Home Equity Loans to be sold to the Issuer and the aggregate Principal Balances of such Subsequent Home Equity Loans as of the related Subsequent Cut-off Date and any other information reasonably requested by the Indenture Trustee or the Credit Enhancer with respect to such Subsequent Home Equity Loans.

                  (ii) the Seller shall have delivered to the Indenture Trustee a duly executed Subsequent Transfer Agreement substantially in the form of Exhibit 2, (A) confirming the satisfaction of each condition precedent and representations specified in this Section 2.2(b) and in Section 2.2(c) and in the related Subsequent Transfer Agreement and (B) including a Home Equity Loan Schedule listing the Subsequent Home Equity Loans;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery to the Indenture Trustee of the Subsequent Transfer Agreement in the form of Exhibit 2, the Seller shall not be insolvent, made insolvent by such transfer or aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Issuer or, due to any action or inaction on the part of the Seller, to the Securityholders;

                  (v) [Reserved];

                  (vi) the Credit Enhancer shall have approved the sale of the Subsequent Home Equity Loans (which approval shall not be unreasonably withheld) within five (5) Business Days of receipt of the Home Equity Loan Schedule reflecting the Subsequent Home Equity Loans; provided, that if the Credit Enhancer shall not have notified the Seller within five (5) Business Days that the Credit Enhancer does not so approve, such sale of Subsequent Home Equity Loans shall be deemed approved by the Credit Enhancer; and

                  (vii) the Seller shall have delivered to the Issuer, the Indenture Trustee and the Credit Enhancer an Opinion of Counsel on or prior to the first such transfer of Subsequent Home Equity Loans with respect to transfers of Subsequent Home Equity Loans made in compliance with the Basic Documents and the form of Subsequent Transfer Agreement attached hereto as Exhibit 2, which Opinion of Counsel shall be substantially in the form of the Opinions of Counsel delivered to the Credit Enhancer, the Rating Agencies and the Indenture Trustee on the Closing Date regarding certain bankruptcy, corporate and tax matters; provided, that an Opinion of Counsel shall be delivered within 30 days after the end of the Pre-Funding Period, and shall specifically relate to all Subsequent Home Equity Loans transferred to the Trust during the Pre-Funding Period and purchased by the Trust from funds on deposit in the Pre-Funding Account.

         (c) The obligation of the Issuer to purchase a Subsequent Home Equity Loan on any Subsequent Transfer Date is subject to the following conditions:
(i) each such Subsequent Home Equity Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Agreement and this Agreement; (ii) the Seller will select such Subsequent Home Equity Loans only in a manner that it reasonably believes is not adverse to the interests of the Noteholders or the Credit Enhancer; (iii) the Seller will deliver to the Credit Enhancer and the Indenture Trustee certain Opinions of Counsel acceptable to the Credit Enhancer and the Indenture Trustee with respect to the validity of the conveyance of such Subsequent Home Equity Loans; and (iv) as of the related Subsequent Cut-off Date each Subsequent Home Equity Loan will satisfy the following criteria: (A) such Subsequent Home Equity Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date; (B) the original stated term to maturity of such Subsequent Home Equity Loan will not exceed 300 months; (C) such Subsequent Home Equity Loan must have an outstanding Principal Balance of at least $1,000 and not more than $511,000 as of the related Subsequent Cut-off Date; (D) such Subsequent Home Equity Loan will be underwritten substantially in accordance with the criteria set forth under "Description of the Home Equity Loans -- Underwriting Standards" in the Prospectus Supplement; (E) such Subsequent Home Equity Loan must have a CLTV at origination of no more than 125.00%; (F) the stated maturity of such Subsequent Home Equity Loan must be no later than 300 months;
(G) the remaining term to stated maturity of such Subsequent Home Equity Loan may not extend beyond February 1, 2025; and (H) following the purchase of such Subsequent Home Equity Loans by the Issuer, the Home Equity Loans included in the Trust Estate must have a weighted average interest rate, a weighted average remaining term to maturity and a weighted average CLTV at origination, as of each Subsequent Cut-off Date, that does not vary materially from the Initial Home Equity Loans included initially in the Trust Estate, and the percentage of Home Equity Loans, (by aggregate principal balance) that are secured by second liens on the related Mortgaged Properties shall be no greater than the percentage of Initial Home Equity Loans. Subsequent Home Equity Loans with characteristics materially varying from those set forth above may be purchased by the Issuer and included in the Trust Estate if they are acceptable to the Credit Enhancer, in its reasonable discretion; provided, however, that the addition of such Subsequent Home Equity Loans will not materially affect the aggregate characteristics of the Home Equity Loans in the Trust Estate.

         (d) Within five Business Days after each Subsequent Transfer Date, the Seller shall deliver to the Rating Agencies, the Indenture Trustee and the Credit Enhancer a copy of the updated Home Equity Loan Schedule reflecting the Subsequent Home Equity Loans in electronic format (to be confirmed via hard copy).

         (e) In the event that a home equity loan is not acceptable to the Credit Enhancer as a Subsequent Home Equity Loan pursuant to Section 2.2(b)(vi) hereof, the Credit Enhancer and the Seller may mutually agree to the transfer of such home equity loan to the Issuer as a Subsequent Home Equity Loan, subject to any increase in the Overcollateralization Amount that may be agreed to by the Seller and the Credit Enhancer pursuant to the Indenture, in which event the Seller shall deliver to the Issuer and the Indenture Trustee, with a copy to the Credit Enhancer, an Officer's Certificate confirming the agreement to the transfer of such Subsequent Home Equity Loan and specifying the amount of such increase in the Overcollateralization Amount.

         Section 2.3 Payment of Purchase Price.

         (a) The sale of the Initial Home Equity Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Initial Home Equity Loans into the Trust Estate, the deposit of the Original Pre-Funded Amount and the Interest Coverage Amount into the Pre-Funding Account and the Capitalized Interest Account, respectively, and the issuance of the Securities. The purchase price (the "Purchase Price") for the Initial Home Equity Loans to be paid by the Purchaser to the Seller on the Closing Date shall be an amount equal to $122,617,218.45 in immediately available funds, together with the Certificates, in respect of the Cut-Off Date Principal Balances thereof. The Purchase Price paid for any Subsequent Home Equity Loan by the Indenture Trustee, at the direction of the Issuer, shall be one-hundred percent (100%) of the aggregate Principal Balances thereof (as identified on the Home Equity Loan Schedule attached to the related Subsequent Transfer Agreement provided by the Seller).

         (b) In consideration of the sale of the Initial Home Equity Loans by the Seller to the Purchaser on the Closing Date, the Purchaser shall pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in paragraph (a) for each Initial Home Equity Loan; provided, that such payment may be on a net funding basis if agreed by the Seller and the Purchaser.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES;
                              REMEDIES FOR BREACH

         Section 3.1 Seller Representations and Warranties. The Seller represents and warrants to the Purchaser, as of the Closing Date and as of each Subsequent Transfer Date (or if otherwise specified below, as of the date so specified):

         (a) As to the Seller:

                  (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Home Equity Loan in accordance with the terms of this Agreement;

                  (ii) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and each Subsequent Transfer Agreement and all of the transactions contemplated under this Agreement and each Subsequent Transfer Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement;

                  (iii) The Seller is not required to obtain the consent of any other Person or any consents, licenses, approvals or authorizations from, or registrations or declarations with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Subsequent Transfer Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

                  (iv) The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not violate the Seller's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets;

                  (v) No litigation before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or with respect to this Agreement or any Subsequent Transfer Agreement that in the commercially reasonable opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement or any Subsequent Transfer Agreement;

                  (vi) [Reserved];

                  (vii) This Agreement and each Subsequent Transfer Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) or by public policy with respect to indemnification under applicable securities laws;

                  (viii) This Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Cut-Off Date Principal Balances with respect to the Initial Home Equity Loans, all monies due or to become due with respect thereto, and all proceeds of such Cut-Off Date Principal Balances with respect to the Initial Home Equity Loans; and this Agreement and the related Subsequent Transfer Agreement constitute a valid transfer and assignment to the Issuer of all right, title and interest of the Seller in and to the Subsequent Cut-off Date Principal Balances of the Subsequent Home Equity Loans, all monies due or to become due with respect thereto, and all proceeds of such Subsequent Cut-off Date Principal Balances; and such funds as are from time to time deposited in the Custodial Account (excluding any investment earnings thereon) as assets of the Trust and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Purchaser by the Seller; and

                  (ix) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially adversely affect its performance hereunder;

         (b) As to each Initial Home Equity Loan as of the Closing Date and with respect to each Subsequent Home Equity Loan as of the related Subsequent Transfer Date (except as otherwise specified below):

                  (i) The information set forth in the Home Equity Loan Schedule with respect to each Home Equity Loan or the Home Equity Loans is true and correct in all material respects as of the date or dates respecting which such information is furnished;

                  (ii) The Cut-Off Date Principal Balances or Subsequent Cut-off Date Principal Balances have not been assigned or pledged, the Seller has good title thereto and the Seller is the sole owner and holder of such Cut-Off Date Principal Balances and Subsequent Cut-off Date Principal Balances free and clear of any and all liens, encumbrances, pledges, security interests (other than, with respect to any Home Equity Loan in a second lien position, the lien of the related first mortgage) of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Home Equity Loans to sell and assign the same pursuant to this Agreement;

                  (iii) (A) The related Mortgage Note and the Mortgage have not been assigned or pledged, (B) immediately prior to the assignment of the Home Equity Loans to the Trustee the Seller has good title thereto and (C) the Seller is the sole owner and holder of the Home Equity Loan free and clear of any and all liens, encumbrances, pledges, or security interests (other than, with respect to any Home Equity Loan in a second lien position, the lien of the related first mortgage) of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Home Equity Loans to sell and assign the same pursuant to this Agreement or the related Subsequent Transfer Agreement, as applicable;

                  (iv) To the best of the Seller's knowledge, there is no valid offset, defense or counterclaim of any obligor under any Mortgage Note or Mortgage;

                  (v) To the best of the Seller's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

                  (vi) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

                  (vii) To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be liens prior or equal to, or subordinate with, the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xi);

                  (viii) As of the Cut-Off Date or related Subsequent Cut-off Date, no Home Equity Loan was 30 days or more delinquent in payment of principal or interest;

                  (ix) For each Home Equity Loan, the related Mortgage File contains or will contain, in accordance with Section 2.1(c)(ii), each of the documents and instruments specified to be included therein;

                  (x) To the best of the Seller's knowledge, the related Mortgage Note and the related Mortgage at the time it was made complied in all material respects with applicable local, state and federal laws;

                  (xi) A title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Home Equity Loan;

                  (xii) None of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

                  (xiii) As of the Cut-Off Date, no more than approximately 37.06% of the Initial Home Equity Loans, by Cut-Off Date Principal Balance, are secured by Mortgaged Properties located in California;

                  (xiv) As of the Cut-Off Date or Subsequent Cut-off Date, the Combined Loan-to-Value Ratio for each Home Equity Loan was not in excess of 125%;

                  (xv) [Reserved];

                  (xvi) The Seller has not transferred the Initial Home Equity Loans to the Purchaser or any Subsequent Home Equity Loans to the Issuer with any intent to hinder, delay or defraud any of its creditors;

                  (xvii) The Seller will submit for filing or cause to be submitted for filing UCC-1 financing statements in accordance with the terms of this Agreement;

                  (xviii) Within a loan type, and except as required by applicable law, each Mortgage Note and each Mortgage is an enforceable obligation of the related Mortgagor;

                  (xix) To the best knowledge of the Seller, the physical property subject to each Mortgage is free of material damage and is in acceptable repair;

                  (xx) The Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured by a party other than the Servicer;

                  (xxi) [Reserved];

                  (xxii) None of the Home Equity Loans is a reverse mortgage loan;

                  (xxiii) No Home Equity Loan has an original term to maturity in excess of 300 months;

                  (xxiv) All of the Home Equity Loans are fixed rate and are fully amortizing,. As of the Cut-off Date, the Loan Rates on the Home Equity Loans range between 8.250% per annum and 18.990% per annum and the weighted average Loan Rate is approximately 13.498% per annum. The weighted average remaining term to stated maturity of the Home Equity Loans as of the Cut-off Date is approximately 264 months;

                  (xxv) (A) Each Mortgaged Property consists of a single parcel of real property with a single family or an individual condominium unit; (B) With respect to the Initial Home Equity Loans
         (1) approximately 4.55% (by Cut-Off Date Principal Balance) are secured by real property improved by individual condominium, and (2) approximately 95.45% (by Cut-Off Date Principal Balance) are secured by real property with a single family residence erected thereon;

                  (xxvi) As of the Cut-Off Date, no Initial Home Equity Loan had a principal balance in excess of $150,000;

                  (xxvii) No more than approximately 99.84 % of the Initial Home Equity Loans, by aggregate Principal Balance as of the Cut-Off Date, are secured by second liens;

                  (xxviii) [Reserved];

                  (xxix) A policy of hazard insurance and flood insurance, if applicable, has been required from the Mortgagor for the Home Equity Loan when the Home Equity Loan was originated;

                  (xxx) Other than with respect to a payment default, there is no material default, breach, violation or event of acceleration existing under the terms of any Mortgage Note or Mortgage and, to the best of the Seller's knowledge, no event which, with notice and expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under the terms of any Mortgage Note or Mortgage, and no such material default, breach, violation or event of acceleration has been waived by the Seller involved in originating or servicing the related Home Equity Loan;

                  (xxxi) No instrument of release or waiver has been executed in connection with the Home Equity Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection therewith;

                  (xxxii) With respect to each Home Equity Loan secured by a second lien, either (a) no consent for such Home Equity Loan was required by the holder or holders of the related prior lien, (b) such consent has been obtained and is contained in the related Mortgage File or (c) no consent for such Home Equity Loan was required by relevant law; and

                  (xxxiii) With respect to each Home Equity Loan, to the extent permitted by applicable law, the Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Home Equity Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

         Upon discovery by the Seller or upon notice from the Purchaser, the Credit Enhancer, the Issuer, the Owner Trustee, the Indenture Trustee or the Custodian, as applicable, of a breach of any representation or warranty in paragraph (a) above that materially and adversely affects the interests of the Securityholders or the Credit Enhancer, as applicable, in any Home Equity Loan, the Seller shall, within 90 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or
(ii) to the extent that such breach is with respect to a Home Equity Loan or a Related Document, either (A) repurchase such Home Equity Loan from the Issuer at the Repurchase Price, or (B) substitute one or more Eligible Substitute Loans for such Home Equity Loan, in each case in the manner and subject to the conditions and limitations set forth below.

         Upon discovery by the Seller or upon notice from the Purchaser, the Credit Enhancer, the Issuer, the Owner Trustee, the Indenture Trustee or the Custodian, as applicable, of a breach of any representation or warranty in this paragraph (b) above with respect to any Home Equity Loan, or upon the occurrence of a Repurchase Event, that materially and adversely affects the interests of the Securityholders, the Credit Enhancer or the Purchaser in such Home Equity Loan (notice of which shall be given to the Purchaser by the Seller, if it discovers the same), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or either (i) repurchase such Home Equity Loan from the Issuer at the Repurchase Price, or (ii) substitute one or more Eligible Substitute Loans for such Home Equity Loan, in each case in the manner and subject to the conditions set forth below. The Repurchase Price for any such Home Equity Loan repurchased by the Seller shall be deposited or caused to be deposited by the Servicer into the Custodial Account.

         In the event that the Seller elects to substitute an Eligible Substitute Loan or Loans for a Deleted Loan pursuant to this Section 3.1, the Seller shall deliver to the Custodian on behalf of the Issuer, with respect to such Eligible Substitute Loan or Loans, the original Mortgage Note and all other documents and agreements as are required by Section 2.1(c), with the Mortgage Note endorsed as required by Section 2.1(c). No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be part of the Trust Estate and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date, provided that a payment at least equal to the applicable Minimum Monthly Payment for such month in respect of the Deleted Loan has been received by the Issuer. For the month of substitution, distributions to the Distribution Account pursuant to the Servicing Agreement will include the Monthly Payment due on a Deleted Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Loan. The Servicer shall amend or cause to be amended the Home Equity Loan Schedule to reflect the removal of such Deleted Loan and the substitution of the Eligible Substitute Loan or Loans and the Servicer shall deliver the amended Home Equity Loan Schedule to the Owner Trustee. Upon such substitution, the Eligible Substitute Loan or Loans shall be subject to the terms of this Agreement and the Servicing Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Loan contained herein set forth in Section 3.1(b) (other than clauses (viii), (xiii), (xiv) and (xxv)(B) thereof) as of the date of substitution, and the Seller shall be obligated to repurchase or substitute for any Eligible Substitute Loan as to which a Repurchase Event has occurred as provided herein. In connection with the substitution of one or more Eligible Substitute Loans for one or more Deleted Loans, the Servicer shall determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Note Payment Account in the month of substitution). The Seller shall deposit the amount of such shortfall into the Custodial Account on the date of substitution, without any reimbursement therefor.

         Upon receipt by the Indenture Trustee on behalf of the Issuer and the Custodian of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Loan (together with the complete related Mortgage File) and deposit of any applicable Substitution Adjustment Amount as provided above, the Custodian, on behalf of the Indenture Trustee, shall release to the Seller the related Mortgage File for the Home Equity Loan being repurchased or substituted for and the Indenture Trustee on behalf of the Issuer shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee such Home Equity Loan released pursuant hereto and thereafter such Home Equity Loan shall not be an asset of the Issuer.

         It is understood and agreed that the obligation of the Seller to cure any breach, or to repurchase or substitute for any Home Equity Loan as to which such a breach has occurred and is continuing, shall, except to the extent provided in Section 6.1 of this Agreement, constitute the sole remedy respecting such breach available to the Purchaser, the Issuer, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

         It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the respective Mortgage Files to the Issuer or the Custodian.

                                  ARTICLE IV

                              SELLER'S COVENANTS

         Section 4.1 Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder and as of any Subsequent Transfer Date that, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on any Home Equity Loan, or any interest therein. The Seller shall notify the Issuer (in the case of the Initial Home Equity Loans, as assignee of the Purchaser), of the existence of any Lien (other than as provided above) on any Home Equity Loan immediately upon discovery thereof; and the Seller shall defend the right, title and interest of the Issuer (in the case of the Initial Home Equity Loans, as assignee of the Purchaser) in, to and under the Home Equity Loans against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.1 shall be deemed to apply to any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate Proceedings.

                                  ARTICLE V

                                   SERVICING

         Section 5.1 Servicing. The Seller shall service the Home Equity Loans pursuant to the terms and conditions of the Servicing Agreement and the Program Guide and shall service the Home Equity Loans directly or through one or more sub-servicers in accordance therewith.

                                  ARTICLE VI

                         INDEMNIFICATION BY THE SELLER
                     WITH RESPECT TO THE HOME EQUITY LOANS

         Section 6.1 Indemnification with Respect to the Home Equity Loans. The Seller shall indemnify and hold harmless the Purchaser, the Issuer (with respect to the Initial Home Equity Loans, as assignee of the Purchaser) from and against any loss, liability or expense arising from any breach by the Seller of its representations and warranties in Section 3.1 of this Agreement that materially and adversely affects the Purchaser's interest in any Initial Home Equity Loan or the Issuer's interest in any Home Equity Loan or from the failure by the Seller to perform its obligations under this Agreement or any Subsequent Transfer Agreement in any material respect; provided, that the Seller shall have no obligation to indemnify the Purchaser in respect of any loss, liability or expense that arises as a result of the Purchaser's willful malfeasance, bad faith or negligence or as a result of the breach by the Purchaser of its obligations hereunder; nor shall the Seller shall have any obligation to indemnify the Issuer in respect of any loss, liability or expense that arises as a result of the Issuer's willful malfeasance, bad faith or negligence.

         Section 6.2 Limitation on Liability of the Seller. None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser or the Issuer, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Subsequent Transfer Agreement. Except as and to the extent expressly provided in the Servicing Agreement, the Seller shall not be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                 ARTICLE VII

                                  TERMINATION

         Section 7.1 Termination. The obligations and responsibilities of the parties hereto shall terminate, except for the Seller's indemnity obligations as provided herein, upon the termination of the Trust Agreement.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

         Section 8.1 Amendment. This Agreement may be amended from time to time by the parties hereto by written agreement with the prior written consent of the Credit Enhancer (which consent shall not be unreasonably withheld).

         Section 8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 8.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

         (i) if to the Seller:

                  GMAC Mortgage Corporation
                  100 Witmer Road
                  Horsham, Pennsylvania  10944

                  Attention:  Barry Bier, Senior Vice President
                  Re:   GMACM Loan Trust 1999-HLTV1;

         (ii) if to the Purchaser:

                  Bear Stearns Asset Backed Securities, Inc.
                  245 Park Avenue, 4th Floor
                  New York, New York 10167
                  Attention:  Jonathan Lieberman
                  Re:  GMACM Loan Trust 1999-HLTV1;

         (iii) if to the Indenture Trustee:

                  Norwest Bank Minnesota, National Association
                  11000 Broken Land Parkway
                  Columbia, MD 21044
                  Attention: GMACM Loan Trust 1999-HLTV1;

                  With a copy to the Indenture Trustee's Corporate Trust Office;

         (iv) if to the Issuer:

                  c/o Wilmington Trust Company, as Owner Trustee
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Re:   GMACM Loan Trust 1999-HLTV1; or

         (v) if to the Credit Enhancer:

                  Ambac Assurance Corporation
                  One State Street Plaza, 19th Floor
                  New York, NY 10004

                  Attention:  Structured Finance - Mortgage Backed Securities
                  Re:  GMACM Loan Trust 1999-HLTV1;

or, with respect to any of the foregoing Persons, at such other address as may hereafter be furnished to the other foregoing Persons in writing.

         Section 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

         Section 8.5 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

         Section 8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 8.7 Further Agreements. The parties hereto each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Section 8.8 Intention of the Parties. It is the intention of the parties hereto that the Purchaser will be purchasing on the Closing Date, and the Seller will be selling on the Closing Date, the Initial Home Equity Loans, rather than the Purchaser providing a loan to the Seller secured by the Initial Home Equity Loans on the Closing Date; and that the Issuer will be purchasing on each Subsequent Transfer Date, and the Seller will be selling on each Subsequent Transfer Date, the related Subsequent Home Equity Loans, rather than the Issuer providing a loan to the Seller secured by the related Subsequent Home Equity Loans on each Subsequent Transfer Date. Accordingly, the parties hereto each intend to treat this transaction for federal income tax purposes as (i) a sale by the Seller, and a purchase by the Purchaser, of the Initial Home Equity Loans on the Closing Date and (ii) a sale by the Seller, and a purchase by the Issuer, of the related Subsequent Home Equity Loans on each Subsequent Transfer Date. The Purchaser and the Issuer shall each have the right to review the Home Equity Loans and the Related Documents to determine the characteristics of the Home Equity Loans which will affect the federal income tax consequences of owning the Home Equity Loans, and the Seller shall cooperate with all reasonable requests made by the Purchaser or the Issuer in the course of such review.

         Section 8.9 Successors and Assigns; Assignment of This Agreement.

         (a) This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Credit Enhancer and the Purchaser (and the Issuer with respect to the transfer of any Subsequent Home Equity Loans), which consent shall be at the Purchaser's sole discretion (and the Issuer's sole discretion with respect to the transfer of any Subsequent Home Equity Loans); provided, that the Seller may assign its obligations hereunder to any Affiliate of the Seller, to any Person succeeding to the business of the Seller, to any Person into which the Seller is merged and to any Person resulting from any merger, conversion or consolidation to which the Seller is a party. The parties hereto acknowledge that (i) the Purchaser is acquiring the Initial Home Equity Loans for the purpose of contributing them to the GMACM Loan Trust 1999-HLTV1 and (ii) the Issuer is acquiring the Subsequent Home Equity Loans for the purpose of pledging the Subsequent Home Equity Loans to the Indenture Trustee for the benefit of the Noteholders and the Credit Enhancer.

         (b) As an inducement to the Purchaser and the Issuer to purchase the Initial Home Equity Loans and to the Issuer to purchase any Subsequent Home Equity Loans, the Seller acknowledges and consents to (i) the assignment by the Purchaser to the Issuer of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to the Initial Home Equity Loans transferred to the Issuer and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Issuer, (ii) the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by or on behalf of the Issuer and (iii) the Issuer's pledge of its interest in this Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Seller following an Event of Default under the Indenture. Such enforcement of a right or remedy by the Issuer, the Owner Trustee, the Credit Enhancer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser or the Issuer directly.

         Section 8.10 Survival. The representations and warranties made herein by the Seller and the provisions of Article VI hereof shall survive the purchase of the Initial Home Equity Loans hereunder and any transfer of Subsequent Home Equity Loans pursuant to this Agreement and the related Subsequent Transfer Agreement.

         Section 8.11 Third Party Beneficiary. The Credit Enhancer shall be a third party beneficiary hereof and shall be entitled to enforce the provisions of this Agreement as if a party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed to this Home Equity Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                               BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                                    as Purchaser

                               By:      ___________________________________
                                        Name:
                                        Title:

                               GMAC MORTGAGE CORPORATION,
                                    as Seller

                               By:      ___________________________________
                                        Name:
                                        Title:

                               GMACM LOAN TRUST 1999-HLTV1,
                                    as Issuer

                               By:      WILMINGTON TRUST COMPANY,
                                           not in its individual capacity but
                                           solely as Owner Trustee

                               By:      ___________________________________
                                        Name:
                                        Title:

                               NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                    as Indenture Trustee

                               By:      ___________________________________
                                        Name:
                                        Title:


                                                                     EXHIBIT 1

                           HOME EQUITY LOAN SCHEDULE

                         [TO BE PROVIDED UPON REQUEST]

                                                                     EXHIBIT 2

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT

         Pursuant to this Subsequent Transfer Agreement (the "Agreement"), dated as of __________, _____, between GMAC Mortgage Corporation, as seller (the "Seller"), and GMACM Loan Trust 1999-HLTV1, as issuer (the "Issuer"), and pursuant to the home equity loan purchase agreement dated as of September 1, 1999 (the "Home Equity Loan Purchase Agreement"), among the Seller, Bear Stearns Asset Backed Securities, Inc., as purchaser (the "Purchaser"), the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee, the Seller and the Issuer agree to the sale by the Seller and the purchase by the Issuer of the home equity loans listed on the attached Home Equity Loan Schedule (the "Subsequent Home Equity Loans").

         Capitalized terms used and not defined herein have their respective meanings as set forth in Appendix A to the Indenture dated as of September 1, 1999, between the Issuer and Norwest Bank Minnesota, National Association, as Indenture Trustee, which meanings are incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.        Sale of Subsequent Home Equity Loans.

         (a) The Seller does hereby sell, transfer, assign, set over and convey to the Issuer, without recourse, all of its right, title and interest in and to the Subsequent Home Equity Loans, and including all principal received and interest accruing on the Subsequent Home Equity Loans on and after the Subsequent Cut-off Date, and all items with respect to the Subsequent Home Equity Loans to be delivered pursuant to Section 2.2 of the Home Equity Loan Purchase Agreement; provided, however, that the Seller reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Home Equity Loans prior to the Subsequent Cut-off Date. The Seller, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Indenture Trustee each item set forth in Section 2.2 of the Home Equity Loan Purchase Agreement.

         The transfer to the Issuer by the Seller of the Subsequent Home Equity Loans identified on the Home Equity Loan Schedule shall be absolute and is intended by the parties hereto to constitute a sale by the Seller to the Issuer on the Subsequent Transfer Date of all the Seller's right, title and interest in and to the Subsequent Home Equity Loans, and other property as and to the extent described above. In the event the transactions set forth herein shall be deemed not to be a sale, the Seller hereby grants to the Issuer as of the Subsequent Transfer Date a security interest in all of the Seller's right, title and interest in, to and under the Subsequent Home Equity Loans, and such other property, to secure all of the Issuer's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements filed in the State of Delaware and the Commonwealth of Pennsylvania (which shall be submitted for filing as of the Subsequent Transfer Date), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Issuer's interests in each Subsequent Home Equity Loan and the proceeds thereof.

         (b) The expenses and costs relating to the delivery of the Subsequent Home Equity Loans, this Agreement and the Home Equity Loan Purchase Agreement shall be borne by the Seller.

         (c) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2. Representations and Warranties; Conditions Precedent.

         (a) The Seller hereby affirms the representations and warranties set forth in Section 3.1 of the Home Equity Loan Purchase Agreement that relate to the Seller or the Subsequent Home Equity Loans as of the date hereof. The Seller hereby confirms that each of the conditions set forth in Section 2.2(b) of the Home Equity Loan Purchase Agreement are satisfied as of the date hereof and further represents and warrants that each Subsequent Home Equity Loan complies with the requirements of this Agreement and Section 2.2(c) of the Home Equity Loan Purchase Agreement.

         (b) The Seller is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Instrument or by the performance of its obligations hereunder nor is it aware of any pending insolvency; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Seller prior to the date hereof.

         (c) All terms and conditions of the Home Equity Loan Purchase Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Home Equity Loan Purchase Agreement.

         Section 3. Recordation of Instrument. To the extent permitted by applicable law or a memorandum thereof if permitted under applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the related Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders' expense on direction of the Majority Noteholders or the Credit Enhancer, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or the Credit Enhancer or is necessary for the administration or servicing of the Subsequent Home Equity Loans.

         Section 4. GOVERNING LAW. THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 5. Counterparts. This Instrument may be executed in counterparts, each of which, when so executed, shall be deemed to be an original and together shall constitute one and the same instrument.

         Section 6. Successors and Assigns. This Instrument shall inure to the benefit of and be binding upon the Seller and the Issuer and their respective successors and assigns.

                              GMAC MORTGAGE CORPORATION,
                                    as Seller

                              By:      _________________________________
                                       Name:
                                       Title:

                              GMACM LOAN TRUST 1999-HLTV1,
                                   as Issuer

                              By:   WILMINGTON TRUST COMPANY, not in
                                      its individual capacity but solely
                                      in its capacity as Owner Trustee

                              By:      __________________________________
                                       Name:
                                       Title:


                                  Attachments

A.       Additional terms of sale.
B.       Schedule of Subsequent Home Equity Loans.
C.       Opinions of Seller's counsel (bankruptcy, corporate).
D.       Seller's Officer's Certificate.
E. Seller's Officer's Certificate (confirmation of Credit Enhancer approval).



                          GMACM LOAN TRUST 1999-HLTV1

             ATTACHMENT A TO FORM OF SUBSEQUENT TRANSFER AGREEMENT

                              ____________, ____

A.

         1.       Subsequent Cut-off Date:
         2.       Pricing Date:
         3.       Subsequent Transfer Date:
         4. Aggregate Principal Balance of the Subsequent Home Equity Loans as of the Subsequent Cut-off Date:

         5.       Purchase Price:                                                       100.00%

B.

         As to all Subsequent Home Equity Loans:

         1.       Longest stated term to maturity:                                       _____ months
         2.       Minimum Mortgage Rate:                                                 _____ %
         3.       Maximum Mortgage Rate:                                                 _____ %
         4.       WAC of all Subsequent Home Equity Loans:                               _____ %
         5.       WAM of all Subsequent Home Equity Loans:                               _____ %
         6.       Largest Principal Balance:                                             $________
         7.       Non-owner occupied Mortgaged Properties:                               _____ %
         8.       California zip code concentrations:                                    __% and __ %
         9.       Condominiums:                                                          _____ %
         10.      Single-family:                                                         _____ %
         11.      Weighted average term since origination:                               _____%
         12.      Principal balance of Subsequent Home Equity Loans
                  with respect to which the Mortgagor is an employee of

                  GMACM or an affiliate of GMACM:                                        $______
         13.      Number of Subsequent Home Equity Loans with respect to which the Mortgagor is an employee of

                  GMACM or an affiliate of GMACM:                                        _____


                                                                     EXHIBIT 3

                            FORM OF ADDITION NOTICE

DATE:

Norwest Bank Minnesota,                      Moody's Investors Service, Inc.
National Association                         99 Church Street
11000 Broken Land Parkway                    New York, New York 10007

Columbia, Maryland 21044

Ambac Assurance Corporation                  Wilmington Trust Company
One State Street Plaza, 17th Floor           1100 North Market Street
New York, New York 10004                     Wilmington, Delaware 19890

Standard & Poor's, a division of The McGraw-Hill
Companies, Inc.
26 Broadway
New York, New York 10004-1064

                  Re:    GMACM Loan Trust 1999-HLTV1

Ladies and Gentlemen:

         Pursuant to Section 2.2 of the home equity loan purchase agreement dated as of September 1, 1999 (the "Purchase Agreement"), among GMAC Mortgage Corporation, as Seller, Bear Stearns Asset Backed Securities, Inc., as Purchaser, GMACM Loan Trust 1999-HLTV1, as issuer, and the Seller has designated the Subsequent Home Equity Loans identified on the Home Equity Loan Schedule attached hereto to be sold to the Issuer on ________, ____, with an aggregate Principal Balance of $__________. Capitalized terms not otherwise defined herein have the meaning set forth in the Appendix A to the Indenture dated as of September 1, 1999, between the Issuer and the Indenture Trustee.

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                                   Very truly yours,

                                                   GMAC MORTGAGE CORPORATION,
                                                        as Seller

                                                   By:_________________________
                                                      Name:
                                                      Title:

ACKNOWLEDGED AND AGREED:

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION,
   as Indenture Trustee

By:_______________________________
   Name:
   Title:

                                                                  Exhibi5 10.3


                           GMAC MORTGAGE CORPORATION

                                 as Servicer,

                         GMACM LOAN TRUST 1999-HLTV1,

                                   as Issuer

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                             as Indenture Trustee

                           -------------------------

                              SERVICING AGREEMENT

                         Dated as of September 1, 1999

                           -------------------------


                               Table of Contents

                                                                                                      Page

                                   ARTICLE I

                                  Definitions

Section 1.01      Definitions............................................................................2
Section 1.02      Other Definitional Provisions..........................................................2
Section 1.03      Interest Calculations..................................................................3

                                  ARTICLE II

                        Representations and Warranties

Section 2.01      Representations and Warranties Regarding the Servicer..................................4
Section 2.02      Representations and Warranties of the Issuer...........................................5
Section 2.03      Enforcement of Representations and Warranties..........................................5

                                  ARTICLE III

               Administration and Servicing of Home Equity Loans

Section 3.01      The Servicer...........................................................................7
Section 3.02      Collection of Certain Home Equity Loan Payments........................................9
Section 3.03      Withdrawals from the Custodial Account................................................11
Section 3.04      Maintenance of Hazard Insurance; Property Protection Expenses.........................13
Section 3.05      Modification Agreements; Release or Substitution of Lien..............................14
Section 3.06      Trust Estate; Related Documents.......................................................14
Section 3.07      Realization Upon Defaulted Home Equity Loans; Loss Mitigation.........................15
Section 3.08      Issuer and Indenture Trustee to Cooperate.............................................17
Section 3.09      Servicing Compensation; Payment of Certain Expenses by
                  Servicer..............................................................................18
Section 3.10      Annual Statement as to Compliance.....................................................18
Section 3.11      Annual Servicing Report...............................................................18
Section 3.12      Access to Certain Documentation and Information Regarding the Home Equity Loans.......19
Section 3.13      Maintenance of Certain Servicing Insurance Policies...................................19
Section 3.14      Information Required by the Internal Revenue Service and Reports of
                   Foreclosures and Abandonments of Mortgaged Property.................................19
Section 3.15      Optional Repurchase of Defaulted Home Equity Loans.20
Section 3.16      Recording of Assignments..............................................................20
Section 3.17      Pre-Funding Account...................................................................20
Section 3.18      Capitalized Interest Account..........................................................22

                                  ARTICLE IV

                             Servicing Certificate

Section 4.01      Statements to Securityholders.........................................................24

                                   ARTICLE V

                   Note Payment Account and Reserve Account

Section 5.01      Note Payment Account and Reserve Account..............................................27

                                  ARTICLE VI

                                 The Servicer

Section 6.01      Liability of the Servicer.............................................................28
Section 6.02      Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.........28
Section 6.03      Limitation on Liability of the Servicer and Others....................................28
Section 6.04      Servicer Not to Resign................................................................29
Section 6.05      Delegation of Duties..................................................................29
Section 6.06      Payment of Indenture Trustee's and Owner Trustee's Fees and Expenses; Indemnification.30

                                  ARTICLE VII

                                    Default

Section 7.01      Servicing Default.....................................................................32
Section 7.02      Indenture Trustee to Act; Appointment of Successor....................................34
Section 7.03      Notification to Securityholders.......................................................35

                                 ARTICLE VIII

                           Miscellaneous Provisions

Section 8.01      Amendment.............................................................................36
Section 8.02      GOVERNING LAW.........................................................................36
Section 8.03      Notices...............................................................................36
Section 8.04      Severability of Provisions............................................................36
Section 8.05      Third-Party Beneficiaries.............................................................37
Section 8.06      Counterparts..........................................................................37
Section 8.07      Effect of Headings and Table of Contents..............................................37
Section 8.08      Termination Upon Purchase by the Servicer or Liquidation of All Home Equity
                     Loans; Partial Redemption..........................................................37
Section 8.09      Certain Matters Affecting the Indenture Trustee.......................................38
Section 8.10      Owner Trustee and Indenture Trustee Not Liable for Related Documents..................38

EXHIBIT A - HOME EQUITY LOAN SCHEDULE.................................................................A-1
EXHIBIT B - POWER OF ATTORNEY.........................................................................B-1
EXHIBIT C - FORM OF REQUEST FOR RELEASE...............................................................C-1


         This Servicing Agreement, dated as of September 1, 1999 (the "Agreement"), is among GMAC Mortgage Corporation, as servicer (the "Servicer"), the GMACM Loan Trust 1999-HLTV1, as issuer (the "Issuer"), and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee").

                                  WITNESSETH:

         WHEREAS, pursuant to the terms of the Purchase Agreement (as defined herein), GMAC Mortgage Corporation, as seller (in such capacity, the "Seller"), will sell to Bear Stearns Asset Backed Securities, Inc. ("BSABS"), as purchaser (in such capacity, the "Purchaser"), the Initial Home Equity Loans on the Closing Date, and may sell Subsequent Home Equity Loans on one or more Subsequent Transfer Dates, in each case together with the Related Documents;

         WHEREAS, BSABS, as depositor (in such capacity, the "Depositor"), will sell the Initial Home Equity Loans and assign all of its rights under the Purchase Agreement to the Issuer, together with the Related Documents on the Closing Date;

         WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue the Certificates;

         WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Notes; and

         WHEREAS, pursuant to the terms of this Agreement, the Servicer will service the Home Equity Loans directly or through one or more Subservicers.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                                  Definitions

         Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the indenture dated as of September 1, 1999 (the "Indenture"), between the Issuer and the Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02 Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control. (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; "or" shall include "and/or"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC. (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms. (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns. Section 1Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Home Equity Loan shall be made under an actuarial interest method. All calculations of interest on the Class A-1 Notes shall be made on the basis of the actual number of days in an Interest Accrual Period and a year assumed to consist of 360 days. All calculations of interest on the Class A-2 Notes shall be made on the basis of a 30-day month and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

                                  ARTICLE II

                        Representations and Warranties

         Section 2.01 Representations and Warranties Regarding the Servicer. The Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Home Equity Loans, as of the Closing
Date:

         (a) the Servicer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect (not in the ordinary course of business) on the business, properties, assets, or condition (financial or other) of the Servicer;

         (b) the Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies; (c) the Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be; (d) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Articles of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; and (e) no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Securities which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

         The foregoing representations and warranties shall survive any termination of the Servicer hereunder.

         Section 2.02 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Servicer and for the benefit of the Indenture Trustee, as pledgee of the Home Equity Loans, as of the Closing
Date:

         (a) the Issuer is a business trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

         (b) the execution and delivery by the Issuer of this Agreement and the performance by the Issuer of its obligations under this Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of limited liability companies. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

         Section 2.03 Enforcement of Representations and Warranties. The Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Home Equity Loans, or the Issuer, shall enforce the representations and warranties of the Seller pursuant to the Purchase Agreement. Upon the discovery by the Seller, the Depositor, the Servicer, the Indenture Trustee, the Credit Enhancer, the Issuer, or the Custodian of a breach of any of the representations and warranties made in the Purchase Agreement, in respect of any Home Equity Loan which materially and adversely affects the interests of the Securityholders or the Credit Enhancer, the party discovering such breach shall give prompt written notice to the other parties (the Custodian being so obligated under the Custodial Agreement). The Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Purchase Agreement, the Seller either (i) cure such breach in all material respects within 90 days from the date the Seller was notified of such breach or (ii) purchase such Home Equity Loan from the Issuer at the price and in the manner set forth in Section 3.1(b) of the Purchase Agreement; provided, that the Seller shall, subject to the conditions set forth in the Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Home Equity Loan. In the event that the Seller elects to substitute one or more Eligible Substitute Loans pursuant to Section 3.1(b) of the Purchase Agreement, the Seller shall deliver to the Issuer with respect to such Eligible Substitute Loans, the original Mortgage Note, the Mortgage, and such other documents and agreements as are required by the Purchase Agreement. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date provided a payment at least equal to the applicable Monthly Payment has been received by the Issuer for such month in respect of the Home Equity Loan to be removed. The Servicer shall amend or cause to be amended the Home Equity Loan Schedule to reflect the removal of such Home Equity Loan and the substitution of the Eligible Substitute Loans and the Servicer shall promptly deliver the amended Home Equity Loan Schedule to the Owner Trustee and Indenture Trustee.

         It is understood and agreed that the obligation of the Seller to cure such breach or purchase or substitute for such Home Equity Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Home Equity Loans, against the Seller. In connection with the purchase of or substitution for any such Home Equity Loan by the Seller, the Issuer shall assign to the Seller all of its right, title and interest in respect of the Purchase Agreement applicable to such Home Equity Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Servicer shall notify the Custodian, and the Custodian shall deliver the Mortgage Files to the Servicer, together with all relevant endorsements and assignments prepared by the Servicer that the Indenture Trustee shall execute.

                                 ARTICLE III

               Administration and Servicing of Home Equity Loans

         Section 3.01  The Servicer.

         (a) The Servicer shall service and administer the Home Equity Loans in a manner generally consistent with the terms of the Program Guide and in a manner consistent with the terms of this Agreement and that shall be normal and usual in its general mortgage servicing activities. The Servicer shall have full power and authority, acting alone or through a Subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee, as pledgee of the Home Equity Loans, for the performance of its duties and obligations hereunder in accordance with the terms hereof and the Program Guide. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Issuer and the Indenture Trustee, as pledgee of the Home Equity Loans, to execute and deliver, on behalf of itself, the Issuer, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to the Home Equity Loans and the Mortgaged Properties. The Issuer, the Indenture Trustee and the Custodian, as applicable, shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. In addition, the Servicer may, at its own discretion and on behalf of the Indenture Trustee, obtain credit information in the form of a "credit score" from a credit repository. On the Closing Date, the Indenture Trustee shall deliver to the Servicer a limited power of attorney substantially in the form of Exhibit B hereto.

         If the Mortgage did not have a Lien senior to the related Home Equity Loan on the related Mortgaged Property as of the related Cut-Off Date, then the Servicer, in such capacity, may not consent to the placing of a Lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage had a Lien senior to the related Home Equity Loan on the related Mortgaged Property as of the related Cut-Off Date, then the Servicer, in such capacity, may consent to the refinancing of such prior senior Lien, provided that the following requirements are met:

                  (i) (A) the Mortgagor's debt-to-income ratio resulting from such refinancing is less than the original debt-to-income ratio as set forth on the Home Equity Loan Schedule and, in the event that the resulting CLTV of such Home Equity Loan increases by more than 10% above the CLTV prior to such refinancing, the Servicer shall obtain the prior consent of the Credit Enhancer, which consent shall not be unreasonably withheld; provided, however, that in no instance shall the resulting CLTV of such Home Equity Loan be higher than that permitted by the Program Guide; or

                       (B) the resulting CLTV of such Home Equity
         Loan is no higher than the greater of the CLTV prior to such refinancing and 70% (or 80% for borrowers with a FICO "credit score" of 690 or higher); provided, however, if such refinanced mortgage loan is a "rate and term" mortgage loan (meaning, the Mortgagor does not receive any cash from the refinancing), the CLTV may increase to the extent of either (a) the reasonable closing costs of such refinancing or (b) any decrease in the value of the related Mortgaged Property, if the Mortgagor is in good standing as defined by the Program Guide;

                  (ii) the interest rate, or, in the case of an adjustable rate existing senior Lien, the maximum interest rate, for the loan evidencing the refinanced senior Lien is no higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior Lien immediately prior to the date of such refinancing; provided, however (a) if the loan evidencing the existing senior Lien prior to the date of refinancing has an adjustable rate and the loan evidencing the refinanced senior Lien has a fixed rate, then the current interest rate on the loan evidencing the refinanced senior Lien may be up to 2.0% higher than the then-current loan rate of the loan evidencing the existing senior Lien and (b) if the loan evidencing the existing senior Lien prior to the date of refinancing has a fixed rate and the loan evidencing the refinanced senior Lien has an adjustable rate, then the maximum interest rate on the loan evidencing the refinanced senior Lien shall be less than or equal to (x) the interest rate on the loan evidencing the existing senior Lien prior to the date of refinancing plus (y) 2.0%; and

                  (iii) the loan evidencing the refinanced senior Lien is not subject to negative amortization.

         The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         (b) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the Home Equity Loans. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Home Equity Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer and any amount actually received by such Subservicer in respect of a Home Equity Loan shall be deemed to have been received by the Servicer whether or not actually received by the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the Subservicer have agreed. With the approval of the Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. The Servicer and the Subservicer may enter into amendments to the related Subservicing Agreements; provided, however, that any such amendments shall not cause the Home Equity Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Servicer or the Subservicer, the Servicer shall either act as servicer of the related Home Equity Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Servicer's rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

         As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee, the Credit Enhancer and the Securityholders, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material adverse effect on a Home Equity Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Home Equity Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Equity Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section 3.02 Collection of Certain Home Equity Loan Payments.

         (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement and generally consistent with the Program Guide, follow such collection procedures as shall be normal and usual in its general mortgage servicing activities. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge, penalty interest or other fees which may be collected in the ordinary course of servicing a Home Equity Loan and (ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid; provided, that such arrangement is consistent with the Servicer's policies with respect to home equity mortgage loans; and provided further, that notwithstanding such arrangement, such Home Equity Loans will be included in the information regarding delinquent Home Equity Loans set forth in the Servicing Certificate. The Servicer may also extend the Due Date for payment due on a Home Equity Loan in accordance with the Program Guide; provided, however, that the Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the Lien of the related Mortgage or the interests of the Securityholders or the Credit Enhancer. Consistent with the terms of this Agreement, the Servicer may also:

         (i) waive, modify or vary any term of any Home Equity Loan;

         (ii) consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor;

         (iii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid;

         (iv) forgive any portion of the amounts contractually owed under the Home Equity Loan;

         (v) capitalize past due amounts owed under the Home Equity Loan by adding any amounts in arrearage to the existing principal balance of the Home Equity Loan (a "Capitalization Workout") which will result in an increased Monthly Payment amount, provided that: (A) the amount added to the existing principal balance of the Home Equity Loan (the "Capitalized Amount") shall be no greater than five times the Mortgagor's current Monthly Payment amount; and
(B) the Servicer shall not enter into a Capitalization Workout unless the CLTV of the Home Equity Loan prior to the Capitalization Workout equals or exceeds 80% and the Mortgagor has qualified for the Capitalization Workout under the Servicer's servicing guidelines; or

         (vi) reset the due date for the Home Equity Loan, or any combination of the foregoing;

if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Securityholders or the Credit Enhancer; provided, however, that the Servicer may not modify or permit any Subservicer to modify any Home Equity Loan (including without limitation any modification that would change the Loan Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Home Equity Loan) or extend the final maturity date of such Home Equity Loan) unless such Home Equity Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable. Notwithstanding the foregoing, any permitted extension of the final maturity date of a Home Equity Loan shall not exceed the end of the Collection Period preceding the Final Maturity Date. The general terms of any waiver, modification, postponement or indulgence with respect to any of the Home Equity Loans will be included in the Servicing Certificate, and such Home Equity Loans will not be considered "delinquent" for the purposes of the Basic Documents so long as the Mortgagor complies with the terms of such waiver, modification, postponement or indulgence.

         (b) The Servicer shall establish a Custodial Account, which shall be an Eligible Account, in which the Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Initial Home Equity Loans received by it subsequent to the Cut-Off Date or, with respect to the Subsequent Home Equity Loans, the Subsequent Cut-off Date (other than in respect of the payments referred to in the following paragraph), within one Business Day following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

          (i) all payments of principal of or interest on the Home Equity Loans received or advanced by the Servicer, net of any portion of the interest thereof retained by any Subservicer as subservicing fees;

          (ii) the aggregate Repurchase Price of the Home Equity Loans purchased by the Servicer pursuant to Section 3.15; (iii) Net Liquidation Proceeds, net of any related Foreclosure Profit;

          (iv) all proceeds of any Home Equity Loans repurchased by the Seller pursuant to the Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Loan pursuant to the Purchase Agreement;

          (v) Insurance Proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property; and

          (vi) amounts required to be paid by the Servicer pursuant to Section 8.08;

provided, however, that with respect to each Collection Period, the Servicer shall be permitted to retain from payments in respect of interest on the Home Equity Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties, payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for the notes or certificates of other series and may contain other funds respecting payments on Home Equity Loans or other mortgage loans belonging to the Servicer or serviced or serviced by it on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Home Equity Loans and shall hold all collections in the Custodial Account to the extent they represent collections on the Home Equity Loans for the benefit of the Trust, the Credit Enhancer, the Securityholders and the Indenture Trustee, as their interests may appear. The Servicer shall retain all Foreclosure Profits as additional servicing compensation.

         The Servicer, in its sole discretion, may deposit into the Custodial Account amounts representing installments of principal of or interest on Home Equity Loans that were delinquent as of the end of any Collection Period. If the Servicer makes any such advances of delinquent principal and/or interest, the Servicer shall be entitled to reimburse itself by withdrawing from the Custodial Account, as provided herein, any amounts so advanced.

         The Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Permitted Investments (including obligations of the Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which investments shall mature not later than the Business Day preceding the next succeeding Payment Date, and which investments shall not be sold or disposed of prior to maturity. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

         (c) The Servicer shall require each Subservicer to hold all funds constituting collections on the Home Equity Loans, pending remittance thereof to the Servicer, in one or more accounts meeting the requirements of an Eligible Account, and shall require all such funds to be invested in Permitted Investments, unless all such collections are remitted on a daily basis to the Servicer for deposit into the Custodial Account.

         Section 3.03 Withdrawals from the Custodial Account. The Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the Home Equity Loans for the following purposes:

         (a) on each Determination Date, the Servicer shall determine the aggregate amounts to be withdrawn from the Custodial Account and applied pursuant to Section 3.05(a) of the Indenture and, prior to the close of business on the Business Day prior to the related Payment Date, shall withdraw such amounts from the Custodial Account and deposit into the Note Payment Account to be distributed by the Paying Agent in accordance with and in the order or priority set forth in Section 3.05(a) of the Indenture for such Payment Date, in accordance with the Servicer's Certificate;

         (b) [Reserved];

         (c) to the extent deposited to the Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses, paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Home Equity Loans (other than any Repurchase Price in respect thereof) that represent late recoveries of the payments for which such advances were made, or from related Net Liquidation Proceeds or the proceeds of the purchase of such Home Equity Loan;

         (d) to pay to itself out of each payment received on account of interest on a Home Equity Loan as contemplated by Section 3.09, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any subservicing fees not previously withheld by such Subservicer;

         (e) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01;

         (f) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any Foreclosure Profits (to the extent permitted by law);

         (g) to pay to itself or the Seller, with respect to any Home Equity Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Seller, the Servicer or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

         (h) to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02;

         (i) to pay to itself, with respect to any Home Equity Loan for which it has made an advance of delinquent principal and/or interest, any previously unreimbursed advances of such amounts theretofore made to the extent of receipts of late recoveries of such payments from the related Mortgagors, out of related Net Liquidation Proceeds or the proceeds of the purchase of such Home Equity Loans; and

         (j) at its option, for as long as it is the sole Certificateholder, to pay to itself from amounts otherwise required to be remitted to the Certificate Distribution Account, all amounts payable to it as a Certificateholder on the related Payment Date.

         Since, in connection with withdrawals pursuant to clauses (c), (d),
(e), (f) and (g), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Home Equity Loan, the Servicer shall keep and maintain separate accounting, on a Home Equity Loan by Home Equity Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Agreement, the Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Agreement that the Servicer determines to be otherwise nonrecoverable (except with respect to any Home Equity Loan as to which the Repurchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Home Equity Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

         Section 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. To the extent permitted under the related Mortgage Note and Mortgage, and to the extent the Servicer receives notice that a hazard insurance policy has been cancelled, the Servicer shall cause to be maintained for each Home Equity Loan hazard insurance naming the Servicer or related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Home Equity Loan from time to time or (ii) the combined principal balance owing on such Home Equity Loan and any mortgage loan senior to such Home Equity Loan from time to time; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The Servicer shall use its best efforts to monitor that hazard insurance is maintained as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. The Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Home Equity Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Custodial Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located at any time during the life of a Home Equity Loan in a federally designated flood area, to the extent permitted under the related Mortgage Note and Mortgage, and to the extent the Servicer receives notice that the related flood insurance has been cancelled. All such flood insurance shall be in amounts equal to the lesser of (i) the amount required to compensate for any loss or damage to the related Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for such Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Servicer shall use its best efforts to monitor such flood insurance as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Home Equity Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the Home Equity Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Servicer shall be made on the last Business Day of the Collection Period in the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as servicer of the Home Equity Loans, the Servicer agrees to present, on behalf of itself, the Issuer and the Indenture Trustee, claims under any such blanket policy.

         Section 3.05 Modification Agreements; Release or Substitution of
Lien.

         (a) The Servicer or the related Subservicer, as the case may be, shall be entitled to (a) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Agreement and other comparable instruments with respect to the Home Equity Loans and with respect to the related Mortgaged Properties (and the Issuer and the Indenture Trustee each shall promptly execute any such documents on request of the Servicer) and (b) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of such Mortgaged Properties or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Home Equity Loans, that the security for, and the timely and full collectability of, such Home Equity Loans would not be adversely affected thereby. A partial release pursuant to this Section 3.05 shall be permitted only if the CLTV for the related Home Equity Loan after such partial release does not exceed the CLTV for such Home Equity Loan as of the related Cut-Off Date. Any fee collected by the Servicer or the related Subservicer for processing such request will be retained by the Servicer or such Subservicer as additional servicing compensation.

         (b) The Servicer may enter into an agreement with a Mortgagor to release the lien on the Mortgaged Property relating to a Home Equity Loan (the "Existing Lien"), if at the time of such agreement the Home Equity Loan is current in payment of principal and interest, under any of the following circumstances:

         (i) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Servicer a Mortgage on a substitute Mortgaged Property, provided that the CLTV of the Home Equity Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the CLTV prior to releasing the Existing Lien;

         (ii) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Servicer a Mortgage on a substitute Mortgaged Property, provided that: (A) the CLTV of the Home Equity Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the lesser of (1) 125% and (2) 105% of the CLTV prior to releasing the Existing Lien; and (B) the Servicer determines that at least two appropriate compensating factors are present (compensating factors may include, without limitation, an increase in the Mortgagor's monthly cash flow after debt service, the Mortgagor's debt-to-income ratio has not increased since origination, or an increase in the Mortgagor's credit score); or

         (iii) in any case in which, at the time of release of the Existing Lien, the Mortgagor does not provide the Servicer with a Mortgage on a substitute Mortgaged Property (any Home Equity Loan that becomes and remains unsecured in accordance with this subsection, an "Unsecured Loan"), provided that: (A) the Servicer shall not permit the release of an Existing Lien under this clause (iii) as to more than 100 Home Equity Loans in any calendar year; (B) at no time shall the aggregate Principal Balance of Unsecured Loans exceed 5% of the then Pool Balance; (C) the Mortgagor agrees to an automatic debit payment plan; and (D) the Servicer shall provide notice to each Rating Agency and the Credit Enhancer that has requested notice of such releases.

In connection with any Unsecured Loan, the Servicer may require the Mortgagor to enter into an agreement under which: (i) the Loan Rate may be increased effective until a substitute Mortgage meeting the criteria under (i) or (ii) above is provided; or (ii) any other provision may be made which the Servicer considers to be appropriate. Thereafter, the Servicer shall determine in its discretion whether to accept any proposed Mortgage on any substitute Mortgaged Property as security for the Home Equity Loan, and the Servicer may require the Mortgagor to agree to any further conditions which the Servicer considers appropriate in connection with such substitution, which may include a reduction of the Loan Rate (but not below the Loan Rate in effect at the Closing Date). Any Home Equity Loan as to which a Mortgage on a substitute Mortgaged Property is provided in accordance with the preceding sentence shall no longer be deemed to be an Unsecured Loan.

         Section 3.06 Trust Estate; Related Documents.

         (a) When required by the provisions of this Agreement, the Issuer or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial Agreement, as applicable, or convey the Issuer's or the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Agreement. No party relying upon an instrument executed by the Issuer or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the Issuer's or the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) If from time to time the Servicer shall deliver to the Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05, the Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Servicer do not meet the above qualifications, such documents shall promptly be returned by the Custodian to the Servicer, with a direction to the Servicer to forward the correct documentation.

         (c) Upon receipt of a Request for Release from the Servicer, substantially in the form of Exhibit C hereto, to the effect that a Home Equity Loan has been the subject of a final payment or a prepayment in full and such Home Equity Loan has been terminated or that substantially all Net Liquidation Proceeds that have been determined by the Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Home Equity Loan or, if applicable, Net Liquidation Proceeds, the Custodian shall promptly release the Related Documents to the Servicer. The Indenture Trustee shall execute such Related Documents, along with such documents as the Servicer or the related Mortgagor may request to evidence satisfaction and discharge of such Home Equity Loan, upon request of the Servicer. If from time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, the Servicer requests the Custodian to release the Related Documents and delivers to the Custodian a trust receipt reasonably satisfactory to the Custodian and signed by a Responsible Officer of the Servicer, the Custodian shall release such Related Documents to the Servicer. If such Home Equity Loans shall be liquidated and the Custodian receives a certificate from the Servicer as provided above, then, upon request of the Servicer, the Custodian shall release the trust receipt to the Servicer.

         Section 3.07 Realization Upon Defaulted Home Equity Loans; Loss Mitigation. With respect to any Home Equity Loan that comes into and continues in default, the Servicer shall decide whether to (i) foreclose upon the related Mortgaged Property, (ii) write off the unpaid Principal Balance thereof as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale, (v) permit a short refinancing, (vi) arrange for a repayment plan,
(vii) agree to a modification in accordance with this Agreement or (viii) take an unsecured note in each case subject to the rights of any related first Lien holder; provided, that in connection with the foregoing, if the Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer shall not cause the Issuer or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided, that the Servicer shall not be liable in any respect hereunder if the Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Agreement. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase the related Net Liquidation Proceeds. In the event of a determination by the Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Net Liquidation Proceeds, the Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

         Notwithstanding any provision of this Agreement, a Home Equity Loan may be deemed to be finally liquidated if substantially all amounts expected by the Servicer to be received in connection therewith have been received; provided, however, that any subsequent collections with respect to any such Home Equity Loan shall be deposited into the Custodial Account. For purposes of determining the amount of any Net Liquidation Proceeds, Insurance Proceeds or other unscheduled collections, the Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with such Home Equity Loan.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, which shall hold the same on behalf of the Issuer in accordance with Section 3.13 of the Indenture. Notwithstanding any such acquisition of title and cancellation of the related Home Equity Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Home Equity Loan held as an asset of the Issuer until such time as such property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder, so long as the related Home Equity Loan shall be considered to be an outstanding Home Equity Loan, it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note in effect at the time of any such acquisition of title before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period will remain in effect.

         Any proceeds from foreclosure proceedings or the purchase or repurchase of any Home Equity Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Net Liquidation Proceeds or Insurance Proceeds, shall be applied in the following order of priority: first, to reimburse the Servicer or the related Subservicer in accordance with this Section 3.07; second, to pay the Servicer or the related Subservicer all Servicing Fees payable therefrom; third, to pay accrued and unpaid interest on such Home Equity Loan, at the Net Loan Rate to the Payment Date on which such amounts are to be deposited in the Note Payment Account or Certificate Distribution Account; and fourth, as a recovery of principal on such Home Equity Loan. Any remaining amount shall constitute Foreclosure Profits.

         Section 3.08 Issuer and Indenture Trustee to Cooperate. On or before each Payment Date, the Servicer will notify the Indenture Trustee or the Custodian, with a copy to the Issuer, of the termination of or the payment in full and the termination of any Home Equity Loan during the preceding Collection Period. Upon receipt of payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, the Custodian shall, upon request of the Servicer and delivery to the Custodian, with a copy to the Issuer, of a Request for Release, in the form attached hereto as Exhibit C, signed by a Servicing Officer, release or cause to be released the related Mortgage File to the Servicer. The Issuer or Indenture Trustee shall promptly execute such documents, in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return such Mortgage File to the Custodian (as specified in such receipt) when the need therefor by the Servicer no longer exists, unless the Home Equity Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that specified above, such trust receipt shall be released to the Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Home Equity Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions of the Purchase Agreement, the Indenture Trustee or the Issuer shall, if so requested in writing by the Servicer, promptly execute an appropriate assignment in the form provided by the Servicer to assign such Home Equity Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of such Home Equity Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto into the Custodial Account. In the event that all delinquent payments due under any such Home Equity Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Home Equity Loan to the Indenture Trustee and return all Related Documents to the place where the related Mortgage File was being maintained.

         In connection with the Issuer's obligation to cooperate as provided in this Section 3.08 and all other provisions of this Agreement requiring the Issuer to authorize or permit any actions to be taken with respect to the Home Equity Loans, the Indenture Trustee, as pledgee of the Home Equity Loans and as assignee of record of the Home Equity Loans on behalf of the Issuer pursuant to Section 3.13 of the Indenture, expressly agrees, on behalf of the Issuer, to take all such actions on behalf of the Issuer and to promptly execute and return all instruments reasonably required by the Servicer in connection therewith; provided, that if the Servicer requests a signature of the Indenture Trustee, on behalf of the Issuer, then the Servicer shall deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 3.09 Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive the Servicing Fee in accordance with Sections 3.02 and 3.03 as compensation for its services in connection with servicing the Home Equity Loans. Moreover, late payment charges and other receipts not required to be deposited in the Custodial Account as specified in Section 3.02 shall be retained by the Servicer as additional servicing compensation. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Securityholders), including the fees and expenses of the Owner Trustee, Indenture Trustee and the Custodian, and shall not be entitled to reimbursement therefor.

         Section 3.10 Annual Statement as to Compliance.

         (a) The Servicer shall deliver to the Issuer, the Indenture Trustee, the Depositor and the Underwriter, with a copy to the Credit Enhancer, beginning March 31, 2000, and on or before March 31 of each year thereafter, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under any servicing agreements to which it is a party, including this Agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Credit Enhancer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

         Section 3.11 Annual Servicing Report. Beginning March 31, 2000, and on or before March 31 of each year thereafter, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which firm may also render other services to the Servicer) to furnish a report to the Issuer, the Indenture Trustee, the Depositor, the Underwriter, the Credit Enhancer and each Rating Agency stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.10 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of Home Equity Loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

         Section 3.12 Access to Certain Documentation and Information Regarding the Home Equity Loans. Whenever required by statute or regulation, the Servicer shall provide to the Credit Enhancer, any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Home Equity Loans. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Mortgagors, and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

         Section 3.13 Maintenance of Certain Servicing Insurance Policies. The Servicer shall, during the term of its service as servicer, maintain in force and effect (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and fidelity bond shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, for Persons performing servicing for mortgage loans purchased by such entity.

         Section 3.14 Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver all federal and state information reports with respect to the Home Equity Loans when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 1999, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (a) on behalf of the Issuer, acquired an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Home Equity Loan, or (b) knew or had reason to know that any Mortgaged Property had been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

         Section 3.15 Optional Repurchase of Defaulted Home Equity Loans.

         (a) Notwithstanding any provision in Section 3.07 to the contrary, the Servicer, at its option and in its sole discretion, may repurchase any Home Equity Loan delinquent in payment for a period of 60 days or longer for a price equal to the Repurchase Price.

         (b) The Servicer, at its option and in its sole discretion, may repurchase any Home Equity Loan for a price equal to the Repurchase Price (i) if the related Mortgage did not have a Lien senior to it as of the related Cut-Off Date, and the related Mortgagor requests the placement of a Lien on the related Mortgaged Property senior to that of such Mortgage or (ii) if the Mortgagor refinances the Lien senior to that of the related Mortgage resulting in a CLTV above the previous CLTV for such Home Equity Loan.

         Section 3.16 Recording of Assignments. If the credit rating of the parent of the Servicer is reduced to below "BBB" by Standard & Poor's or below "A3" by Moody's, the Servicer shall, within 60 days after written notification of such reduction in credit rating by Standard & Poor's, Moody's or the Credit Enhancer, the Servicer, at its own expense, shall complete and submit for recording in the appropriate public office for real property records the Assignments of Mortgage for each Home Equity Loan. While such assignment to be recorded is being recorded, the Custodian shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Custodian because of any defect therein, the Servicer shall prepare a substitute assignment or cure such defect, as the case may be, and the Servicer shall cause such assignment to be recorded in accordance with this paragraph.

         Section 3.17 Pre-Funding Account.

         (a) No later than the Closing Date, the Indenture Trustee shall establish and maintain on behalf of itself one or more segregated trust accounts, which shall be Eligible Accounts, titled "Pre-Funding Account, Norwest Bank Minnesota, National Association, as Indenture Trustee for GMACM Loan Trust 1999-HLTV1" (the "Pre-Funding Account"). On the Closing Date, the Seller shall deposit into the Pre-Funding Account an amount equal to the Original Pre-Funded Amount from the proceeds of the sale of the Securities. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Pre-Funding Account an amount equal to the aggregate Principal Balance as of the related Subsequent Cut-off Date of the Subsequent Home Equity Loans to be sold to the Trust on such Subsequent Transfer Date and purchased with funds on deposit in the Pre-Funding Account, and to pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement, in the Purchase Agreement and in the related Subsequent Transfer Agreement with respect thereto.

         (b) If the Pre-Funded Amount has not been reduced to zero at the close of business on the last Payment Date of the Pre-Funding Period, after giving effect to any withdrawal therefrom on such Payment Date, such remaining Pre-Funded Amount shall be applied as a principal distribution on the Notes in accordance with the terms of the Indenture.

         (c) The Servicer may cause the institution maintaining the Pre-Funding Account to invest any funds therein in Permitted Investments having a maturity of up to 90 days or maturing or otherwise available not later than the Business Day preceding the related Payment Date on which funds are scheduled to be withdrawn to purchase Subsequent Home Equity Loans; provided, that any investment in an obligation of the institution with which the Pre-Funding Account is maintained may mature on or before 10:30 a.m., New York time, on such Payment Date; and provided further, that no such investment may be sold or disposed of prior to maturity. Notwithstanding the foregoing, in the event investment earnings have not matured on any Payment Date, the amount of such earnings accrued as of such Payment Date shall be advanced by the Servicer for deposit into the Note Payment Account (which advance shall be reimbursed to the Servicer from such investment earnings at maturity). At any time when the Indenture Trustee is maintaining the Pre-Funding Account, any request by the Servicer to invest funds on deposit therein shall be in writing, delivered to the Indenture Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day. The Servicer shall certify that the requested investment is a Permitted Investment maturing at or prior to the time required hereby. Any such investment shall be registered in the name of the Indenture Trustee or its nominee, and to the extent that any such investment is certificated, such investment shall be maintained with the Indenture Trustee at its Corporate Trust Office. All net income or other gain received from any such investment shall be deposited into or credited to the Note Payment Account, and may be withdrawn therefrom in accordance with
Section 3.19 hereof. The amount of any net losses incurred in respect of the principal amount of any such investment shall be deposited into the Pre-Funding Account by the Servicer out of its own funds immediately as realized.

         Section 3.18 Capitalized Interest Account.

         (a) No later than the Closing Date, the Indenture Trustee shall establish and maintain on behalf of itself one or more segregated trust accounts, which shall be Eligible Accounts, titled "Capitalized Interest Account, Norwest Bank Minnesota, National Association, as Indenture Trustee for GMACM Loan Trust 1999-HLTV1" (the "Capitalized Interest Account"). The Indenture Trustee shall, promptly upon receipt, deposit in the Capitalized Interest Account and retain therein the Interest Coverage Amount. If the Indenture Trustee shall not have received an investment direction from the Seller, the Indenture Trustee shall invest funds on deposit in the Capitalized Interest Account in Permitted Investments of the kind described in clause (v) of the definition of Permitted Investments having a maturity date no later than the next succeeding Payment Date. The Servicer shall deposit into the Capitalized Interest Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. The Servicer shall be the owner of the Capitalized Interest Account and shall report all items of income, deduction, gain or loss arising therefrom.

         (b) On each Payment Date during the Pre-Funding Period and on the Payment Date immediately after the end of the Pre-Funding Period, the Indenture Trustee shall withdraw from the Capitalized Interest Account and deposit into the Note Payment Account an amount equal to the lesser of (i) the Capitalized Interest Requirement for such Payment Date and (ii) the excess, if any, of (A) the amount necessary to pay interest for the related Interest Accrual Period at the applicable Note Rate on the related Note Balances of the Notes immediately prior to such Payment Date over (B) the funds on deposit in the Note Payment Account on such Payment Date (after giving effect to all other deposits of funds into the Note Payment Account on such Payment Date other than any Policy Draw Amount pursuant to Section 3.28(a) of the Indenture).

         (c) In connection with each Subsequent Transfer Date occurring in the Pre-Funding Period, the Servicer, at its option, may recalculate the Interest Coverage Amount taking into account the amount remaining in the Pre-Funding Account following the sale of Subsequent Home Equity Loans to the Trust on such date. The recomputed Interest Coverage Amount shall be not less than the amount necessary to cover the Capitalized Interest Requirement for each remaining Payment Date in the Pre-Funding Period. With the written consent of the Credit Enhancer (which consent shall not be unreasonably withheld), on any such Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to pay to it from funds in the Capitalized Interest Account the excess of the amount on deposit therein over the recomputed Interest Coverage Amount.

         (d) Upon the earlier of (i) termination of the Trust Agreement in accordance with Section 8.01 thereof and (ii) the Payment Date following the end of the Pre-Funding Period, any amount remaining on deposit in the Capitalized Interest Account shall be withdrawn by the Indenture Trustee and paid to the Seller.

                                  ARTICLE IV

                             Servicing Certificate

         Section 4.01 Statements to Securityholders.

         (a) With respect to each Payment Date, on the Business Day following the related Determination Date, the Servicer shall forward the Servicing Certificate to the Indenture Trustee, and the Indenture Trustee, pursuant to
Section 3.26 of the Indenture, shall make available the Servicing Certificate to each Certificateholder, each Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, and the Servicing Certificate shall set forth the following information as to the Notes and Certificates, to the extent applicable:

         (i) the aggregate amount of (a) Interest Collections, (b) Principal Collections, and (c) Substitution Adjustment Amounts for such Collection Period;

         (ii) the amount of such distribution as principal to the Noteholders;

         (iii) the amount of such distribution as interest to the Noteholders;

         (iv) the Policy Draw Amount, if any, for such Payment Date and the aggregate amount of prior draws on the Policy thereunder not yet reimbursed;

         (v) the amount of such distribution to the Certificateholders;

         (vi) the aggregate Principal Balance of the Home Equity Loans as of the end of the preceding Collection Period;

         (vii) the number and aggregate Principal Balances of Home Equity Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (b) the related Mortgaged Property of which has been foreclosed upon and (c) as to which the related Mortgaged Property has become REO Property, in each case as of the end of the preceding Collection Period; provided, however, that such information shall not be provided on the statements relating to the first Payment Date;

         (viii) the amount on deposit in the Reserve Account (after giving effect to any deposits or withdrawals with respect to such Payment Date);

         (ix) the aggregate Principal Balance of all Subsequent Home Equity Loans transferred to the Issuer during the related Collection Period and subsequent to the Closing Date;

         (x) the aggregate Liquidation Loss Amounts with respect to the related Collection Period, the amount of any Liquidation Loss Distribution Amounts with respect to the Notes, and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as dollar amount and as a percentage of the aggregate Cut-Off Date Principal Balances of the Home Equity Loans;

         (xi) the aggregate Note Balance of each Class of Notes and the Certificate Balance of the Certificates after giving effect to the distribution of principal on such Payment Date;

         (xii) the amount on deposit in each of the Pre-Funding Account and the Capitalized Interest Account as of the end of the preceding Collection Period;

         (xiii) the Percentage Interest applicable to each of the Securities, after application of payments made on such Payment Date;

         (xiv) the Overcollateralization Amount immediately following such Payment Date;

         (xv) the amount of any Yield Supplement Amount paid or to be paid to the Indenture Trustee with respect to such Payment Date;

         (xvi) the amount of any payment to be made to the designee or designees of the Credit Enhancer with respect to such Payment Date pursuant to Sections 3.05(a)(iv) and 3.30 of the Indenture and the Limited Reimbursement Agreement; and

         (xvii) the weighted average (based on Principal Balance) Loan Rate for the related Collection Period net of the Servicing Fee for such Collection Period.

         In the case of information furnished pursuant to clauses (ii) and
(iii) above, the amounts shall be expressed as an aggregate dollar amount per Note or Certificate, as applicable, with a $1,000 denomination.

         If a Servicing Default shall occur, on the Business Day following the related Determination Date, the Servicer shall forward to the Indenture Trustee, and the Indenture Trustee, pursuant to Section 3.26 of the Indenture, shall forward or cause to be forwarded by mail to each Certificateholder, each Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement to such effect, including the nature of such Servicing Default. Such statement may be included in, or separate from, the regular statement made available to Securityholders.

         The Indenture Trustee will make the reports to Securityholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Securityholders and the Credit Enhancer, and other parties to the indenture via the Indenture Trustee's internet website and its fax-on-demand service. The Indenture Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The Indenture Trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website or the fax-on-demand service can be obtained by calling the Indenture Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way the reports to Securityholders are distributed in order to make such distribution more convenient and/or more accessible and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         (b) In addition, with respect to each Payment Date, on the Business Day following the related Determination Date, the Servicer shall forward to the Credit Enhancer and the Rating Agencies the following information for each Capitalization Workout entered into during the related Collection Period:

         (i) the original Home Equity Loan amount;

         (ii) the Home Equity Loan amount after the Capitalization Workout;

         (iii) the original Monthly Payment amount;

         (iv) the Monthly Payment amount after the Capitalization Workout;

         (v) the Capitalized Amount as defined in Section 3.02(a)(v) herein;

         (vi) the CLTV prior to the Capitalization Workout;

         (vii) the CLTV after the Capitalization Workout; and

         (viii) if an appraisal was used in determining the CLTV referred to in (vii) above, the type and date of appraisal.

         (c) The Servicer shall forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Servicer shall furnish a written statement to the Certificate Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account on the Business Day preceding the related Payment Date pursuant to
Section 3.03. The determination by the Servicer of such amounts shall, in the absence of obvious error, be deemed to be presumptively correct for all purposes hereunder, and the Owner Trustee and the Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer's written request, the Servicer shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

                                  ARTICLE V

                   Note Payment Account and Reserve Account

         Section 5.01 Note Payment Account and Reserve Account.

         (a) The Indenture Trustee shall establish and maintain an Eligible Account entitled "Norwest Bank Minnesota, National Association, as Indenture Trustee, for the benefit of the Securityholders, the Certificate Paying Agent and the Credit Enhancer, pursuant to the Indenture, dated as of September 1, 1999, between GMACM Loan Trust 1999-HLTV1 and Norwest Bank Minnesota, National Association" (the "Note Payment Account"). On each Payment Date, amounts on deposit in the Note Payment Account shall be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture. The Indenture Trustee may invest or cause the institution maintaining the Note Payment Account to invest the funds therein in Permitted Investments selected by the Indenture Trustee and designated in the name of the Indenture Trustee, which investments shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Note Payment Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Note Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Notes) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Note Payment Account by the Servicer out of its own funds immediately as realized.

         (b) The Indenture Trustee shall establish and maintain an Eligible Account entitled "Norwest Bank Minnesota, National Association, as Indenture Trustee, for the benefit of the Securityholders, the Certificate Paying Agent and the Credit Enhancer, pursuant to the Indenture, dated as of September 1, 1999, between GMACM Loan Trust 1999-HLTV1 and Norwest Bank Minnesota, National Association" (the "Reserve Account"). On each Payment Date, amounts on deposit in the Reserve Account shall be applied in accordance with Section 3.28(d) of the Indenture. The Indenture Trustee may invest or cause the institution maintaining the Reserve Account to invest the funds therein in Permitted Investments selected by the Servicer and designated in the name of the Indenture Trustee, which investments shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal only to the extent provided in the Indenture. The amount of any losses incurred in respect of any such investments shall be deposited in the Reserve Account by the Servicer out of its own funds immediately as realized. Unless otherwise agreed to in writing by the Credit Enhancer and the Seller, the amount required to be maintained in the Reserve Account shall be $0.

                                  ARTICLE VI

                                 The Servicer

         Section 6.01 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

         Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         The Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, that the Person accepting such assignment or delegation shall be a Person qualified to service mortgage loans, is reasonably satisfactory to the Credit Enhancer (provided, that such consent to assignment may not be unreasonably withheld), is willing to service the Home Equity Loans and executes and delivers to the Issuer (with a copy to the Credit Enhancer) an agreement, in form and substance reasonably satisfactory to the Credit Enhancer, that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; and provided further, that no Rating Event will occur as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), if determined without regard to the Policy; and provided further, that the Owner Trustee shall receive an Opinion of Counsel to the effect that such assignment or delegation will not cause the Issuer to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes.

         Section 6.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Home Equity Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement, the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. The Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

         Section 6.04 Servicer Not to Resign. Subject to the provisions of
Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (b) upon satisfaction of the following conditions:
(i) the Servicer shall have proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer, the Indenture Trustee and the Credit Enhancer; (ii) each Rating Agency shall have delivered a letter to the Issuer, the Credit Enhancer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not cause a Rating Event, if determined without regard to the Policy; and (iii) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the Issuer and the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (a) above, the Indenture Trustee, as pledgee of the Home Equity Loans, shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Home Equity Loans, shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Credit Enhancer.

         Section 6.05 Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, that agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

         Section 6.06 Payment of Indenture Trustee's and Owner Trustee's Fees and Expenses; Indemnification.

         (a) After the Closing Date, the Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith. In addition, the Indenture Trustee shall be entitled to be reimbursed from the Servicer for all reasonable costs associated with the transfer of servicing from the predecessor servicer pursuant to Section
7.02 hereunder, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Home Equity Loans properly and effectively.

         (b) The Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending the Indenture Trustee or the Owner Trustee, as the case may be, against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document; provided that:

         (i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Servicer written notice thereof promptly after the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

         (ii) while maintaining control over its own defense, the Issuer, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Servicer in preparing such defense; and

         (iii) notwithstanding anything in this Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Servicer.

No termination of this Agreement shall affect the obligations created by this
Section 6.06 of the Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Agreement.

                                 ARTICLE VII

                                    Default

         Section 7.01 Servicing Default.

         (a) If any one of the following events (each, a "Servicing Default") shall occur and be continuing:

         (i) any failure by the Servicer to deposit in the Custodial Account, the Note Payment Account or the Certificate Distribution Account any deposit required to be made under the terms of this Agreement that continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Issuer or the Indenture Trustee, or to the Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer;

         (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Securities or in this Agreement, which failure, in each case, materially and adversely affects the interests of the Securityholders or the Credit Enhancer, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Issuer or the Indenture Trustee, or to the Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer;

         (iii) the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (iv) the Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, and in every such case, so long as a Servicing Default shall not have been remedied by the Servicer, either the Issuer, the Indenture Trustee (with the consent of the Credit Enhancer) or the Credit Enhancer, by notice then given in writing to the Servicer, the Issuer and the Indenture Trustee, may terminate all of the rights and obligations of the Servicer as servicer under this Agreement other than its right to receive servicing compensation and expenses for servicing the Home Equity Loans hereunder during any period prior to the date of such termination, and the Issuer, the Credit Enhancer or the Indenture Trustee (with the consent of the Credit Enhancer), may exercise any and all other remedies available at law or equity. Any such notice to the Servicer shall also be given to each Rating Agency, the Credit Enhancer and the Issuer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities or the Home Equity Loans or otherwise, shall pass to and be vested in the Indenture Trustee, as pledgee of the Home Equity Loans, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Home Equity Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Issuer, the Credit Enhancer and Indenture Trustee, as the case may be, in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Home Equity Loans that shall at the time be held by the Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Servicer in the Custodial Account or thereafter received by the Servicer with respect to the Home Equity Loans. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

         (b) Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a payment on a Home Equity Loan which was due prior to the notice terminating the Servicer's rights and obligations hereunder and received after such notice, that portion to which the Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Servicing Fee in respect thereof, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Notwithstanding the foregoing, a delay in or failure of performance under paragraph 7.01(a)(i) or (ii) above, after the applicable grace periods specified therein, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement. The Servicer shall provide the Indenture Trustee, the Credit Enhancer and the Securityholders with notice of any such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee, the Credit Enhancer and the Issuer in writing of any Servicing Default.

         Section 7.02 Indenture Trustee to Act; Appointment of Successor.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee as pledgee of the Home Equity Loans shall itself become, or shall appoint an affiliate of the Indenture Trustee to become, the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of the Servicer to make advances on Home Equity Loans under Section 3.02(b) and will be subject to all other responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof as soon as practicable, but in no event later than 90 days after the Indenture Trustee becomes successor Servicer. Nothing in this Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Servicer in its capacity as Seller under the Purchase Agreement, (ii) be responsible or accountable for any act or omission of the Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Servicer, to purchase, repurchase or substitute any Home Equity Loan, (iv) fund any losses on any Permitted Investment directed by any other Servicer, or (v) be responsible for the representations and warranties of the Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the foregoing, if the Indenture Trustee is (x) unwilling to act as successor Servicer itself, or to appoint an affiliate of the Indenture Trustee to become the successor Servicer, or (y) legally unable so to act, the Indenture Trustee as pledgee of the Home Equity Loans may (in the situation described in clause (x)) or shall (in the situation described in clause (y)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that any such successor Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided further, that the appointment of any such successor Servicer will not result in a Rating Event, if determined without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall itself act or appoint an affiliate to act in such capacity as provided above. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Home Equity Loans in an amount equal to the compensation that the Servicer would otherwise have received pursuant to Section 3.09 (or such other compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including the obligation to purchase Home Equity Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.04 or to indemnify the Indenture Trustee pursuant to Section 6.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Notwithstanding the foregoing, the Indenture Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

         (b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during its term as Servicer (i) continue to service and administer the Home Equity Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13 and (iii) be bound by the terms of the Insurance Agreement.

         (c) Any successor Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

         Section 7.03 Notification to Securityholders. Upon any termination of or appointment of a successor to the Servicer pursuant to this Article VII or
Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Credit Enhancer, the Issuer and each Rating Agency.


                                 ARTICLE VIII

                           Miscellaneous Provisions

         Section 8.01 Amendment. This Agreement may be amended from time to time by the parties hereto; provided, that any such amendment shall be accompanied by a letter from each Rating Agency to the effect that such amendment will not result in a Rating Event, if determined without regard to the Policy; and provided further, that the Credit Enhancer and the Indenture Trustee shall consent thereto.

         Section 8.02 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 8.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Servicer, 100 Witmer Road, Horsham, Pennsylvania 19044, Attention: Anthony Renzi, (b) in the case of the Credit Enhancer, Ambac Assurance Corporation, One State Street Plaza, 19th Floor, New York, New York 10004: Attention: Structured Finance - Mortgage Backed Securities, (c) in the case of Moody's, Home Home Equity Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10001, (d) in the case of Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, (e) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Norma Closs and (f) in the case of the Issuer, GMACM Loan Trust 1999-HLTV1, c/o the Owner Trustee at the address set forth in clause (e) above, and (g) in the case of the Indenture Trustee, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Corporate Trust, with a copy to the Indenture Trustee's Corporate Trust Office; or, with respect to each of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other foregoing Persons. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Note Register or Certificate Register, as the case may be. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the related Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation, and the Indenture Trustee shall have no liability for failure to deliver any such notice or document to any Rating Agency.

         Section 8.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Securities or the rights of the Securityholders.

         Section 8.05 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Credit Enhancer, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

         Section 8.06 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 8.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 8.08 Termination Upon Purchase by the Servicer or Liquidation of All Home Equity Loans.

         (a) The respective obligations and responsibilities of the Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

         (i) the date on or before which the Indenture or the Trust Agreement is terminated, or

         (ii) the purchase by the Servicer from the Issuer of all Home Equity Loans and REO Property if the aggregate Pool Balance (after applying payments received in the related Collection Period) as of any date is less than 10% of the sum of (a) the aggregate Principal Balance of the Initial Home Equity Loans as of the Cut-Off Date and (b) the Pre-Funded Amount as of the Closing Date (provided that a draw on the Policy would not occur as a result of such purchase), at a price equal to 100% of the aggregate unpaid Principal Balance of all such remaining Home Equity Loans (and, in the case of REO Property, the unpaid Principal Balance of the related mortgage loan), plus accrued and unpaid interest thereon at the weighted average of the Loan Rates thereon up to the date preceding the Payment Date on which such amounts are to be distributed to the Securityholders, plus any amounts due and owing to the Credit Enhancer under the Insurance Agreement (and any unpaid Servicing Fee shall be deemed to have been paid at such time) plus any Interest Carry-Forward Amount and interest owed thereon to the Noteholders.

If such right is exercised by the Servicer, the Servicer shall deposit the amount calculated pursuant to clause (ii) above with the Indenture Trustee pursuant to Section 4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Servicer, the files pertaining to the Home Equity Loans being purchased.

         (b) The Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the related Home Equity Loans are to be released to the Servicer, appropriate documents assigning each such Home Equity Loans from the Indenture Trustee or the Issuer to the Servicer or the appropriate party.

         (c) The Servicer shall give the Indenture Trustee not less than seven Business Days' prior written notice of the Payment Date on which the Servicer anticipates that the final distribution will be made to Noteholders. Notice of any termination, specifying the anticipated Final Maturity Date or other Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Indenture Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Servicer to the Indenture Trustee specifying:

         (i) the anticipated Final Maturity Date or other Payment Date upon which final payment of the Notes is anticipated to be made upon presentation and surrender of Notes at the office or agency of the Indenture Trustee therein designated; and

         (ii) the amount of any such final payment, if known.

         Section 8.09 Certain Matters Affecting the Indenture Trustee. For all purposes of this Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

         Section 8.10 Owner Trustee and Indenture Trustee Not Liable for Related Documents. The recitals contained herein shall be taken as the statements of the Servicer, and the Owner Trustee and Indenture Trustee assume no responsibility for the correctness thereof. The Owner Trustee and Indenture Trustee make no representations as to the validity or sufficiency of this Agreement, of any Basic Document or Related Document, or of the Certificates (other than the signatures of the Owner Trustee and Indenture Trustee on the Certificates) or the Notes. The Owner Trustee and Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under any Basic Document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

         IN WITNESS WHEREOF, the Servicer, the Issuer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                            GMAC MORTGAGE CORPORATION,
                              as Servicer


                            By:________________________________
                                     Name:
                                     Title:


                            GMACM LOAN TRUST 1999-HLTV1,
                                as Issuer

                            By:      Wilmington Trust Company, not in
                                     its individual capacity but solely
                                     as Owner Trustee


                            By:________________________________
                                     Name:
                                     Title:


                            NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                              as Indenture Trustee


                            By:_______________________________
                                     Name:
                                     Title:


                                                                    EXHIBIT A

                           HOME EQUITY LOAN SCHEDULE

                                                                    EXHIBIT B

                           LIMITED POWER OF ATTORNEY

                        KNOW ALL MEN BY THESE PREMISES:

         That Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"), under the indenture dated as of September 1, 1999 (the "Indenture"), between GMACM Loan Trust 1999-HLTV1 and the Indenture Trustee, a national banking association organized and existing under the laws of the United States of America, and having its principal office located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, hath made, constituted and appointed, and does by these presents make, constitute and appoint GMAC Mortgage Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the Mortgages securing a Home Equity Loan and the related Mortgage Notes for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of such Mortgage Note secured by any such Mortgage) and for which GMAC Mortgage Corporation is acting as Servicer pursuant to a Servicing Agreement dated as of September 1, 1999 (the "Servicing Agreement").

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage, where said modification or re-recording is for the purpose of correcting the Mortgage to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the Lien of the Mortgage as insured.

2. The subordination of the Lien of a Mortgage to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

     a. The substitution of trustee(s) serving under a Mortgage, in accordance with state law and the Mortgage;

     b.  Statements of breach or non-performance;

     c.  Notices of default;

     d. Cancellations/rescissions of notices of default and/or notices of sale;

     e.  The taking of a deed in lieu of foreclosure; and

     f. Such other documents and actions as may be necessary under the terms of the Mortgage or state law to expeditiously complete said transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.   The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7. The assignment of any Mortgage and the related Mortgage Note, in connection with the repurchase of the Home Equity Loan secured and evidenced thereby.

8. The full assignment of a Mortgage upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

9. The modification or re-recording of a Mortgage, where said modification or re-recording is for the purpose of any modification pursuant to
     Section 3.01 of the Servicing Agreement.

10. The subordination of the Lien of a Mortgage, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

         The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

         Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

         Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                            not in its individual capacity
                                            but solely as Indenture Trustee

                                       By:_______________________
                                               Name:
                                               Title:

STATE OF                   )
                            SS.
COUNTY OF                  )

         On this 23rd day of September, 1999, before me the undersigned, Notary Public of said State, personally appeared _____________________, personally known to me to be duly authorized officers of Norwest Bank Minnesota, National Association that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of Norwest Bank Minnesota, National Association therein named, and acknowledged to me such Norwest Bank Minnesota, National Association executed the within instrument pursuant to its by-laws.

                                    WITNESS my hand and official seal.



                                    Notary Public in and for the
                                    State of __________________________

After recording, please mail to:




Attn:

                                                                  EXHIBIT C

                          FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Home Equity Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:

Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)      Home Equity Loan Prepaid in Full
                                               Home Equity Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."



________________________________
GMAC Mortgage Corporation
Authorized Signature

******************************************************************
TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

       Enclosed Documents:                [  ]     Mortgage Note
                                          [  ]     Mortgage or Deed of Trust
                                          [  ]     Assignment(s) of Mortgage or
                                                    Deed of Trust
                                          [  ]     Title Insurance Policy
                                          [  ]     Other:  ____________________


Name

Title

Date

                                                                  Exhibit 10.4


Ambac                                          Ambac Assurance Corporation
Certificate Guaranty Insurance Policy          c/o CT Corporation Systems
                                               44 East Mifflin Street, Madison, Wisconsin 53703
                                               Administrative Office:
                                               One State Street Plaza, New York, New York 10004
                                               Telephone:  212) 668-0340

Insured Obligations:                             Policy Number:

GMACM Loan Trust 1999-HLTV1                      AB0293BE
Loan-Backed Term Notes,
Series 1999-HLTV1

                                                 Premium:

                                                 As specified in the endorsement
                                                 attached hereto.

Ambac Assurance Corporation (Ambac) A Wisconsin Stock Insurance Company in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such payments to the Trustee from its own funds on the later of
(a) one (1) Business Day following notification of Ambac of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by Ambac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment,including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.


President                                     Secretary


Effective Date:  September 23, 1999           Authorized Representative

                                                                EXECUTED VERSION
                                                                ================

               CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming                           Effective Date of Endorsement:
part of Policy No. AB0293BE                                   September 23, 1999
issued to:


Norwest Bank Minnesota, National Association, as Indenture Trustee on behalf of GMACM Loan
Trust 1999-HLTV1, and for the benefit of the Holders of the Notes issued by GMACM Loan
Trust 1999-HLTV1

     For all purposes of this Policy, the following terms shall have the following meanings:

     "Due for Payment" shall mean the Payment Date on which Insured Amounts are due.

     "Final Payment Date" shall mean the Payment Date in November 2025.

     "First Payment Date" shall mean October 18, 1999.

     "Indenture" shall mean the Indenture, dated as of September 1, 1999, between GMACM Loan Trust 1999-HLTV1, as Issuer, and Norwest Bank Minnesota, National Association, as Indenture Trustee, as such Indenture may be amended, modified or supplemented from time to time as set forth in the Indenture.

     "Indenture Trustee" shall mean Norwest Bank Minnesota National Association, or its successor-in-interest, in its capacity as indenture trustee under the Indenture, or if any successor indenture trustee or any co-indenture trustee shall be appointed as provided therein, then "Indenture Trustee" shall also mean such successor indenture trustee or such co-indenture trustee, as the case may be, subject to the provisions thereof.

     "Insurance Agreement" shall mean the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time), dated as of September 23, 1999, by and among the Insurer, GMAC Mortgage Corporation, as Seller and Servicer, the Depositor, the Issuer and Norwest Bank Minnesota, National Association, as Indenture Trustee.

     "Insurance Draw Amount" (1) shall mean, with respect to any Payment Date (other than the Final Payment Date), the sum of (x) the amount by which accrued interest on the Notes at the respective Note Rate on such Payment Date (exclusive of any Relief Act Shortfalls) exceeds the amount on deposit in the Note Payment Account available for interest distributions on such Payment Date and (y) any Liquidation Loss Amount to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Overcollateralization Amount and (2) shall mean, with respect to the Final Payment Date, the amount by which the Note Balance of the Notes, together with interest on the Notes at the respective Note Rate during the related Interest Period (exclusive of any Relief Act Shortfalls), exceeds the payments otherwise available to be made to the Holders thereof on the Final Payment Date. For purposes of calculating the Insurance Draw Amount, amounts in the Note Payment Account available for interest distributions on any Payment Date shall be deemed to include all amounts in the Note Payment Account for such Payment Date, other than the Principal Distribution Amount and the Liquidation Loss Distribution Amount (if any) distributed thereon. Any Relief Act Shortfalls shall not be included in an Insurance Draw Amount.

     "Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

     "Insured Amounts" shall mean, with respect to any Payment Date, the Insurance Draw Amount for such Payment Date and shall mean, with respect to the Final Payment Date, the Insurance Draw Amount for the Final Payment Date.

     "Insured Payments" shall mean, with respect to any Payment Date, the aggregate amount actually paid by the Insurer to the Indenture Trustee in respect of Insured Amounts for such Payment Date.

     "Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Insurance Policy.

     "Late Payment Rate" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), and (ii) the then applicable highest rate of interest on any of the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any Payment Date.

     "Nonpayment" shall mean, with respect to any Payment Date or with respect to the Dissolution Payment Date, an Insurance Draw Amount owing in respect of such Payment Date or Dissolution Payment Date.

     "Note Payment Account" shall mean the account created and maintained with the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to Section 3.01 of the Indenture.

     "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

     "Payment Date" shall mean the 18th day of each month (or if such 18th day is not a Business Day, the first Business Day immediately following) beginning with the First Payment Date.

     "Reimbursement Amount" shall mean, as to any Payment Date, the sum of
(x)(i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date pursuant to Section
3.05(a) of the Indenture, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments, and (y)(i) any other amounts then due and owing to the Insurer under the Insurance Agreement, but for which the Insurer has not been reimbursed prior to such Payment Date pursuant to Section 3.05(a) of the Indenture plus (ii) interest on such amounts at the Late Payment Date.

     "Trustee" shall mean, for the purposes of the Policy, the Indenture
Trustee.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (including Appendix A thereto).

     The Insurer hereby agrees that if, as of any Payment Date, it has become subrogated to the rights of Holders by virture of a previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Payment Date can be made. In so doing the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Indenture.

     As provided by the Policy, the Insurer will pay any amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Insured Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     The terms and provisions of the Indenture constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

     A premium will be payable on this Policy on each Payment Date as provided in Section 3.05(a) of the Indenture, beginning with the First Payment Date, in the amount specified in Section 3.02(c) of the Insurance Agreement.

     The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer. The Policy is further hereby amended, to the extent necessary, to clarify that the reference to "loss of any prepayment or any other acceleration payment" in the fourth paragraph of the face of the Policy does not refer to that portion of any shortfall, if any, in interest on any Mortgage Loan in any month in which such Mortgage Loan is paid prior to its stated maturity.

     Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

     This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

     IN WITNESS WHEREOF, the Insurer has caused this Endorsement to the Policy to be signed by its duly authorized officers.

First Vice President                                   Assistant Secretary


______________________________                         _______________________


                                   EXHIBIT A
                 TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                             Policy No. AB0293BE

                       NOTICE OF NONPAYMENT AND DEMAND
                        FOR PAYMENT OF INSURED AMOUNTS

                                                  Date:  [            ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004
Attention:  General Counsel

     Reference if made to Certificate Guaranty Insurance Policy No. AB0293BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Indenture (including Appendix A thereto), as the case may be, unless the context otherwise requires.

     1.   The Indenture Trustee hereby certifies as follows:

     2. The Indenture Trustee is the Indenture Trustee under the Indenture for the Noteholders.

     3.   The relevant Payment Date or Final Payment Date is [date].

     4. Payment on the Notes in respect of the Payment Date is due to be received on ________________________ under the Servicing Agreement and the Indenture, in an amount equal to $__________________.

     [4. The amount to be paid to the Holders of the Notes on the Final Pay-ment Date is $________________.]

     5. There is an Insurance Draw Amount of $__________________ in respect of the Notes, which amount is an Insured Amount pursuant to the terms of the Policy.

     6.   The sum of $_______________ is the Insured Amount that is Due For
          Payment.

     7. The Indenture Trustee has not heretofore made a demand for the Insured Amount in respect of the Payment Date.

     8. The Indenture Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:
          __________________________ Indenture Trustee's account number.

     9. The Indenture Trustee hereby agrees that, following receipt of the Insured Amount from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Notes when due; (b) not apply such funds for any other purpose;
          (c) deposit such funds to the Note Payment Account and not commingle such funds with other funds held by the Indenture Trustee and (d) maintain an accurate record of such payments with respect to the Notes and the corresponding claim on the Policy and proceeds thereof.


                                        By:______________________________
                                                  Indenture Trustee

                                        Title:___________________________
                                                       (Officer)